Exhibit 10.1

EXECUTION VERSION

FINANCING AGREEMENT

among

FUELCELL ENERGY OPCO FINANCE 1, LLC,
a Delaware limited liability company,
as Borrower

THE LENDERS PARTY HERETO

THE LC ISSUING BANKS PARTY HERETO

INVESTEC BANK PLC,
as Administrative Agent

and

INVESTEC BANK PLC,
as Collateral Agent

May 19, 2023

INVESTEC INC.,
as Coordinating Lead Arranger and Sole Bookrunner

BANK OF MONTREAL,
as Mandated Lead Arranger

i

4.3	Enforceability; Enforceability of Liens	43
4.4	ERISA	43
4.5	Taxes	43
4.6	Business, Debt, Contracts, Etc.	46
4.7	Partnerships and Joint Ventures	46
4.8	Filings	46
4.9	Investment Company, Holding Company Act; PUHCA	46
4.10	Governmental Regulation	46
4.11	Regulations T, U and X	48
4.12	No Pending or Threatened Proceedings	48
4.13	Compliance with Legal Requirements; Material Project Documents	48
4.14	No Default	48
4.15	Permits	48
4.16	Existing Defaults	49
4.17	Insurance	49
4.18	Environmental Matters	49
4.19	Title and Liens	50
4.20	Utilities	51
4.21	Disclosure	51
4.22	Sufficiency of Material Project Documents	51
4.23	Budget and Projections	51
4.24	Intellectual Property	51
4.25	United States Person	52
4.26	Project Not in Flood Zone	52
4.27	OFAC; Sanctions, Anti-Terrorism	52
4.28	No Material Adverse Effect; No Cash Diversion Event	54
4.29	Financial Statements	54
4.30	Solvency	54
Article 5 COVENANTS OF BORROWER		54
5.1	Reporting Requirements	54
5.2	Existence, Conduct of Business, Properties, Etc	58
5.3	Maintenance of Title	59
5.4	Compliance with Legal Requirements; Etc	59

5.5	Insurance; Events of Loss	59
5.6	Taxes	60
5.7	Books and Records	60
5.8	Use of Proceeds	61
5.9	Maintenance of Lien	61
5.10	Prohibition of Fundamental Changes; Sale of Assets, Etc.	61
5.11	Restricted Payments	62
5.12	Liens	63
5.13	Indebtedness	63
5.14	Contingent Liabilities	63
5.15	Investments	63
5.16	Payments	64
5.17	Nature of Business	64
5.18	Material Project Documents; Acquisition Documents; Etc.	64
5.19	Transactions With Affiliates	65
5.20	ERISA	65
5.21	Energy Regulation	65
5.22	No Distribution	66
5.23	Yaphank Gas Agreement	66
5.24	Proposed Operating Budget	66
5.25	Certain Approvals under the Yaphank Project Holdco LLC Agreement	67
5.26	Separateness Provisions	67
5.27	Financial Covenant	67
5.28	Periodic Inspections	67
5.29	OFAC	68
5.30	Anti-Terrorism Laws	68
5.31	Operation of Projects	68
5.32	Recapture	68
5.33	Subsidiary Distribution	69
5.34	Speculative Transactions	68
5.35	Class A Member Membership Interests	69
5.36	Post-Closing	69

Article 6 [RESERVED]		69
Article 7 APPLICATION OF FUNDS		69
7.1	Project Accounts	69
7.2	Dominion and Control	69
Article 8 EVENTS OF DEFAULT; REMEDIES		70
8.1	Failure to Make Payments	70
8.2	Judgments	70
8.3	Misstatements	70
8.4	Bankruptcy; Insolvency	71
8.5	Cross Default	71
8.6	ERISA	72
8.7	Breach of Project Documents	72
8.8	Breach of Terms of Agreement	73
8.9	Breach of Financing Documents	74
8.10	Security	74
8.11	Loss of Applicable Permits	74
8.12	Change of Control	74
8.13	Remedies	75
Article 9 ADMINISTRATIVE AGENT; SUBSTITUTION		76
9.1	Appointment, Powers and Immunities	76
9.2	Exculpatory Provisions	79
9.3	Reliance by Administrative Agent	80
9.4	Non-Reliance	80
9.5	Defaults	81
9.6	Indemnification	81
9.7	Successor Agents	82
9.8	Authorization	83
9.9	Other Rights and Power of Administrative Agent	83
9.10	Amendments	83
9.11	Withholding Tax	84
9.12	General Provision as to Payments	85
9.13	Substitution of a Lender	85
9.14	Participations	86

9.15	Assignments; Transfer of Commitments	87
9.16	Laws	88
9.17	Assignability to Federal Reserve Bank	88
9.18	Response to Borrower Requests	89
9.19	Flood Law Compliance Policies	89
9.20	Erroneous Payments	89
Article 10 INDEPENDENT CONSULTANTS		93
10.1	Removal and Fees	93
10.2	Duties	93
10.3	Additional Documents	93
Article 11 MISCELLANEOUS		94
11.1	Addresses	94
11.2	Additional Security; Right to Set-Off	95
11.3	Delay and Waiver	95
11.4	Costs, Expenses and Attorneys’ Fees; Syndication	96
11.5	Entire Agreement	97
11.6	Governing Law	97
11.7	Severability	97
11.8	Headings	98
11.9	Accounting Terms	98
11.10	No Partnership, Etc	98
11.11	Collateral Documents	98
11.12	Limitation on Liability	98
11.13	Waiver of Jury Trial	99
11.14	Consent to Jurisdiction	99
11.15	Usury	99
11.16	Successors and Assigns	100
11.17	Counterparts	100
11.18	USA PATRIOT Act Compliance	100

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INDEX OF EXHIBITS

Exhibit A	Definitions and Rules of Interpretation

Notes and Letters of Credit

Exhibit B-1	Form of Term Loan Note
Exhibit B-2	Form of LC Loan Note
Exhibit B-3	Form of DSR Letter of Credit

Exhibit C	Assignment and Assumption

Loan Disbursement Procedures

Exhibit D-1	Form of Notice of Borrowing
Exhibit D-2	[Reserved]
Exhibit D-3	Form of Notice of Conversion or Continuation of Loan
Exhibit D-4	Form of Notice of LC Activity

Security Related Documents

Exhibit E-1	Form of Riverside PPA Consent
Exhibit E-2	Form of Santa Rita PPA Consent

Covenant Related Documents

Exhibit F	Restricted Payment Certificate

Closing Certificates

Exhibit G-1	Form of Independent Engineer’s Reliance Letter
Exhibit G-2	Form of Insurance Consultant’s Reliance Letter
Exhibit G-3	Form of Foley Opinion

Project Specific Exhibits

Exhibit H-1	Environmental Reports
Exhibit H-2	Interconnection Agreements

Other

Exhibit I	Lenders/Lending Offices
Exhibit J	Amortization Schedule
Exhibit K	Daily Compounded SOFR Rate Formula

INDEX OF SCHEDULES

Schedule I	Schedule of Lender Proportionate Shares
Schedule II	Schedule of Project Companies and Addresses
Schedule III	Knowledge Parties
Schedule IV	Closing Date Stipulated Values
Schedule 4.1(f)	Ownership and Organizational Chart
Schedule 4.12	No Pending or Threatened Proceedings
Schedule 4.15(a)	Project Permits
Schedule 4.15(d)	Project Permits Violations
Schedule 4.18	Above Ground Tanks
Schedule 5.5	Insurance
Schedule 5.8(a)	Use of Proceeds – Debt
Schedule 5.8(b)	Use of Proceeds – Capital Expenditure Reserve Account

FINANCING AGREEMENT

This FINANCING AGREEMENT (this “Agreement”) is dated as of May 19, 2023, among FuelCell Energy Opco Finance 1, LLC, a Delaware limited liability company (“Borrower”), the lenders from time to time party hereto (collectively, the “Lenders”), the issuing banks from time to time party hereto (collectively, the “LC Issuing Banks”), and Investec Bank plc, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

RECITALS

A.      Sponsor is the one-hundred percent (100%) direct owner of Member.

B.       Member is the one-hundred percent (100%) direct owner of Borrower.

C.       Borrower is the owner of all of the issued and outstanding membership interests of each of the Project Companies other than the Yaphank Project Company.

D.       Borrower is the one-hundred percent (100%) direct owner of the Class B Member, which is the one-hundred percent (100%) direct owner of the Class B Membership Interests in the Yaphank Project Holdco, which is the one-hundred percent (100%) direct owner of the Yaphank Project Company.

E.       The Project Companies operate and own 100% of their respective Projects as set forth on Schedule 4.1.

F.       Borrower has requested that (i) the Lenders provide a senior secured term loan facility and (ii) the LC Issuing Banks provide a letter of credit facility, in each case, in connection with the ownership, operation and maintenance of the Projects.

G.       The Lenders are willing to make such loans, and the LC Issuing Banks are willing to issue certain letters of credit, upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

1.1               Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement (including the recitals) and its exhibits and schedules shall have the meanings given in Exhibit A.

1.2               Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Financing Documents.

1.3               Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.4               Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Compounded SOFR, Adjusted Daily Compounded SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as Daily Compounded SOFR, Adjusted Daily Compounded SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Daily Compounded SOFR, Adjusted Daily Compounded SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Daily Compounded SOFR, Adjusted Daily Compounded SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article 2
THE CREDIT FACILITIES

2.1               Term Loan Facility.

(a)            Term Loan Funding. Subject to the terms and conditions set forth in Section 3.1 and Section 3.2, on the Term Loan Funding Date, each Lender severally agrees to advance to Borrower, on the Term Loan Funding Date (a “Borrowing”), a term loan (each a “Term Loan” and collectively the “Term Loans”). The Term Loans shall be in an aggregate principal amount not to exceed the Term Loan Commitment of all Lenders (the “Term Loan Facility”).

(b)           Notice of Borrowing. Prior to the Term Loan Funding Date, Borrower shall request the Term Loans by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit D-1, appropriately completed (a “Notice of Borrowing”), which specifies, among other things:

(i)               That the Borrowing will consist of Term Loans;

(ii)              The principal amount of the Term Loans being requested;

(iii)             The date of the requested Borrowing, which shall be a Banking Day; and

(iv)             The initial Interest Periods selected by Borrower for the Term Loans if such Term Loans are SOFR Rate Loans; provided, however, that if no election of an Interest Period is made with respect to a SOFR Rate Loan, such notice shall be deemed to be a request for an initial Interest Period of three (3) months.

Borrower shall deliver the Notice of Borrowing to Administrative Agent, not later than 10:00 a.m., New York time, at least five (5) Banking Days prior to the Closing Date, and Administrative Agent shall promptly provide the Lenders with a copy of the Notice of Borrowing.

(c)            Term Loan Interest.

(i)               Each Term Loan shall initially be a SOFR Rate Loan, and thereafter, the basis for determining the interest rate with respect to each Term Loan may be changed from time to time pursuant to Section 2.4(c).

(ii)              Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Term Loan calculated from the date of such Term Loan until the maturity date thereof at a rate per annum during each Interest Period for such Term Loan equal to (A) with respect to SOFR Rate Loans, (i) the Adjusted Daily Compounded SOFR for such Interest Period with respect to SOFR Rate Loans plus (ii) the Applicable Margin and (B) with respect to Base Rate Loans, (i) the Base Rate from time to time in effect plus (ii) the Applicable Margin.

(iii)             In the event that an Event of Default shall have occurred and be continuing, the Default Rate shall apply to all then outstanding Term Loans from and after the date of the occurrence of such Event of Default from and after the date of the occurrence of such Event of Default until such Event of Default is no longer continuing (as determined by Administrative Agent acting at the direction of the Required Lenders).

(d)            Principal Payments. Commencing on the Initial Principal Repayment Date, and on each Principal Repayment Date thereafter, Borrower shall repay to Administrative Agent, for the ratable account of each Lender, the aggregate unpaid principal amount of the Term Loans made by such Lender in installments payable on each Principal Repayment Date in accordance with the Amortization Schedule established in accordance with Term Loan sizing criteria set forth in Section 2.1(e) and as set forth on Exhibit J (as the same may be amended in accordance with this Agreement). All remaining unpaid principal, interest, fees and costs shall be due and payable on the Term Loan Maturity Date. While the Amortization Schedule is calculated as if the Term Loans were not paid on the Term Loan Maturity Date, such calculation shall not be construed to be an extension of, or agreement to extend, the Term Loan Maturity Date.

(e)            Term Loan Sizing. The Term Loan sizing is based on the Debt Sizing Parameters; provided, in no event shall the Total Term Loan Commitment exceed the amount provided for in the definition of Total Term Loan Commitment as set forth in Section 2.5(a).

2.2               Reserved.

2.3               Letters of Credit.

(a)            Issuance and Availability. On the Closing Date, subject to the satisfaction of the conditions precedent set forth in Section 3.1 and until the earlier of the applicable Expiration Date or the LC Facility Expiry Date, the LC Issuing Bank, subject to the terms and conditions of this Agreement, agrees to issue one or more letters of credit to satisfy the then-current Debt Service Reserve Requirement, as the Borrower may request, in the form provided in Exhibit B-3 or in such other form as shall be mutually and reasonably agreeable to Borrower, each LC Issuing Bank, the Administrative Agent and the Collateral Agent (the “DSR Letters of Credit”). The Stated Amount of each Letter of Credit shall be subject to increase or reduction as provided herein and in each such Letter of Credit; provided, however, that to the extent the conditions precedent to reinstatement are met as set forth in Section 3.2, the Stated Amount of the DSR Letter(s) of Credit, may be reinstated to an aggregate amount not to exceed the Maximum DSR Letter of Credit Commitment, after the occurrence of a Drawing Payment

(b)            Letter of Credit Commitments. The Total LC Commitment shall be a separate facility, and the issuance of the Letters of Credit shall be deemed to reduce, in an amount equal to the aggregate Stated Amount of such Letters of Credit, the Available LC Commitment. Subject to Section 2.3(e)(iii), once a Letter of Credit has expired without extension, such Letter of Credit shall no longer be available and the Total LC Commitment applicable to such Letter of Credit shall terminate. Any Drawing Payment with respect to any Letter of Credit shall reduce the available Stated Amount thereof pursuant to this Agreement, except that such Stated Amount shall be reinstated after a Drawing Payment to the extent the conditions precedent set forth in Section 3.2 are satisfied in respect of such reinstatement. The Total LC Commitment on and after the Closing Date, shall be equal to the aggregate amount of Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Total LC Commitment”), allocated to the DSR Letter of Credit in the amount of the Maximum DSR Letter of Credit Commitment, as further described in, and subject to the requirements of, this Section 2.3.

(c)            Notice of LC Activity. Borrower shall request (i) the issuance, amendment or extension of any Letter of Credit, and (ii) any increase, reinstatement or decrease in the Stated Amount thereof by delivering to Administrative Agent and to the applicable LC Issuing Bank (with a copy to the Lenders) a written notice in the form of Exhibit D-4, appropriately completed (a “Notice of LC Activity”), in addition to any proprietary letter of credit application required by any LC Issuing Bank, which specifies, among other things:

(i)               the particulars of each Letter of Credit to be issued, extended, reinstated or amended, including the then-current aggregate Stated Amount of the Letters of Credit (which shall not exceed the then Available LC Commitment applicable to such Letter of Credit);

(ii)              if an increase or reinstatement to the Stated Amount of a Letter of Credit is requested, the amount by which such Stated Amount is to be increased or reinstated, as applicable;

(iii)             if a decrease to the Stated Amount of a Letter of Credit is requested, the amount by which such Stated Amount is to be decreased; and

(iv)             the date of issuance, reinstatement, amendment or adjustment of each such Letter of Credit.

Borrower shall deliver the Notice of LC Activity to Administrative Agent (with a copy to the applicable LC Issuing Bank) at least three (3) Banking Days before the date of issuance, extension, amendment, reinstatement, increase or decrease of the Stated Amount of any Letter of Credit. Any delivered Notice of LC Activity shall be irrevocable. Upon the adjustment date specified in such Notice of LC Activity, subject to the terms and conditions set forth in this Agreement, the applicable LC Issuing Bank shall, by amendment or adjustment to the Letter(s) of Credit, adjust the Stated Amount thereof upward or downward to reflect the increase, reinstatement or decrease specified in such Notice of LC Activity, provided, however, that in the case of a decrease, the applicable LC Issuing Bank has received written consent from the beneficiary of the Letter of Credit. From the effective date of any such increase, reinstatement or decrease of the Stated Amount of a Letter of Credit, the LC Fees payable pursuant to Section 2.6 shall be computed on the basis of the applicable Stated Amount of such Letter of Credit issued by the applicable LC Issuing Bank as so increased, reinstated or decreased.

(d)            Drawings, LC Loans and Reimbursement Obligations.

(i)               Drawings. Upon the making of any Drawing Payment by any LC Issuing Bank, Borrower shall be obligated to reimburse the applicable LC Issuing Bank for such Drawing Payment as provided below.

(ii)              Reimbursement.

(A)             Immediately after the payment by an LC Issuing Bank of any Drawing Payment and not later than 11:00 a.m., New York time, on the next Banking Day immediately following the date of such Drawing Payment, Borrower shall make or cause to be made to the LC Issuing Bank for its own account a Reimbursement Payment in an amount equal to the full amount of such Drawing Payment.

(B)              Solely to the extent that an Event of Default has not occurred and is not continuing, in the event that any Reimbursement Payment is not made by Borrower on the date specified in clause (A) (each such unreimbursed Drawing Payment or portion thereof, an “Unpaid Drawing”), such Unpaid Drawing shall convert into a loan (“LC Loan”), to be repaid in full by Borrower no later than the earlier to occur of the (1) first anniversary of the date of such LC Loan and (2) LC Facility Expiry Date.

(C)              Borrower shall pay interest on the unpaid principal amount of each LC Loan calculated from the date of the Drawing Payment related to such LC Loan until the maturity date thereof at a rate per annum during each Interest Period for such LC Loan equal to the Adjusted Daily Compounded SOFR for such Interest Period with respect to SOFR Rate Loans plus the then applicable Applicable Margin. Subject to Sections 2.4 and 2.8, all LC Loans shall be SOFR Rate Loans.

(e)            Reduction of Stated Amount; Cancellation; Expiration.

(i)               Reductions in Stated Amount Due to Drawings. The Stated Amount of any Letter of Credit shall be reduced by the amount of any Drawings paid under such Letter of Credit. To the extent the conditions precedent to reinstatement are met as set forth in Section 3.2, the Stated Amount of any Letter of Credit may be reinstated to an amount not to exceed the Maximum DSR Letter of Credit Commitment after the occurrence of a Drawing Payment.

(ii)              Other Reductions in Stated Amount.

(A)             Borrower may, from time to time upon three (3) Banking Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (c) above to Administrative Agent and the LC Issuing Banks, request to permanently reduce the Stated Amount with respect to a Letter of Credit, the Available LC Commitment and/or Total LC Commitment with respect to any Letter of Credit by the amount of One Hundred Thousand Dollars ($100,000), or an integral multiple thereof, or, Borrower may, from time to time upon three (3) Banking Days’ prior notice to Administrative Agent and the applicable LC Issuing Bank(s), cancel any Letter of Credit in its entirety; provided, however, that that (x) so long as any Obligations remain outstanding, Administrative Agent and the Required Lenders shall be satisfied that no reduction or cancellation would cause a violation of any provision of this Agreement or any provision of the other Operative Documents; and (y) Administrative Agent and the applicable LC Issuing Bank shall have received written notice from the applicable beneficiary of such Letter of Credit, confirming such reduction or cancellation.

(B)              From the effective date of any reduction under this Section 2.3, the LC Fees payable pursuant to Section 2.6 shall be computed on the basis of the Stated Amount with respect to a Letter of Credit, the Available LC Commitment and/or Total LC Commitment, as applicable, as so reduced. Once reduced or cancelled pursuant to this clause, the Stated Amount of such Letter of Credit may not be increased.

(iii)             Expiration. The Letters of Credit shall expire on their respective Expiration Dates, which shall in no event be later than the earlier of (A) one (1) year from the date of issuance of such Letter of Credit (provided that such Letter of Credit may also contain customary language allowing such Letter of Credit to renew automatically on each yearly anniversary thereof to a date not to exceed the date that is five (5) Banking Days prior to the LC Facility Expiry Date), or (B) five (5) Banking Days before the LC Facility Expiry Date, or on such earlier date if terminated pursuant to the terms of this Agreement or the applicable Letter of Credit. At any time within five (5) Banking Days prior to the Expiration Date of each Letter of Credit, the beneficiary of such Letter of Credit may draw on Letter of Credit up to the Stated Amount thereof to satisfy the then-current Debt Service Reserve Requirement to the extent that the Borrower has not otherwise satisfied such reserve requirements in accordance with this Agreement. On or prior to the LC Facility Expiry Date, the Borrower shall request the beneficiaries to return all Letters of Credit to the applicable LC Issuing Banks for cancellation and all LC Loans (including all fees, interest and other amounts accrued in connection therewith) made or deemed to have been made with respect to all Letters of Credit shall be repaid in full on the LC Facility Expiry Date.

(f)             Commercial Practices. Borrower assumes all risks of the acts or omissions of beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Borrower agrees that none of the LC Issuing Banks, Administrative Agent, nor any Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for the Reimbursement Obligations of Borrower, and the Reimbursement Obligations of Borrower shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with this Agreement regardless of: (i) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) any reference which may be made to this Agreement or to the Letters of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of documents (including this Agreement) other than the Letters of Credit, or of any endorsement(s) thereon, which appear on their face to be valid, sufficient or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by any LC Issuing Bank against presentation of documents which do not strictly comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of the Letter of Credit in all material respects; (v) any amendment or waiver of or any consent to departure from all or any terms of any of the Financing Documents (but subject to the terms of such amendment, waiver or consent); (vi) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Administrative Agent, the LC Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Financing Documents, or in any unrelated transaction; (vii) any breach of contract or dispute among or between Borrower, Administrative Agent, any LC Issuing Bank, any Lender, or any other Person; (viii) any demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect so long as the same appear on their face to be valid, sufficient or genuine; (ix) any extension of time for or delay, renewal or compromise of or other indulgence or modification to the Drawing Payment granted or agreed to by Administrative Agent, any LC Issuing Bank, or any Lender; (x) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Financing Documents; or (xi) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, including the failure of any Project Company to occupy or use its applicable Projects in the manner contemplated by the Financing Documents or otherwise, any defect in title, design, operation, merchantability, fitness or condition of any Project or in the suitability of any Project for any applicable Project Company’s or Borrower’s purposes or needs, any failure of consideration, destruction of or damage to any Project, any commercial frustration of purpose, the taking by condemnation of title to or the use of all or any part of any Project, any Regulatory Change, any failure of any Person to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Financing Documents to which each is a party, except that each LC Issuing Bank shall be liable to Borrower for acts or events described in clauses (i) through (xi) above to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by Borrower which Borrower proves were caused by (A) such LC Issuing Bank’s willful misconduct or gross negligence in determining whether a drawing made under any Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) such LC Issuing Bank’s willful failure to pay under any Letter of Credit after a drawing by the beneficiary strictly complying with the terms and conditions of such Letter of Credit. Without limiting the foregoing, the LC Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. Borrower hereby waives any right to object to any payment made under any Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to non-substantive punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar matters of form.

(g)            Illegality. If, at any time, it becomes unlawful for an LC Issuing Bank to comply with any of its obligations under the applicable Letter of Credit (including, but not limited to, as a result of any sanctions imposed by the United Nations, the European Union, the United Kingdom or the United States of America), the obligations in question shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such LC Issuing Bank to comply with them, and such LC Issuing Bank shall not be liable for any losses which Borrower may incur as a result; provided, however, that in the event of any such suspension, Borrower shall have the right to nominate a substitute LC Issuing Bank in accordance with Section 9.13.

2.4               Interest Provisions Relating to All Loans; Loan Funding; Prepayments.

(a)            Interest Payment Dates. Borrower shall pay accrued interest (including interest accrued after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of, without duplication, (a) each Base Rate Loan on the last Banking Day in March, June, September and December in each year, the first of which shall be the last Banking Day in June 2023 and (b) each SOFR Rate Loan (A) on the last day of each Interest Period related to such SOFR Rate Loan, (B) to the extent applicable to such Loan, (1) on the Term Loan Maturity Date with respect to the Term Loan, and (2) on the LC Facility Expiry Date with respect to the LC Loans, upon any prepayment of such SOFR Rate Loan as and to the extent provided below, and (C) at maturity (whether by acceleration or otherwise).

(b)            SOFR Rate Loan Interest Periods. The “Interest Period” with respect to any SOFR Rate Loans shall be either a one (1) month period, a three (3) month period or a six (6) month or as otherwise selected by Borrower in the applicable Notice of Borrowing or Notice of Conversion or Continuation of Loan and approved by the Administrative Agent in its sole and absolute discretion; provided, however, that (i) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day; (ii) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period; (iii) Borrower may not select Interest Periods for the Term Loan which would otherwise end after the Term Loan Maturity Date; (iv) Borrower may not select Interest Periods for an LC Loan which would otherwise end after the LC Facility Expiry Date or otherwise end after a date upon which LC Loans are or may be required to be repaid; (v) SOFR Rate Loans for each Interest Period shall be in the aggregate amount of at least Five Hundred Thousand Dollars ($500,000) or such other minimum amount agreed to by Administrative Agent; and (vi) to the extent of the notional amount from time to time of Interest Rate Agreements to which Borrower is a party, Borrower shall be deemed to have selected the type of Loan corresponding to the index used for floating rate payments in such Interest Rate Agreements, and Interest Periods for such Loans equal to such notional amount corresponding to calculation periods under such Interest Rate Agreements (and for purposes of this clause, the interest rate type for Loans shall be deemed to correspond to the chosen Daily Compounded SOFR definition in the applicable Interest Rate Agreement).

(c)            Conversion of Loans. At any time after Loans are requested by the Borrower pursuant to Section 2.1, and made by the Lenders pursuant to Section 2.1, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue, with respect to all Loans, the Type of Loan or, a portion thereof, as follows: (i) if such Loan is a SOFR Rate Loan, on the last day of the current Interest Period applicable thereto, the Borrower may continue part or all of such Loan as a SOFR Rate Loan or convert part or all of such Loan into a Base Rate Loan or (ii) if such Loan is a Base Rate Loan, on any Banking Day, the Borrower may convert all or part of such Loan into a SOFR Rate Loan for an Interest Period or Interest Periods specified by the Borrower; provided, such election shall be in writing in the form of the Notice of Conversion or Continuation of Loan defined below or such other form as is acceptable to Administrative Agent and the Lenders. Subject to the limitations set forth in Section 2.4(b), Borrower may elect, from time to time, to change the Interest Period of each Loan, provided that such election shall not be effective until the end of the Interest Period in which the election is made; provided, further, such election shall be in writing in the form of the Notice of Conversion or Continuation of Loan defined below or such other form as is acceptable to Administrative Agent and the Lenders. Borrower may contact Administrative Agent at any time prior to the end of an Interest Period, for a quotation of Daily Compounded SOFR in effect at such time for given Interest Periods. Borrower may select an Interest Period telephonically within the time periods specified in this Section 2.4, but at least two (2) Banking Days before the proposed date of Conversion or Continuation of the Term Loan, which selection shall be irrevocable. The interest rate applicable to an Interest Period selected by Borrower for SOFR Rate Loans shall be that in effect two (2) Banking Days before the first day of the applicable Interest Period selected. Borrower shall confirm such telephonic notice to Administrative Agent by email on the day such notice is given (in substantially the form of Exhibit D-3, a “Notice of Conversion or Continuation of Loan”). Borrower shall promptly deliver to Administrative Agent the original of the Notice of Conversion or Continuation of Loan initially delivered by email. Subject to the limitations set forth above, if Borrower fails to notify Administrative Agent of the next Interest Period for any SOFR Rate Loans in accordance with this Section 2.4, such Loans shall automatically convert to Loans having an Interest Period of three (3) months on the last day of the current Interest Period therefor, or such shorter period as Administrative Agent may determine in its sole and absolute discretion. Administrative Agent shall, as soon as practicable (and, in any case, within two (2) Banking Days) after a SOFR Rate Loan is made or continued, notify Borrower of each determination of the Daily Compounded SOFR applicable to each Loan.

(d)            Interest Account and Interest Computations. Borrower authorizes Administrative Agent to record in an account or accounts maintained by Administrative Agent on its books (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each SOFR Rate Loan, (iii) the date and amount of each principal and interest payment on each Loan and (iv) such other information as Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder. Borrower agrees that all computations by Administrative Agent of interest shall be conclusive in the absence of demonstrable error. All computations of interest on SOFR Rate Loans hereunder shall be based upon a year of three hundred sixty (360) days and the actual days elapsed. The Adjusted Daily Compounded SOFR shall be adjusted for Regulation D reserve requirements on a statutory basis to reflect the Lenders’ actual cost of maintaining such reserve.

(e)            Register.

(i)               Administrative Agent, acting solely for these purposes as a non- fiduciary agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders and the Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

(ii)               Administrative Agent shall record in the Register (A) the Commitments and the Loans from time to time of each Lender, including any transfers thereof made in accordance with Section 9.15, (B) the interest rates applicable to all Loans and the effective dates of all changes thereto, (C) the Interest Period for each Loan, (D) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder (E) each repayment or prepayment in respect of the principal amount of the Loans of each Lender, (F) the Fees, LC Fees, and any other fees payable by Borrower hereunder from time to time; (G) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof and (H) such other information as Administrative Agent may determine is necessary for administering the Loans and this Agreement. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, however, that neither failure to make any such recordation, nor any error in such recordation, shall affect any Lender’s Commitments or Borrower’s obligations in respect of any applicable Loans or otherwise; and provided further, however, except as set forth above, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(f)             Promissory Notes. The obligation of Borrower to repay the Loans made by each Lender and to pay interest thereon at the rates provided herein, if requested by any Lender, shall be evidenced by promissory notes in the form of Exhibit B-1 (individually, a “Term Loan Note,” and collectively, the “Term Loan Notes”) and Exhibit B-2 (individually, a “LC Loan Note,” and collectively, the “LC Loan Notes,” and together with the Term Loan Notes, each a “Note”, and collectively, the “Notes”), and each payable to such Lender and in the principal amount of such Lender’s Term Loan Commitment and such Lender’s LC Commitment, respectively. Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Note or Notes the date and amount of each Loan made by such Lender and each payment or prepayment of principal thereunder, and Borrower agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted; provided that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern; and provided, further that neither the failure to make any such notation nor any error in such notation shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the other obligations of Borrower hereunder or under the Notes. Borrower further authorizes each Lender to attach to and make a part of such Lender’s Note or Notes continuations of the schedule attached thereto as necessary. The Notes shall be delivered on the Closing Date.

(g)            Loan Funding.

(i)               Notice. The Notice of Borrowing shall be delivered to Administrative Agent in accordance with this Article 2 and Section 11.1. Administrative Agent shall promptly notify each applicable Lender of the contents of the Notice of Borrowing.

(ii)               Pro Rata Loans. All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares, with each Borrowing or funding of LC Loans, as applicable, to be comprised of a Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing or funding of LC Loans, as applicable.

(iii)             Lender Funding. Each Lender shall, before 11:00 a.m., New York time, on the date of each Borrowing, make available to Administrative Agent at its office specified in Section 11.1, in same day funds, such Lender’s Proportionate Share of such Borrowing. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(iv)             Availability of Funds. No later than 4:00 p.m., New York time, on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article 3 have been satisfied or waived, as applicable, and to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Term Loan requested in such Notice of Borrowing, in Dollars and in immediately available funds, and shall apply such funds pursuant to the terms of this Agreement.

(h)            Prepayments.

(i)               Terms of all Prepayments. Upon the prepayment of any Loan, Borrower shall pay to Administrative Agent for the account of the Lenders, on a pro rata basis according to their Proportionate Shares, (A) all accrued interest to the date of such prepayment on the amount prepaid, (B) all accrued fees to the date of such prepayment corresponding to the amount being prepaid, (C) all Interest Fix Fees incurred by the Lenders as a result of such prepayment, and (D) if such prepayment is the prepayment of a Loan on a day other than the last day of an Interest Period for such Loan, all Liquidation Costs incurred by the Lenders as a result of such prepayment. All prepayments shall be applied (1) first, to the Loans until all outstanding Loans have been repaid in full, (2) second, in respect of any Reimbursement Obligations until such Reimbursement Obligations have been repaid in full, and (3) third, to the prepayment of any other Obligations under the Financing Documents. All prepayments of Loans that are not Mandatory Prepayments shall be applied so as to reduce the scheduled principal payments of such Loans on a pro rata basis. All Mandatory Prepayments shall be applied so as to reduce the scheduled principal payments of such Loans in the inverse order of maturity. Following such Mandatory Prepayments, the Amortization Schedule shall be updated to reflect any such Mandatory Prepayment.

(ii)              Re-Borrowings. Borrower may not reborrow the principal amount of any Term Loan which is prepaid.

(iii)             Optional Prepayments. Borrower may, at its option, upon at least three (3) Banking Days’ prior notice to Administrative Agent, prepay without premium or penalty any Term Loans or LC Loans, in each case, in whole or in part. Unless otherwise agreed by the Lenders in their sole discretion, upon any prepayment of Loans, Borrower shall terminate or partially terminate Interest Rate Agreements ratably among Interest Rate Agreements such that the notional amount under all of the Interest Rate Agreements combined shall not at any time exceed the aggregate principal amount of Loans outstanding during such period and to the extent any amounts shall be due as a result of such termination, Borrower shall pay such amounts due thereunder. Any optional prepayment hereunder shall be in the minimum amount of Two Million Dollars ($2,000,000) and in increments of Five Hundred Thousand Dollars ($500,000) in excess thereof (unless all Loans, including related interest, fees and other amounts, are being repaid in full).

(iv)             Mandatory Prepayments.

(A)             Borrower shall prepay the Loans to the extent provided by the terms of this Agreement (including pursuant to the provisions listed below and Article 8 hereof), the Depositary Agreement, and will also make the following Mandatory Prepayments:

a)               Compensation Payments. If the Borrower receives Loss Proceeds in respect of any Event of Loss pursuant to Section 5.5, that are not applied to asset replacement, repair or otherwise in accordance with Section 5.5, within five (5) Banking Days after receipt thereof, the Borrower shall prepay the maximum aggregate principal amount of the Loans that may be prepaid out of such Loss Proceeds at a price in cash equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the applicable prepayment date. No premium shall be required to be paid in connection with any prepayment pursuant to this Section 2.4(h)(iv)(A)a).

b)               Asset Disposition Payments. Without limiting Section 5.10(b), if the Borrower receives net available proceeds in respect of any conveyance, sale, lease, transfer or other disposition by a Subsidiary of any asset (other than any disposition in accordance with Section 5.10(c)(i), (ii), (iv), (v) or (vi)) and the net available proceeds received by or on behalf of the Borrower during a fiscal year from such dispositions exceed in the aggregate $500,000, then, within five (5) Banking Days after receipt of the net available proceeds of the current disposition giving rise to net available proceeds in excess of such threshold and of the net available proceeds of each such disposition thereafter in such fiscal year (such excess net available proceeds, “Excess Proceeds”), the Borrower prepay the maximum aggregate principal amount of the Loans that may be prepaid out of such Excess Proceeds at a price in cash equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the applicable prepayment date. No premium shall be required to be paid in connection with any prepayment pursuant to this Section 2.4(h)(iv)(A)b). For the avoidance of doubt, “Excess Proceeds” shall not include any amounts that any Borrower Entity or Project Company is required to use to restore, replace or otherwise apply to any Project pursuant to the terms and conditions of any Material Project Document or the Yaphank Project Holdco LLC Agreement. Notwithstanding the foregoing, in the case of any Project Disposition (as defined in Section 5.10), the Borrower shall make an aggregate prepayment to all Lenders in an amount equal to the Stipulated Value for the applicable Project and any excess proceeds received by Borrower in connection with such Project Disposition in excess of such Stipulated Value may be retained by Borrower.

c)               Project Company Disposition Payments. Without limiting Section 5.10(b), if the Borrower (and or Project Companies) conveys, sells, leases, transfers or otherwise disposes of all of the interests in Bridgeport Project, the Yaphank Project or the Pfizer Project in one or more transactions, within five (5) Banking Days after any such transaction, the Borrower shall prepay all of the Loans of each Lender, at a price in cash equal to 100.0% of the outstanding principal amount thereof, together with unpaid interest accrued thereon, if any, to, but not including, the applicable prepayment date. No premium shall be required to be paid in connection with any prepayment pursuant to this Section 2.4(h)(iv)(A)c).

d)               Distribution Suspense. In the circumstances set forth in Section 3.6(b) of the Depositary Agreement, the Borrower shall prepay the maximum aggregate principal amount of the Loans that may be prepaid from the applicable amounts then held in the Distribution Account and subject to such provisions at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the applicable prepayment date. No premium shall be required to be paid in connection with any prepayment pursuant to this Section 2.4(h)(iv)(A)d).

e)               Prohibited Indebtedness. If the Borrower creates, incurs, assumes, suffers to exist or otherwise is or becomes liable with respect to any Debt except Permitted Debt pursuant to Section 5.13, within five (5) Banking Days after receipt thereof, the Borrower shall prepay the maximum aggregate principal amount of the Loans that may be prepaid out of such Debt at a price in cash equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including the applicable prepayment date. No premium shall be required to be paid in connection with any prepayment pursuant to this Section 2.4(h)(iv)(A)e).

2.5               Total Commitments.

(a)            Term Loan. The aggregate principal amount of the Term Loan made by the Lenders outstanding at any time shall not exceed Eighty Million Five Hundred Thousand Dollars ($80,500,000) (such amount, the “Total Term Loan Commitment”).

(b)            Letters of Credit. The maximum aggregate Stated Amount of all Letters of Credit shall not exceed the Total LC Commitment.

2.6               Fees.

(a)            Fee Letters. Borrower shall pay (i) on the Closing Date, the fees provided for in, and all on the terms and in the respective amounts set forth in, the Fee Letters in accordance with Section 3.1(e) and (ii) on the Term Loan Funding Date, the fees provided for in, and all on the terms and in the respective amounts set forth in, the Fee Letters in accordance with Section 3.2(e).

(b)            Commitment Fees. On each Quarterly Date and on the Term Loan Maturity Date (and if the LC Commitment is reduced, cancelled or expires prior to such date, on the date of such reduction, cancellation or expiration), the Borrower shall pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender), accruing from the Closing Date or the first day of the applicable quarter, as the case may be, a commitment fee (the “Commitment Fee”) for such quarter (or portion thereof) then ending equal to the product of (x) the Commitment Fee Rate times (y) the average daily unused and un-canceled portion of the LC Commitment of such Lender for such quarter (or portion thereof), including the first day but excluding the last day thereof, times, (z) a fraction, the numerator of which is the number of days in such quarter (or portion thereof), including the first day but excluding the last day thereof, and the denominator of which is three hundred sixty (360).

(c)            Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each LC Issuing Bank a Letter of Credit fee with respect to each outstanding Letter of Credit issued by such LC Issuing Bank (the “Letter of Credit Fees”) on the daily maximum amount then available to be drawn under such Letters of Credit, which shall accrue at a rate per annum equal to the then applicable Applicable Margin for SOFR Rate Loans during the period from and including the Closing Date to and including the Term Loan Maturity Date. Accrued Letter of Credit Fees shall be payable in arrears on each Quarterly Date, commencing on the first such date to occur after the Closing Date, and on the Term Loan Maturity Date; provided that any such fees accruing after the Term Loan Maturity Date shall be payable on demand.

2.7               Other Payment Terms.

(a)            Place and Manner. Borrower shall make all payments due to each Lender hereunder to Administrative Agent, for the account of such Lender, to:

Bank Name:
ABA:
City, State:
A/C Name:
A/C No.:
Attn:
Ref:

or as otherwise directed by Administrative Agent in writing from time to time, in lawful money of the United States and in immediately available funds not later than 11:00 a.m., New York time, on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the next Banking Day after such payment is received. Administrative Agent shall disburse to each Lender each such payment received by Administrative Agent for such Lender, such disbursement to occur by 2:00 p.m., New York time, on the day such payment is received if received by 11:00 a.m., New York time; otherwise on the next Banking Day.

(b)           Date. Subject to Section 2.4(b), whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)            Late Payments. If an Event of Default shall have occurred and be continuing, Borrower shall pay interest on all outstanding Obligations (whether or not overdue) at a per annum rate equal to the Default Rate.

(d)            Net of Taxes, Etc.

(i)               Taxes. Any and all payments to or for the benefit of the Administrative Agent, any LC Issuing Bank, any Lender or any other Person by or on behalf of Borrower hereunder or under any other Financing Document shall be made free and clear of and without withholding deduction, setoff or counterclaim of any kind whatsoever unless required by law. If such withholding, deduction or setoff is required by law, Borrower shall pay such additional amounts as may be necessary in order that the amounts payable, after deduction for or on account of any Taxes arising from or relating to such Lender’s Commitments or Loans or other financial accommodations made under this Agreement or other amounts payable to Administrative Agent, any LC Issuing Bank, any Lender or any such Person under the Financing Documents, and all liabilities with respect thereto (excluding (A) Taxes imposed on or measured by the net income (however denominated), franchise Taxes, and branch profits Taxes of Administrative Agent, any LC Issuing Bank, any Lender or any such Person, in each case imposed (1) as a result of Administrative Agent, such LC Issuing Bank, such Lender or any such Person being organized under the laws of, or having its principal office or its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (2) by any jurisdiction or Governmental Authority thereof as a result of a present or former connection between Administrative Agent, such LC Issuing Bank, such Lender or any such Person and such jurisdiction, other than a connection resulting solely from executing, delivering, becoming a party to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under, selling or assigning an interest in, engaging in any other transaction pursuant to or enforcing this Agreement, any Note or any other Financing Document, (B) any U.S. federal withholding Taxes (including backup withholding Taxes) to the extent imposed as a result of Administrative Agent, any LC Issuing Bank, any Lender or any such Person voluntarily designating a successor Lending Office which has the effect of causing Administrative Agent, such LC Issuing Bank, such Lender or any such Person to become subject to U.S. federal withholding Taxes in excess of those in effect immediately prior to such designation, (C) any U.S. federal withholding Taxes (including backup withholding Taxes) that are in effect and that would apply to a payment hereunder or under any other Financing Document made to Administrative Agent, an LC Issuing Bank, a Lender or any such Person as of the date Administrative Agent, such LC Issuing Bank, such Lender, or such Person becomes a party to this Agreement, (D) any U.S. federal withholding Taxes imposed under FATCA, (E) Taxes which arise from the addition of a “limitation on benefits” provision to an existing Tax treaty that did not have such a provision on the Closing Date, (F) any Taxes attributable to the failure of Administrative Agent, any LC Issuing Bank, any Lender or any such Person to comply with its obligations under Section 2.7(f), and (G) any interest or penalties imposed on any of the foregoing amounts in clauses (A) through (F) of this Section 2.7(d)(i) (the “Excluded Taxes”) (all such Taxes other than Excluded Taxes being hereinafter referred to as “Indemnified Taxes”), shall be not less than the amounts otherwise specified to be paid under this Agreement and the other Financing Documents. Notwithstanding the foregoing, the term “Indemnified Taxes” shall include, with respect to an Administrative Agent or Lender that becomes a party to this Agreement as a result of an assignment or a Lender that changes its Lending Office to an office outside the United States, Taxes (or the portion thereof) if and to the extent such Taxes would have constituted Indemnified Taxes in the hands of the assigning (or transferring) Lender (or Lending Office) hereunder as of the date of such assignment or change in the Lending Office. If any Taxes shall be required by law to be withheld or deducted from or in respect of any sum payable hereunder or under any other Financing Document to Administrative Agent, any LC Issuing Bank or any Lender, (x) in the case of Indemnified Taxes, the sum payable shall be increased as described above in this Section 2.7(d); (y) such deductions or withholdings shall be made; and (z) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, Borrower agrees to pay any present or future stamp, recording, documentary or similar taxes, charges or levies that arise under applicable law from any payment made hereunder or under any other Financing Document or from the execution, delivery, filing, performance or otherwise with respect to this Agreement or any other Financing Document (hereinafter referred to as “Other Taxes”).

(ii)              Indemnity. Borrower shall indemnify Administrative Agent, each LC Issuing Bank and each Lender for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.7(d)), imposed on Administrative Agent, any LC Issuing Bank or any Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify Administrative Agent, any LC Issuing Bank or any Lender for any penalties, interest or expenses relating to Taxes or Other Taxes arising from an indemnitee’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Each of Administrative Agent, each LC Issuing Bank and each Lender agrees to use its best efforts to give written notice to Borrower of the assertion of any claim against Administrative Agent, each such LC Issuing Bank or each such Lender, as applicable, relating to such Indemnified Taxes or Other Taxes reasonably promptly, and in no event later than forty-five (45) days after the Responsible Officer at Administrative Agent, such LC Issuing Bank or such Lender responsible for administering this Agreement has actual knowledge of such claim; provided that Administrative Agent’s, any LC Issuing Bank’s or any Lender’s failure to so notify Borrower within such period of such assertion shall not relieve Borrower of its obligation under this Section 2.7(d) with respect to Indemnified Taxes, Other Taxes, penalties or expenses arising prior to the end of such period except to the extent of any increased liability for such Indemnified Taxes, Other Taxes, penalties, interest or expenses attributable to such failure. Payments by Borrower pursuant to this Section 2.7(d)(ii) shall be made within thirty (30) days from the date Administrative Agent, such LC Issuing Bank or such Lender provides written notice therefor as described above (submitted through Administrative Agent), which notice shall be accompanied by a certificate, which shall be conclusive absent manifest error, describing the basis and calculation thereof. Administrative Agent, each LC Issuing Bank and each Lender agree to repay to Borrower any refund (without interest, other than any interest that was included as part of such refund with respect to Indemnified Taxes or Other Taxes paid by Borrower pursuant to this Section 2.7(d)) obtained or received by Administrative Agent, such LC Issuing Bank or such Lender for Indemnified Taxes or Other Taxes, penalties, interest or expenses that were paid by Borrower pursuant to this Section 2.7(d) and to contest, with the cooperation and at the expense of Borrower, any such Indemnified Taxes or Other Taxes, penalties, interest or expenses which Administrative Agent, such LC Issuing Bank or such Lender or Borrower reasonably believes not to have been properly assessed; provided that none of Administrative Agent, any LC Issuing Bank or any Lender shall be required to take any action to contest such Indemnified Taxes or Other Taxes if such Person determines that such action could reasonably be expected to adversely affect it or any of its Affiliates. This Section 2.7(d) shall not be construed to require Administrative Agent, any Lender or any LC Issuing Bank or any other Person to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(iii)             Notice. Within thirty (30) days after the date of any payment of Taxes by Borrower or any Project Company, Borrower shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof, or if such receipt is not obtainable, other evidence of such payment by Borrower or such Project Company reasonably satisfactory to Administrative Agent. Borrower shall indemnify Administrative Agent, each LC Issuing Bank and each Lender, as applicable, for all losses and expenses sustained by Administrative Agent, such LC Issuing Bank or such Lender, as the case may be, as a result of any failure by Borrower to so furnish the original or certified copy of such receipt or such other evidence of payment.

(iv)             Survival of Obligations. The obligations under this Section 2.7(d) shall survive until the expiration of the applicable statute of limitations after the termination of this Agreement and the repayment of the Obligations.

(e)            Failure to Pay Administrative Agent. Unless Administrative Agent shall have received notice from Borrower at least two (2) Banking Days prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date, and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, such Lender shall repay to Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at a rate equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.7(e) shall be conclusive in the absence of manifest error.

(f)            Withholding Exemption Certificates.

(i)               Each of Administrative Agent, each LC Issuing Bank and each Lender (upon becoming a Lender hereunder) agrees that (A) on or before the date such Lender or Person becomes a party to this Agreement it will deliver to each of Borrower and/or Administrative Agent, as appropriate, either (x) if such Lender or Person is a United States Person, a copy of its duly and appropriately completed executed IRS Form W-9 or any successor applicable form establishing that such Lender or Person is not subject to United States backup withholding tax, (y) if such Lender or Person is not a United States Person, (I) a copy of its duly and appropriately completed executed IRS Forms W-8IMY (together with any required attachments), W-8ECI, W-8BEN, and/or W-8EBEN-E (or successor applicable forms), as the case may be (claiming therein any available reduction in or an exemption from United States withholding taxes), and (II) in the case of a Person eligible for the “portfolio interest exemption,” a copy of its duly and appropriately completed executed statement certifying that it is not a “bank,” a “10 percent shareholder” of Borrower or a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3) of the Code, together with a copy of its appropriately completed executed IRS Form W-8BEN or W-8BEN-E (or successor applicable form) certifying that such Person is not a United States Person, (B) in each case promptly following any reasonable request by Borrower or Administrative Agent, or upon expiration, invalidity or obsolescence of any previously submitted form, it will deliver any additional or successor form required by applicable law in order to qualify for any available reduction in or exemption from United States withholding taxes, together with such supplemental documentation as may be prescribed by applicable law to permit Borrower to determine the deduction or withholding required to be made, and (C) it will promptly notify Administrative Agent and Borrower in writing of its inability to deliver such forms or information.

(ii)              If a payment made to Administrative Agent, an LC Issuing Bank or a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Administrative Agent, LC Issuing Bank or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed or required by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Administrative Agent, LC Issuing Bank or Lender has complied with such Administrative Agent’s, LC Issuing Bank’s or Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.7(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any current or future regulations or official interpretations thereof, agreements entered into pursuant to Section 1471(b)(1) of the Code, and FATCA-related intergovernmental agreements entered into between the U.S. and a relevant jurisdiction.

(iii)             Notwithstanding the foregoing or anything else to the contrary in this Agreement, the completion, execution and submission of such documentation set forth in this Section 2.7(f) (other than such documentation set forth in Section 2.7(f)(i)(A) and (B) above) and Section 2.7(f)(ii) shall not be required if in such Lender or Person’s reasonable judgment, such completion, execution or submission would subject such Lender or Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Person.

(g)           Pro Rata Treatment. Except as otherwise provided herein, (i) the Term Loan shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares, (ii) each payment of principal of and interest on the Term Loan shall be made or shared among the Lenders pro rata according to the respective unpaid principal amounts of the Term Loan held by such Lenders, (iii) each payment of Commitment Fees shall be shared among the LC Issuing Banks pro rata according to their respective Proportionate Shares and (iv) each payment of Letter of Credit Fees shall be shared among the LC Issuing Banks pro rata according to their Proportionate Shares.

(h)            Sharing of Payments, Etc. If any Lender (a “Benefited Bank”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Obligations (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; and if after taking into account such participations the Benefited Bank continues to have access to additional funds of Borrower for application on account of its debt, then the Benefited Bank shall use such funds to reduce indebtedness of Borrower held by it and share such payments with the other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.7(h) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

(i)             Application of Payments. Except as otherwise expressly provided in this Agreement or any other Financing Document, payments made under this Agreement and the other Financing Documents shall be made in accordance with the Depositary Agreement.

2.8               Change of Circumstances.

(a)            Benchmark Replacement Setting.

(i)               Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)              Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.

(iii)             Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.8(a)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.8(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section 2.8(a)(iii).

(iv)             Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)              Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(b)            Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority whether or not retroactively applied (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any Loan, such Lender shall promptly notify Administrative Agent and Borrower of such Change of Law. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law” in all instances under this Agreement and the other Financing Documents, regardless of the date enacted, adopted or issued (even if such date is prior to the date hereof). Upon receipt of such notice (i) Borrower’s right to request the making of, and the Lenders’ obligations to make or continue to make, SOFR Rate Loans shall be suspended for so long as such condition shall exist, and (ii) Borrower shall, at the request of such Lender, promptly (and in any event, within thirty (30) days) repay such Loans if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such Loans; provided, however, that in the event Borrower receives such notice, Borrower shall have the right to nominate a substitute Lender in accordance with Section 9.13. Any prepayment of Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof. Any conversion or prepayment of Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.8 only and such prepayment shall not affect the aggregate Commitments hereunder. Notwithstanding any other provisions of this Agreement or any other Financing Document, if at any time after the Closing Date any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any SOFR Rate Loans, such Lender’s obligations to make or maintain SOFR Rate Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain SOFR Rate Loans and such Lender’s SOFR Rate Loans shall be converted by such Lender to Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender; provided that if such conversion to Base Rate Loans is unlawful for such Lender, the Borrower shall prepay on demand the outstanding principal amount of any such affected SOFR Rate Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, further, however, that if such a prepayment is required, and subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected SOFR Rate Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

(c)            Increased Costs. If, after the date of this Agreement, any Change of Law:

(i)               shall subject any Lender to any tax, duty or other charge with respect to any Obligation or Commitment (except for Indemnified Taxes and Taxes described in clauses (A)(i) and (B) – (G) of the definition of Excluded Taxes); or

(ii)              shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the interest rate through the definition of “Reserve Requirement”) against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any SOFR Rate Loan; or

(iii)             shall impose on any Lender any other condition directly related to any Loan, Obligation or Commitment;

and the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, creating, renewing, participating in or maintaining any such Loan, Obligation or Commitment or to reduce any amount receivable by such Lender hereunder or under the Notes, then Borrower shall from time to time, upon demand by Administrative Agent (accompanied by a certificate from such Lender setting forth the amount of such increased costs or reduced amounts together with a reasonably detailed explanation and certifying that the determination of such amount is in accordance with its internal practices as consistently applied), pay to Administrative Agent on behalf of such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts; provided, however, that in the event Borrower receives such demand and certificate, Borrower shall have the right to nominate a substitute Lender in accordance with Section 9.13.

(d)            Capital Requirements. If any Lender reasonably determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or the Lending Office of such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Lending Office which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies with respect to capital adequacy), Borrower shall pay to Administrative Agent on behalf of such Lender, upon demand of Administrative Agent on behalf of such Lender, such amounts as such Lender shall reasonably determine are necessary to compensate such Lender for the increased costs to such Lender of such increased capital; provided, however, that in the event Borrower receives such demand, Borrower shall have the right to nominate a substitute Lender in accordance with Section 9.13.

(e)            Inability to Determine Rates. Subject to Section 2.8(a), if, as of any date:

(i)               the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Daily Compounded SOFR” cannot be determined pursuant to the definition thereof, or

(ii)              the Required Lenders determine that for any reason, in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that “Adjusted Daily Compounded SOFR” for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make SOFR Rate Loans shall be suspended. Upon receipt of such initial notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

(f)             Notice. Each Lender will notify Administrative Agent of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.8, as promptly as is reasonable, and in no event later than sixty (60) days after the principal officer of such Lender responsible for administering this Agreement has actual knowledge of such claim, and Administrative Agent shall promptly notify Borrower of such event; provided that any Lender’s failure to notify Administrative Agent within such sixty (60)-day period of such assertion shall not relieve Borrower of its obligation under this Section 2.8 with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.8 with respect to the time between the end of such period and such time as Borrower receives notices as provided herein. Any Lender seeking compensation under this Section 2.8 shall promptly deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.8, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

2.9               Reserved.

2.10             Reserved.

2.11             Alternate Office; Minimization of Costs.

(a)            To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its Loans to reduce any liability of Borrower to such Person under Sections 2.7(d), 2.8(c) or 2.8(d), or to avoid the unavailability of any Loans or an interest rate option under Section 2.8(b) so long as such Person, in its reasonable discretion, does not determine that such designation is disadvantageous to such Person. To the extent reasonably possible, each such Person shall otherwise take any reasonable actions to reduce any liability of Borrower to such Person under Sections 2.7(d), 2.8(c) or 2.8(d), or to avoid the unavailability of any Loans or an interest rate option under Section 2.8(b) so long as such Person, in its reasonable discretion, does not determine that such action is disadvantageous to such Person.

(b)            Any Lender may designate a Lending Office other than that set forth on Exhibit I and may assign all of its interests under the Financing Documents, and its Notes, to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.7(d), 2.8(c) or 2.8(d) or make Loans or an interest rate option unavailable pursuant to Section 2.8(b).

(c)            Each Lender shall use reasonable efforts to avoid or minimize any additional costs, taxes, expense or obligation which might otherwise be imposed on Borrower pursuant to Sections 2.7(d), 2.8(c) or 2.8(d) or as a result of such Lender being subject to a Reserve Requirement or to avoid the unavailability of Loans or an interest rate option under Section 2.8(b); provided, however, that such efforts shall not cause the imposition on any Lender of any additional costs or legal or regulatory burdens unless Borrower shall provide such Lender with an indemnification for such additional costs in form and substance satisfactory to such Lender and shall not in any respect other than such indemnified costs or burdens be disadvantageous to such Lender.

2.12             Interest Rate Protection.

(a)            Interest Rate Agreements. No later than thirty (30) days following the Term Loan Funding Date, Borrower shall have entered into one or more Hedge Transactions (as defined below), with a Lender or an Affiliate thereof (each a “Swap Counterparty” and collectively, the “Swap Counterparties”) pursuant to one or more interest rate agreements (the “Interest Rate Agreements”), which Interest Rate Agreements shall be in form and substance reasonably satisfactory to Administrative Agent and satisfactory to each such Swap Counterparty, to hedge Borrower’s interest rate exposure relating to the Term Loans (the “Hedge Transactions”). Such Hedge Transactions shall be in effect at all times during the entire Amortization Period and shall have an aggregate notional amount subject to the Hedge Transactions at any time equal to at least seventy five percent (75%) and no more than one hundred five percent (105%) of the aggregate principal balance of the Term Loans outstanding (taking into account scheduled amortization of the Term Loans), with a mandatory cash settlement on the Scheduled Term Loan Maturity Date. Any reduction made to the aggregate notional amount of the Interest Rate Agreements shall be completed by terminating or partially terminating the Interest Rate Agreements ratably among the Swap Counterparties.

(b)            Interest Fix Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by the Swap Counterparties, Administrative Agent or the other Lenders in connection with the Interest Rate Agreements, including any reasonable costs, fees or expenses (including increased interest payments) incurred in connection with any unwinding, breach, termination or partial termination of such Interest Rate Agreements, as set forth in such Interest Rate Agreements (such reasonable costs, fees or expenses incurred in connection with any unwinding, breach, termination or partial termination, collectively, the “Interest Fix Fees”).

(c)            Security. The obligations of Borrower under each Interest Rate Agreement between Borrower and such Swap Counterparty, and all associated Interest Fix Fees, shall be and are hereby secured by the Collateral Documents, and shall rank pari passu with the obligations of Borrower under the Loans and the other Obligations except as otherwise provided in this Agreement.

2.13             Security.

(a)            Security for the Obligations. During the period commencing on the Term Loan Funding Date and ending on the Discharge Date, all Obligations of the Borrower under the Financing Documents shall be secured by, and Borrower shall deliver or cause to be delivered to Administrative Agent on the Closing Date, the documents identified below, duly executed by each party thereto (the “Collateral Documents”). To the extent there is any discrepancy between the provisions of this Agreement and any Collateral Documents to which the Collateral Agent is a party, the terms of the applicable Collateral Document shall govern.

(i)               the Security Agreement;

(ii)              the Consents;

(iii)             the Depositary Agreement; and

(iv)             such other documents, instruments and agreements as Administrative Agent may reasonably request to grant to Collateral Agent Liens in (x) all assets of Borrower and each Project Company (excluding the Yaphank Project) and (y) one hundred percent (100%) of the membership interests in Borrower, subject to customary exclusions as set forth in the Collateral Documents.

(b)            Further Assurances. Borrower shall deliver or cause to be delivered to Administrative Agent and Collateral Agent each of the Collateral Documents set forth in Section 2.13 and such other instruments, agreements, certificates and documents (including UCC financing statements and landlord waivers) as Administrative Agent or Collateral Agent may reasonably request to perfect and maintain the Liens granted to Collateral Agent under the Collateral Documents prior to the Liens (other than Permitted Liens) or other interests of any Person other than Collateral Agent. Borrower shall fully cooperate with Administrative Agent and Collateral Agent and perform all additional acts reasonably requested by Administrative Agent or Collateral Agent to effect the purposes of the foregoing.

2.14             Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)               a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

2.15             Additional Indemnity. Without duplication of any other amounts payable by Borrower hereunder, in the event of (a) the payment of any principal of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 9.13, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.16             Defaulting Lenders.

(a)            Defaulting Lender Adjustments..

(i)               Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(ii)              Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders and Section 9.10.

(iii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to this Agreement or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to the terms hereof shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, the LC Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuing Banks or against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure are held by the applicable Lenders pro rata in accordance with the applicable Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender and each LC Issuing Bank irrevocably consents hereto.

(iv)             Commitment and L/C Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure If the Borrower, the Administrative Agent and each LC Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under the applicable credit facilities or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their applicable Commitments, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article 3
CONDITIONS PRECEDENT

3.1              Conditions Precedent to the Closing Date. The occurrence of the Closing Date is subject to the prior satisfaction by the Borrower Entities of each of the following conditions (unless waived in writing by the Administrative Agent (acting at the direction of the Lenders)):

(a)               Representations and Warranties. The representations and warranties of Borrower Entities in this Agreement and each of the other Financing Documents to which they are a party shall be correct when made and at the time of the Closing (or, if stated to have been made on or as of an earlier date, were true and correct on or as of such earlier date).

(b)               Performance; No Default. Each of the Borrower Entities shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the time of the Closing and from the date of this Agreement to the Closing (for the avoidance of doubt, with Article 5 applicable from the date of this Agreement). From the date of this Agreement until the Closing, and before and after giving effect to the issue of the Term Loans (and the application of the proceeds thereof as contemplated by Section 5.8), no Default or Event of Default shall have occurred and be continuing or would result from the issue of the Term Loans.

(c)               Compliance Certificates.

(i)                 Officer’s Certificate. The Borrower shall have Made Available to the Administrative Agent and the Lenders an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.1(a), 3.1(b), 3.1(e), 3.1(f), 3.1(g)(ii), 3.1(h), 3.1(i), 3.1(j), 3.1(k), 3.1(l), 3.1(m), 3.1(n), 3.1(p), 3.1(q), 3.1(t), 3.1(u), and 3.1(v) have been fulfilled as of the Closing.

(ii)              Secretary’s Certificate. Each of the Sponsor, the Member and the Borrower shall have Made Available to the Administrative Agent and Lenders a certificate executed by its Secretary, Assistant Secretary or other Responsible Officer, dated as of the Closing Date, certifying, with respect to such Person, as to (1) the certificate of formation, together with any amendments, certified by the Secretary of State of the State of Delaware as of a recent date and a certificate as to the good standing of such Person from the Secretary of State of the State of Delaware, dated as of a recent date, in each case attached thereto; (2) a true and complete copy attached thereto of the limited liability company agreement or other organizational documents of such Person; (3) the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of each Financing Document to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (4) the incumbency and specimen signature of each Person, executing each of the Financing Documents to which it is or is intended to be a party (and such Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

(d)               Closing Opinions of Counsel. The Borrower shall have Made Available to the Administrative Agent and Lenders an opinion dated as of the Closing Date from Foley Lardner LLP, (i) as special New York counsel for the Borrower Entities and with respect to the Financing Documents and company securities law matters, (ii) as special Delaware counsel for the Borrower Entities and (iii) as special federal energy regulatory counsel for the Borrower Entities, substantially in the form set forth in Exhibit G-3.

(e)               Payment of Fees. The Borrower shall have paid or caused to be paid (i) on or before the Closing the reasonable and documented fees, charges and disbursements of the Lenders’ special counsel referred to in Section 3.1(d) to the extent reflected in a statement of such counsel rendered to the Borrower at least three (3) Banking Days prior to the Closing, (ii) fees set forth in the Fee Letters, and (iii) all other fees and expenses then due and payable by the Borrower pursuant to the Financing Documents to the extent reflected in a statement of the applicable payee rendered to the Borrower at least three (3) Banking Days prior to the Closing, which fees in each case may be paid by the Borrower from the proceeds of the Term Loans at the sole option of the Borrower.

(f)                Changes in Corporate Structure. Neither the Borrower nor the Subsidiaries shall have changed their jurisdiction of organization, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 3.1(l).

(g)               Financing Documents and Material Project Documents.

(i)                 The Administrative Agent and the Lenders shall have received copies of each Financing Document required to be executed by a Borrower Entity on or prior to the Closing Date in such number as reasonably requested by the Lenders (which may be delivered by facsimile or other electronic means for the purposes of satisfying this Section 3.1(g)(i) on the Closing Date); provided, that signed originals of the Term Loans shall be delivered on or prior to the Closing Date; provided, further, that signed originals, to the extent requested, of the other Financing Documents shall be delivered promptly thereafter to the extent necessary to effect the effectiveness of the applicable Financing Document.

(ii)              The Borrower shall have Made Available to the Administrative Agent and Lenders true, complete and correct copies of all of the Material Project Documents (other than any Additional Project Document not required to have been executed as of the Closing Date) together with any amendments thereto, and (1) each such Material Project Document shall be in full force and effect; and (2) to the Borrower’s Knowledge, no party to any such Material Project Document is, or but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder.

(h)               Subsidiary Organizational Documents. The Borrower shall have Made Available to the Administrative Agent and the Lenders (i) a true and complete copy of the Yaphank Project Holdco LLC Agreement and the other limited liability company agreements of each Subsidiary, together with any amendments thereto and (ii) the true and complete copies of the certificates of formation of each Subsidiary, together with any amendments thereto, certified by the Secretary of State of the State of Delaware as of a recent date, and each such organizational document shall be in full force and effect.

(i)                 Solvency Certificate. The Borrower shall have Made Available to the Administrative Agent and the Lenders a certificate from a Responsible Office of the Borrower that, after giving effect to the transactions contemplated under the Financing Documents, each Borrower Entity is Solvent.

(j)                 Lien Searches. The Borrower shall have Made Available to the Administrative Agent and each Lender customary reports of recent searches of UCC financing statements, fixture filings and all judicial and tax lien filings that have been made with respect to any personal or mixed property of the Borrower and the Subsidiaries, reasonably satisfactory to the Lenders, in the jurisdiction of formation or organization of such Person or where a filing has been or would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral together with copies of all such filings disclosed by such searches, and draft UCC-3 termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC-1 financing statements or fixture filings disclosed in such searches (other than any such financing statements or fixture filings in respect of Permitted Liens).

(k)               Projections. The Borrower shall have Made Available to the Administrative Agent and the Lenders the Base Case Model, which shall comply with the Debt Sizing Parameters and shall otherwise be in form and substance satisfactory to the Lenders.

(l)                 Financial Statements. The Borrower shall have Made Available to the Administrative Agent and to the Lenders each of the following:

(i)                 the (A) audited balance sheets and related statements of income, stockholders’ equity and cash flows of Sponsor for the fiscal year ending October 31, 2022 and (B) unaudited balance sheets and related statement of income, stockholders’ equity and cash flows of the Borrower for each subsequent fiscal quarter; and

(ii)              a certificate of the Borrower signed by a Responsible Officer of the Borrower to the effect that no Event of Default or Default has occurred and is continuing.

(m)             No Material Adverse Effect; No Cash Diversion Event. With respect to each Project, (i) no event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred and is continuing and (ii) no Cash Diversion Event has occurred and is continuing and there are no facts, events or circumstances on the Closing Date that could reasonably be expected to give rise to a Cash Diversion Event.

(n)               Insurance. The Borrower shall have Made Available to the Administrative Agent and to each Lender certificates of insurance evidencing that the insurance policies required to be maintained at such time pursuant to Section 5.5 and Schedule 5.5 and the designation, where applicable, of the Collateral Agent as an additional named insured thereunder is in effect to the extent required by Schedule 5.5, such certificates to be in such form and contain such information as is specified in Schedule 5.5. In addition, the Borrower shall, in its Officer’s Certificate delivered pursuant to Section 3.1(c)(i), set forth the insurance obtained by the Borrower Entities in accordance with the requirements of Section 5.5 and Schedule 5.5 and state (a) that such insurance has been obtained and is in full force and effect, (b) that such insurance complies with Section 5.5 and Schedule 5.5 and (c) that all premiums then due and payable on all insurance required to be obtained by the Borrower Entities have been paid.

(o)               Consultant Reports. The Borrower shall have Made Available to the Lender:

(i)                 the Independent Engineer’s Reports in respect of each Project, together with a reliance letter in the form of Exhibit G-1 attached hereto;

(ii)              the Insurance Consultant’s Report, together with a reliance letter in the form of Exhibit G-1 attached hereto; and

(iii)            an Environmental Report for each Project.

(p)               Consents. The Borrower shall have Made Available to the Administrative Agent and to the Lenders each Consent, in form and substance satisfactory to each such Lender, acting reasonably, and each Consent shall be in full force and effect.

(q)               Project Permits. All Applicable Permits set forth in Part I of Schedule 4.15(a) have been obtained, and shall be in full force and effect, and except as set forth in Part I (b) of Schedule 4.15(a), shall not be subject to any appeal and there shall be no proceedings pending, or to the Borrower’s Knowledge, threatened seeking to set aside, rescind, terminate, modify, suspend, revoke or invalidate any such Applicable Permit, and, copies of each such Applicable Permit shall have been Made Available to the Administrative Agent and the Lenders, together with a certificate from a Responsible Officer of the Borrower certifying the foregoing and the Borrower shall have delivered a certificate from a Responsible Officer certifying that all Permits listed in Part II of Schedule 4.15(a) that have not been obtained are expected to be applied for and obtained in the ordinary course, without undue delay or cost, when required under the Material Project Documents and Applicable Law to progress the ownership, leasing, management, operation or maintenance of the Projects in accordance herewith.

(r)                Real Estate. The Borrower shall have Made Available to each Purchaser true, correct and complete copies of each Real Estate Document, Title Policy and Title Survey;

(s)                Absence of Litigation; Energy Regulation. No action, suit, proceeding or investigation shall have been instituted or threatened in writing by any Person, nor shall any rule, regulation, order, judgment or decree have been issued or proposed to be issued in writing by any Governmental Authority (other than any proposed change in law proposed in either the United States House of Representatives or the United States Senate that is not yet an Applicable Law) that, (i) could reasonably be expected to have a Material Adverse Effect on a Project Company or a Project, (ii) solely as a result of the ownership, leasing, management, operation or maintenance of a Project, the sale of electricity therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem (1) any of the Secured Parties or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA, or under any applicable state law and regulation respecting the rates or the financial or organizational regulation of electric utilities, except in each case as set forth in Section 4.10(f); or (2) the Borrower or any Affiliate of the Borrower to be subject to, or not exempted from, regulation under PUHCA (other than (a) as an EWG or an owner or operator of a QF, (b) as an “electric utility company” or a “public-utility company,” as those terms are defined in PUHCA, that is an EWG or the owner or operator of a QF, or (c) as a “holding company” as that term is defined in PUHCA that is a holding company of EWGs or QFs), or (iii) seeks to materially impair, restrain, prohibit or invalidate the transactions contemplated by the Material Project Documents to which any Project Company is a party or regarding the effectiveness or validity of any material Applicable Permit with respect to a Project.

(t)                 No Casualty. No unrepaired casualty exists with respect to any Project (or any portion thereof) material to the ownership, leasing, management, operation or maintenance of such Project or the sale of electric energy therefrom unless, in the opinion of the Independent Engineer, such casualty is reasonably capable of repair within a reasonably satisfactory time-frame and an adequate reserve, reasonably acceptable to the Lenders, has been established for such repair.

(u)               KYC Information. The Borrower shall have Made Available to each Lender, at least ten (10) Banking Days prior to the Closing Date, all such documentation and information requested by such Lender that is reasonably necessary (including the names and addresses of the Sponsor, Member, Borrower and Subsidiaries) for such Lender to identify the Sponsor, Member, Borrower and Subsidiaries in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder) and other Anti-Money Laundering Laws, reasonably requested at least ten (10) Banking Days prior to the Closing Date. The Borrower shall have Made Available to the Administrative Agent and each Lender, at least five (5) days prior to the Closing Date, a completed Beneficial Ownership Certification.

(v)               Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to such Lender, and such Lender shall have received all such counterpart originals or certified or other copies of such documents as such Lender may reasonably request.

(w)             Base Equity Requirement. Borrower shall have certified to Administrative Agent and the Lenders (in form and substance satisfactory to Administrative Agent acting at the direction of the Lenders), that Borrower has received the proceeds of cash equity contributions made by its Affiliate, which collectively are in an aggregate amount not less than the Base Equity Requirement.

3.2              Conditions Precedent to Term Loan Funding Date. The obligation of the Lenders and LC Issuing Banks party hereto on the Term Loan Funding Date to make the Term Loan or to issue any Letters of Credit (provided, however, that the issuance or amendment of any Letter of Credit is subject to the prior satisfaction or waiver of the conditions precedent set forth in Section 3.3) and to otherwise enter into the transactions contemplated by this Agreement is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative Agent, the Lenders and the LC Issuing Banks):

(a)               Representations and Warranties. The representations and warranties of Borrower Entities in this Agreement and each of the other Financing Documents to which they are a party shall be correct when made and at the time of the Term Loan Funding Date (or, if stated to have been made on or as of an earlier date, were true and correct on or as of such earlier date).

(b)               Performance; No Default. Each of the Borrower Entities shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the time of the Closing and from the date of this Agreement to the Term Loan Funding Date (for the avoidance of doubt, with Article 5 applicable from the date of this Agreement). From the date of this Agreement until the Term Loan Funding Date, and before and after giving effect to the issue of the Term Loans (and the application of the proceeds thereof as contemplated by Section 5.8), no Default or Event of Default shall have occurred and be continuing or would result from the issue of the Term Loans.

(c)               Compliance Certificates.

(i)                 Officer’s Certificate. The Borrower shall have Made Available to the Administrative Agent and the Lenders an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.2(a), 3.2(b), 3.2(e), 3.2(f), 3.2(h)(ii), 3.2(i), 3.2(j), 3.2(k), 3.2(l), 3.2(m), 3.2(n), 3.2(o), 3.2(p), 3.2(q), 3.2(r), 3.2(t), 3.2(v), 3.2(w), and 3.2(z) have been fulfilled as of the Closing.

(ii)              Secretary’s Certificate. Each of the Sponsor, the Member and the Borrower shall have Made Available to the Administrative Agent and Lenders a certificate executed by its Secretary, Assistant Secretary or other Responsible Officer, dated as of the Term Loan Funding Date, certifying, with respect to such Person, as to (1) the certificate of formation, together with any amendments, certified by the Secretary of State of the State of Delaware as of a recent date and a certificate as to the good standing of such Person from the Secretary of State of the State of Delaware, dated as of a recent date, in each case attached thereto; (2) a true and complete copy attached thereto of the limited liability company agreement or other organizational documents of such Person; (3) the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of each Financing Document to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (4) the incumbency and specimen signature of each Person, executing each of the Financing Documents to which it is or is intended to be a party (and such Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

(d)               Closing Opinions of Counsel. The Borrower shall have Made Available to the Administrative Agent and Lenders an opinion dated as of the Closing Date from Foley Lardner LLP, (i) as special New York counsel for the Borrower Entities and with respect to the Financing Documents and company securities law matters, (ii) as special Delaware counsel for the Borrower Entities and (iii) as special federal energy regulatory counsel for the Borrower Entities, substantially in the form set forth in Exhibit G-3.

(e)               Payment of Fees. The Borrower shall have paid or caused to be paid (i) on or before the Term Loan Funding Date the reasonable and documented fees, charges and disbursements of the Lenders’ special counsel referred to in Section 3.1(d) to the extent reflected in a statement of such counsel rendered to the Borrower at least three (3) Banking Days prior to the Term Loan Funding Date, (ii) fees set forth in the Fee Letters, and (iii) all other fees and expenses then due and payable by the Borrower pursuant to the Financing Documents to the extent reflected in a statement of the applicable payee rendered to the Borrower at least three (3) Banking Days prior to the Term Loan Funding Date, which fees in each case may be paid by the Borrower from the proceeds of the Term Loans at the sole option of the Borrower.

(f)                Changes in Corporate Structure. Neither the Borrower nor the Subsidiaries shall have changed their jurisdiction of organization, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 3.1(l).

(g)               Notice of Borrowing. At least five (5) Banking Days prior to the Term Loan Funding Date, the Administrative Agent and each Lender shall have received a Notice of Borrowing signed by a Responsible Officer of the Borrower.

(h)               Financing Documents and Material Project Documents.

(i)                 To the extent not provided for Closing, the Administrative Agent and the Lenders shall have received copies of each Financing Document required to be executed by a Borrower Entity on or prior to the Term Loan Funding Date in such number as reasonably requested by the Lenders (which may be delivered by facsimile or other electronic means for the purposes of satisfying this Section 3.2(h)(i) on the Term Loan Funding Date); provided, that signed originals of the Term Loans shall be delivered on or prior to the Term Loan Funding Date; provided, further, that signed originals, to the extent requested, of the other Financing Documents shall be delivered promptly thereafter to the extent necessary to effect the effectiveness of the applicable Financing Document.

(ii)              To the extent not provided for Closing, the Borrower shall have Made Available to the Administrative Agent and Lenders true, complete and correct copies of all of the Material Project Documents (other than any Additional Project Document not required to have been executed as of the Term Loan Funding Date) together with any amendments thereto, and (1) each such Material Project Document shall be in full force and effect; and (2) to the Borrower’s Knowledge, no party to any such Material Project Document is, or but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder.

(i)                 Subsidiary Organizational Documents. To the extent not provided for Closing, the Borrower shall have Made Available to the Administrative Agent and the Lenders (i) a true and complete copy of the Yaphank Project Holdco LLC Agreement and the other limited liability company agreements of each Subsidiary, together with any amendments thereto and (ii) the true and complete copies of the certificates of formation of each Subsidiary, together with any amendments thereto, certified by the Secretary of State of the State of Delaware as of a recent date, and each such organizational document shall be in full force and effect.

(j)                 Solvency Certificate. The Borrower shall have Made Available to the Administrative Agent and the Lenders a certificate from a Responsible Office of the Borrower that, after giving effect to the transactions contemplated under the Financing Documents, the Borrower is Solvent.

(k)               Lien Searches. The Borrower shall have Made Available to the Administrative Agent and each Lender customary reports of recent searches of UCC financing statements, fixture filings and all judicial and tax lien filings that have been made with respect to any personal or mixed property of the Borrower and the Subsidiaries, reasonably satisfactory to the Lenders, in the jurisdiction of formation or organization of such Person or where a filing has been or would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral together with copies of all such filings disclosed by such searches, and draft UCC-3 termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC-1 financing statements or fixture filings disclosed in such searches (other than any such financing statements or fixture filings in respect of Permitted Liens).

(l)                 Projections. The Borrower shall have Made Available to the Administrative Agent and the Lenders the Base Case Model, which shall comply with the Debt Sizing Parameters and shall otherwise be in form and substance satisfactory to the Lenders.

(m)             Financial Statements. The Borrower shall have Made Available to the Administrative Agent and to the Lenders each of the following:

(i)                 the (A) audited balance sheets and related statements of income, stockholders’ equity and cash flows of Sponsor for the fiscal year ending October 31, 2022 and (B) unaudited balance sheets and related statement of income, stockholders’ equity and cash flows of the Borrower for each subsequent fiscal quarter; and

(ii)              a certificate of the Borrower signed by a Responsible Officer of the Borrower to the effect that no Event of Default or Default has occurred and is continuing.

(n)               No Material Adverse Effect. With respect to each Project, no event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred and is continuing.

(o)               Insurance. The Borrower shall have Made Available to the Administrative Agent and to each Lender certificates of insurance evidencing that the insurance policies required to be maintained at such time pursuant to Section 5.5 and Schedule 5.5 and the designation, where applicable, of the Collateral Agent as an additional named insured thereunder is in effect to the extent required by Schedule 5.5, such certificates to be in such form and contain such information as is specified in Schedule 5.5. In addition, the Borrower shall, in its Officer’s Certificate delivered pursuant to Section 3.1(c)(i), set forth the insurance obtained by the Borrower Entities in accordance with the requirements of Section 5.5 and Schedule 5.5 and state (a) that such insurance has been obtained and is in full force and effect, (b) that such insurance complies with Section 5.5 and Schedule 5.5 and (c) that all premiums then due and payable on all insurance required to be obtained by the Borrower Entities have been paid.

(p)               Consultant Reports. The Borrower shall have Made Available to the Lender:

(i)                 the Independent Engineer’s Reports in respect of each Project, together with a reliance letter in the form of Exhibit G-1 attached hereto;

(ii)              the Insurance Consultant’s Report, together with a reliance letter in the form of Exhibit G-2 attached hereto; and

(iii)            to the extent available, an Environmental Reports for each Project.

(q)               Consents. The Borrower shall have Made Available to the Administrative Agent and to the Lenders each Consent, in form and substance satisfactory to each such Lender, acting reasonably, and each Consent shall be in full force and effect.

(r)                Borrower Reserve Accounts. The Borrower shall have deposited (or shall substantially concurrently deposit from the proceeds of the Term Loans) into the Accounts an amount necessary so that the total amount on deposit in each such account is equal to the then-applicable Borrower Reserve Requirement for such account or shall have delivered the applicable Letter of Credit in such amount to the Collateral Agent to satisfy the Borrower Reserve Requirement for such account.

(s)                Security.

(i)                 Each Lender shall have received evidence of the creation and, where applicable, perfection of, and satisfactory arrangements for the filing or registration of all appropriate documents and payment of all related fees and expenses in accordance with Applicable Law necessary for the creation and perfection of valid and perfected first priority security interests (subject to Permitted Liens) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, all in form and substance satisfactory to each such Lender, acting reasonably.

(ii)              All Collateral that must be delivered to the Collateral Agent in order to, pursuant to Applicable Law, perfect the security interest therein as a first priority Lien (including, without limitation, any letters of credit, notes, bonds or certificated securities) and the certificates evidencing (A) all of Member’s Equity Interests in the Borrower; (B) all of Borrower’s assets, including the Borrower’s Equity Interests in each of the Project Companies (other than Yaphank Project Company); (C) all of Borrower’s Equity Interest in the Class B Member; and (D) all of the Class B Member’s Class B Membership Interest in the Yaphank Project Holdco, all of the foregoing Equity Interests pledged pursuant to the Security Documents, (which certificates shall be accompanied by undated instruments of transfer duly executed in blank) shall have been delivered to the Collateral Agent.

(iii)            The Collateral Accounts required to be established on or prior to the Closing Date shall have been established pursuant to the Depositary Agreement.

(t)                 Project Permits. All Applicable Permits set forth in Part I of Schedule 4.15(a) have been obtained, and shall be in full force and effect, and except as set forth in Part I (b) of Schedule 4.15(a), shall not be subject to any appeal and there shall be no proceedings pending, or to the Borrower’s Knowledge, threatened seeking to set aside, rescind, terminate, modify, suspend, revoke or invalidate any such Applicable Permit, and, copies of each such Applicable Permit shall have been Made Available to the Administrative Agent and the Lenders, together with a certificate from a Responsible Officer of the Borrower certifying the foregoing and the Borrower shall have delivered a certificate from a Responsible Officer certifying that all Permits listed in Part II of Schedule 4.15(a) that have not been obtained are expected to be applied for and obtained in the ordinary course, without undue delay or cost, when required under the Material Project Documents and Applicable Law to progress the ownership, leasing, management, operation or maintenance of the Projects in accordance herewith.

(u)               Real Estate. The Borrower shall have Made Available to each Purchaser true, correct and complete copies of each Real Estate Document, Title Policy and Title Survey;

(v)               Absence of Litigation; Energy Regulation. No action, suit, proceeding or investigation shall have been instituted or threatened in writing by any Person, nor shall any rule, regulation, order, judgment or decree have been issued or proposed to be issued in writing by any Governmental Authority (other than any proposed change in law proposed in either the United States House of Representatives or the United States Senate that is not yet an Applicable Law) that, (i) could reasonably be expected to have a Material Adverse Effect on a Project Company or a Project, (ii) solely as a result of the ownership, leasing, management, operation or maintenance of a Project, the sale of electricity therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem (1) any of the Secured Parties or any Affiliate of any of them to be subject to, or not exempted from, regulation under the FPA or PUHCA, or under any applicable state law and regulation respecting the rates or the financial or organizational regulation of electric utilities, except in each case as set forth in Section 4.10(f); or (2) the Borrower or any Affiliate of the Borrower to be subject to, or not exempted from, regulation under PUHCA (other than (a) as an EWG or an owner or operator of a QF, (b) as an “electric utility company” or a “public-utility company,” as those terms are defined in PUHCA, that is an EWG or the owner or operator of a QF, or (c) as a “holding company” as that term is defined in PUHCA that is a holding company of EWGs or QFs), or (iii) seeks to materially impair, restrain, prohibit or invalidate the transactions contemplated by the Material Project Documents to which any Project Company is a party or regarding the effectiveness or validity of any material Applicable Permit with respect to a Project.

(w)             Funding of Collateral Accounts. All amounts required to be funded on the Term Loan Funding Date shall have been funded in the amount and manner required by Article 3 of the Depositary Agreement.

(x)               No Casualty. No unrepaired casualty exists with respect to any Project (or any portion thereof) material to the ownership, leasing, management, operation or maintenance of such Project or the sale of electric energy therefrom unless, in the opinion of the Independent Engineer, such casualty is reasonably capable of repair within a reasonably satisfactory time-frame and an adequate reserve, reasonably acceptable to the Lenders, has been established for such repair.

(y)               Flow of Funds. At least four (4) Banking Days prior to the Term Loan Funding Date, each Lender shall have received a draft Funds Flow Memorandum and at least one (1) Banking Day prior to the Term Loan Funding Date, each Lender shall have received a final Funds Flow Memorandum signed by a Responsible Officer of the Borrower.

(z)               Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to such Lender, and such Lender shall have received all such counterpart originals or certified or other copies of such documents as such Lender may reasonably request.

3.3              Conditions Precedent to Each Credit Event. The obligation of the Lenders and the LC Issuing Banks to effect or permit each Credit Event is subject to the conditions that, on the date such Credit Event is to occur, the following shall be true and correct:

(a)               Representations and Warranties. The representations and warranties of Borrower Entities in this Agreement and each of the other Financing Documents to which they are a party shall be correct when made and at the such time (or, if stated to have been made on or as of an earlier date, were true and correct on or as of such earlier date).

(b)               Event of Default. No Default or Event of Default shall have occurred and be continuing or would result from the Credit Event.

(c)               Material Adverse Effect. With respect to each Project, no event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred and is continuing.

(d)               Commitment Not Exceeded. The Stated Amount of each Letter of Credit being issued, amended or reinstated as of such date shall not exceed the applicable Available LC Commitment allocated to such Letter of Credit.

(e)               Payment of Fees. The Borrower shall have paid or caused to be paid all fees and expenses then due and payable by the Borrower pursuant to the Financing Documents to the extent reflected in a statement of the applicable payee rendered to the Borrower at least three (3) Banking Days prior to the Credit Event, which fees in each case may be paid by the Borrower from the proceeds of the Credit Event, if applicable, at the sole option of the Borrower.

(f)                Letters of Credit. With respect to the issuance, amendment or reinstatement of any Letter of Credit, the following conditions shall be satisfied:

(i)                 Borrower shall deliver a duly executed Notice of LC Activity at least three (3) Banking Days prior to the date of the requested issuance or amendment of any Letter of Credit; and

(ii)              With respect to any request related to the reinstatement of the Stated Amount of any Letter of Credit after a Drawing Payment, all such Drawing Payments and LC Loans shall have been fully repaid by the Borrower as of the date of such request.

Article 4

REPRESENTATIONS AND WARRANTIES

Borrower, for itself, and on behalf of each other applicable Borrower Entity, makes the following representations and warranties to and in favor of Administrative Agent, the Lenders and each other Secured Party as of the date of each Credit Event (except that any representation or warranty in this Article 4 which relates expressly to an earlier date, by direct reference or by reference to a document dated a certain date, shall be deemed made only as of such date.

4.1              Organization, Power and Authority.

(a)               Each Borrower Entity (i) is duly organized and validly existing and in good standing (or other applicable term) under the laws of the jurisdiction of its formation with all requisite organizational or other power and authority under the laws of such jurisdiction to enter into the Operative Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby; (ii) is duly qualified, authorized to do business and in good standing in such jurisdiction and each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (iii) has the requisite limited liability company or corporate power (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to take all action as may be necessary to consummate the transactions contemplated hereunder, and (C) to provide any guarantees and grant the liens and security interests provided for in the Financing Documents to which it is a party; and (iv) has the requisite limited liability company or corporate authority to execute, deliver and perform its obligations under each Operative Document to which it is a party.

(b)               The sole member of the Borrower is the Member, which owns 100% of all issued and outstanding membership interests in the Borrower.

(c)               The sole member of the Class B Member is the Borrower, which owns 100% of all issued and outstanding membership interests in the Class B Member.

(d)               The Class B Member owns 100% of all issued and outstanding Class B Membership Interests in the Yaphank Project Holdco.

(e)               The sole member of each Project Company (other than the Yaphank Project Company) is the Borrower, which owns 100% of all issued and outstanding membership interests in such Project Company. The sole member of the Yaphank Project Company is the Yaphank Project Holdco, with owns 100% of all issued and outstanding membership interests in the Yaphank Project Company.

(f)                Schedule 4.1(f) accurately sets forth the ownership structure of the Borrower Entities underneath the Sponsor. The Borrower has no subsidiaries other than as shown on Schedule 4.1(f).

4.2              Authorization; No Conflict. Each Borrower Entity has duly authorized, executed and delivered each Operative Document to which it is a party. The execution by each Borrower Entity of the Operative Documents to which it is a party do not, and the performance by each such Person of its obligations hereunder and thereunder will not: (i) violate or be in conflict with any term or provision of (A) the Organizational Documents of such Person, (B) any Applicable Law in any material respect (including, any applicable usury or similar laws), or (C) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Borrower Entities or to their property; (ii) materially violate, be in material conflict or materially inconsistent with, result in a material breach of, or constitute a material default (with or without the giving of notice or the passage of time or both) under, any term or provision of any document, agreement or instrument to which the Borrower Entities are a party; and (iii) except as specifically contemplated by the Operative Documents, result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the assets and properties of the Borrower Entities.

4.3              Enforceability; Enforceability of Liens. Each Operative Document to which the Borrower Entities are a party is in full force and effect and is a legal, valid and binding obligation of the Borrower Entities thereto, as applicable, enforceable against such Person in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Operative Documents have been amended or modified since the date of this Agreement except in accordance with this Agreement. Each Lien created and perfected under the Security Documents in favor of the Collateral Agent shall remain so perfected as of each date this representation is made or deemed made and shall constitute a valid and enforceable first priority Lien on the Collateral that is subject to such Lien (except for Permitted Liens that, pursuant to Applicable Law, are entitled to a higher priority than the Liens of the Collateral Agent).

4.4              ERISA. None of the Borrower or its Subsidiaries maintains, sponsors, or has any obligation to contribute to any ERISA Plans, and none of the Borrower or its Subsidiaries has maintained, contributed, or been obligated to contribute to any ERISA Plan at any time within the preceding five (5) years with respect to which the Borrower has any liability. No event has occurred that could be reasonably expected to subject the Borrower or its Subsidiaries, either directly or by reason of its affiliation with any ERISA Affiliate, to any material liability imposed by Title IV of ERISA, or to any lien imposed by Section 430 of the Code or Section 303 or Title IV of ERISA, and, to the Borrower’s Knowledge, no condition exists that could be reasonably expected to give rise to such liability or lien. The execution and delivery of this Agreement and the issuance of the Term Loans hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

4.5              Taxes.

(a)               Each of the Borrower, the Member and the Subsidiaries (i) has filed, or has caused to be filed, all federal Tax Returns and all material state, local and foreign Tax Returns that it was required to file and such Tax Returns were correct and complete in all material respects and accurately reflect in all material respects the liability for Taxes of such Person for the period covered thereby and (ii) has paid or has caused to be paid all material Taxes, whether or not reflected on any Tax Returns, required to be paid (other than those Taxes that it is contesting in good faith and by appropriate proceedings, with adequate, segregated cash reserves established for such Taxes) and, with respect to any accrued Taxes that are not due, has established or has caused to be established reserves that are adequate for the payment thereof.

(b)               None of the Member, the Borrower or its Subsidiaries is party to any tax sharing arrangement with any Person or any other agreement pursuant to which it is liable for the Taxes of another Person (including with any Affiliate of a Borrower Entity), other than in connection with the Yaphank Project Holdco LLC Agreement.

(c)               All Taxes that are required to be withheld or collected by the Member, the Borrower and the Subsidiaries have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority or properly deposited as required by applicable laws (other than those Taxes that it is contesting in good faith and by appropriate proceedings for which adequate, segregated cash reserves have been established).

(d)               Each of the Borrower, Member, and the Subsidiaries (other than the Yaphank Project Holdco) is a “disregarded entity” or partnership (and not a publicly traded partnership) for U.S. federal income tax purposes and has always been a “disregarded entity” or partnership since its formation. No affirmative elections have been filed with the IRS or any state or local taxing authority to treat Borrower, Member or any Subsidiary as an association taxable as a corporation for U.S. federal, state or local income tax purposes.

(e)               Each of the Borrower, the Member and the Subsidiaries (or, if such entity is disregarded for U.S. federal income tax purposes, the Person from whom such entity is disregarded for U.S. federal income tax purposes) is a United States Person not subject to withholding under Code Sections 1445 or 1446. None of the Member, the Borrower or the Subsidiaries is a Disqualified Person or a “related person” with respect to the Power Purchasers for purposes of Code Section 267(b), 707(b)(1) or 7701(e)(4).

(f)                None of the Member, the Borrower or any Subsidiary has executed (or is subject to) any waiver currently in effect or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns, and no request for an extension of time in which to file any Tax Return is outstanding.

(g)               With respect to each of the Member, the Borrower and each Subsidiary, no audit, examination or other administrative proceedings or court proceedings have occurred, presently are pending or, to the Borrower’s knowledge, are threatened with regard to any Taxes or Tax Returns of such Person, and the Borrower has no knowledge of any proposal from a Governmental Authority proposing any adjustment to the Tax liability of such Person, in connection with any Taxes or any Tax Return, that is pending or otherwise unsettled.

(h)               No power of attorney currently in force has been granted with respect to Taxes of the Member, the Borrower or any Subsidiary.

(i)                 None of the Member, the Borrower or any Subsidiary has any outstanding liability for any payment of amounts with respect to Taxes of any other Person as a result of being a member of an Affiliated, consolidated, combined or unitary group, or as a result of succeeding to such liability as a result of merger, conversion or asset acquisition.

(j)            With respect to each of the Member, the Borrower and each Subsidiary, there are no Liens for Taxes, except for Permitted Liens.

(k)           No written claim has been made by any Governmental Authority and received by any of the Member, the Borrower or any Subsidiary in a jurisdiction where such Person does not file a Tax Return that it is or may be subject to taxation in that jurisdiction.

(l)            The Projects are located in their entirety in the United States.

(m)          No election has been made under Code Sections 168(b)(2)(C), 168(b)(3)(D), 168(b)(5) or 168(g)(7) with respect to any part of the assets of the Borrower or its Subsidiaries.

(n)           Prior to the applicable tax equity first funding date of a Project, no part of such Project had been “placed in service” within the meaning of Code Sections 48(a)(1), 167 and 168.

(o)           The aggregate cost basis of the property and equipment included in the Projects that is described as “energy property” in Code Section 48(a)(3)(A)(i) is no less than the amount of ITC eligible basis set forth in the Base Case Model for such Project.

(p)           During the term of the Power Purchase Agreements, all electricity generated by the applicable Project, less station load and transmission losses to the point of delivery as defined in the respective Power Purchase Agreement, will be sold at wholesale pursuant to the Power Purchase Agreements.

(q)           The electricity generated by the Projects will not be used specifically for the purposes of heating a swimming pool.

(r)            No grants have been (i) applied for that have not been withdrawn prior to the earlier of (A) a final determination of entitlement or (B) in the case of the Yaphank Project, the effective date of the Yaphank Project Holdco LLC Agreement or (ii) provided by the United States, a state, a political subdivision of a state, or any Governmental Authority for use in constructing or financing all or a portion of the Projects or with respect to which the Projects or any Project Company is a beneficiary. No Person has applied, or will apply, for a grant with respect to the Projects from the U.S. Treasury under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009, as amended, and no such grant has been received with respect to the Project.

(s)           No proceeds of any issue of state or local government obligations have been used to provide financing for all or a portion of the Projects, the interest of which is exempt from tax under Code Section 103. No subsidized energy financing has been provided (directly or indirectly) under a U.S. federal, state or local program to or in connection with the Projects. No U.S. federal tax credit other than the ITC has been or will be claimed with respect to any property that is part of the Project.

4.6              Business, Debt, Contracts, Etc. The Borrower and its Subsidiaries do not conduct (and, to Borrower’s Knowledge, have not conducted) any business other than the business contemplated by the Operative Documents or the management, ownership, operation and maintenance of the Projects; they have no outstanding Debt (other than Permitted Debt) or other material liabilities other than pursuant to or allowed by the Operative Documents or Applicable Permits; and they are not a party to or bound by any material contract that provides for payments by or to the Borrower or any Subsidiary in excess of $750,000 per year, other than the Operative Documents to which it is a party.

4.7              Partnerships and Joint Ventures. Neither the Borrower nor its Subsidiaries is a general partner or a limited partner in any general or limited partnership, a joint venturer in any joint venture or a member in any limited liability company (other than (i) the Borrower being the sole member of the Class B Member; (ii) the Class B Member and the Class A Equity Investors being the sole members of the Yaphank Project Holdco; and (iii) the Borrower being the sole member of each Project Company (other than the Yaphank Project Company). The Borrower does not have any Subsidiaries other than the Class B Member and each of the Project Companies.

4.8              Filings. All filings and recordings, re-filings or re-recordings necessary to perfect and maintain the perfection and priority of the interest, title or Liens of the Collateral Agent (acting on behalf of the Secured Parties) have been made or shall be made on the date this representation is made or deemed repeated as required by the Financing Documents.

4.9              Investment Company, Holding Company Act; PUHCA.

(a)               Neither the Borrower nor Subsidiaries are, or are required to be registered as, an investment company within the meaning of the Investment Company Act of 1940.

(b)               The Borrower is either (i) not a “holding company,” as such term is defined in Section 1262(8) of PUHCA and FERC’s regulations at 18 C.F.R. § 366.1, or (ii) is a “holding company” under PUHCA solely with respect to its ownership of one or more EWGs or QFs, and is exempt from regulation under PUHCA to the extent set forth at 18 C.F.R. § 366.3(a). Each Project Company is either (x) not an “electric utility company” or a “public-utility company,” as such terms are defined in Sections 1262(5) and 1262(14) of PUHCA, respectively, and FERC’s regulations at 18 C.F.R. § 366.1, or (y) has obtained EWG status and such status is in full force and effect. As EWGs pursuant to 18 C.F.R. § 366.7(e), the Yaphank Project Company and Bridgeport Project Company are exempt from FERC regulation under PUHCA, other than regulation related to maintaining EWG status.

4.10          Governmental Regulation.

(a)               The Borrower is not subject to regulation by FERC as a “public utility” as such term is defined in Section 201(e) of the FPA, and will not become subject to such regulation, solely as a result of the ownership, leasing, management, operation or maintenance of each Project by the applicable Project Company, the generation or sale of electricity therefrom by such Project Company, the transmission of electricity therefrom by such Project Company, or the entering into any Operative Document or any transaction contemplated hereby or thereby.

(b)               Each Project Company is either (i) a QF that is not subject to regulation as under sections 203, 205, and 206 of the FPA, or (ii) is subject to regulation as a “public utility” with MBR Authority, and such MBR Authority is in full force and effect.

(c)               Neither the Borrower nor any Project Company is subject to regulation by the applicable state energy regulatory body as a “public utility,” “utility,” or “public service corporation” or similar term under any existing state law, rule or regulation with respect to the rates, or corporate or financial, regulation of electric utilities.

(d)               Each Project in California qualifies as an eligible renewable resource under California Public Utilities Code Section 399.12(e) with CEC-RPS-ID number 62019A and the Project’s “first point of interconnection,” as such term is described in 20 CCR §3203(a)(1), is within the metered boundaries of a “California balancing authority area,” as such term is defined in 20 CCR §3201(f).

(e)               No approval is required by FERC, the CPUC or other applicable state energy regulatory body for the Borrower’s execution and delivery of the Financing Documents, the Borrower’s consummation of the transactions contemplated by the Financing Documents, or the performance by the Borrower of its obligations under the Financing Documents. There is no complaint or administrative proceeding pending before FERC, the CPUC or other applicable state energy regulatory body with respect to the Borrower, and to the Borrower’s Knowledge, there are no facts or circumstances which would reasonably be expected to give rise to a complaint or administrative proceeding relating to the aforementioned orders in the future.

(f)                None of the Lenders or any affiliate (as that term is defined in Section 1262(1) of PUHCA) of any of them will, solely as a result of the ownership, leasing, management, operation or maintenance of either Project by the applicable Project Company, the generation or sale of electricity therefrom by such Project Company, the transmission of electricity therefrom by such Project Company, or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or financial, organizational or rate regulation as a “public utility” or “electric utility” under applicable state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities; provided, however, that upon the exercise of any remedy provided for in any Operative Document by a Lender or its “affiliates” (within the meaning of Section 1262(1) of PUHCA), such Lender or affiliate may become subject to regulation under PUHCA or the FPA, to the extent such remedy results in operation or direct or indirect ownership by any Lender or any affiliate, or by any of their successors or assigns, of such Project Company or such Project Company’s facilities used for generation, transmission or distribution of electric energy, or the sale of electric energy by any of them and the exercise of such remedy may require approval by FERC under Section 203 of the FPA.

4.11          Regulations T, U and X. The Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Term Loans will be used by the Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Federal Reserve Board. Margin stock does not constitute any of the value of the assets of the Borrower, and the Borrower does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

4.12          No Pending or Threatened Proceedings. Other than as described on Schedule 4.12, (i) no action, suit, proceeding or investigation has been instituted or, to the Borrower’s Knowledge, threatened in writing by any Governmental Authority or any other third party against the Borrower, Subsidiaries or the Projects which seeks to impair or restrain, in any material respect, or prohibit or invalidate, the transactions contemplated by the Material Project Documents to which such Person is a party or regarding the effectiveness or validity of any material Applicable Permit with respect to a Project and (ii) there are no outstanding injunctions, judgments, orders, decrees or rulings entered against the Borrower or Subsidiaries that seek to impair, restrain, prohibit or invalidate the transactions contemplated by the Operative Documents to which such Person is a party in any material respect. There are no condemnation proceedings by or before any Governmental Authority now pending or, to the Borrower’s Knowledge, threatened in writing with respect to the Projects, or sale of power therefrom or any portion thereof material to the ownership, leasing, management, operation or maintenance of the Projects or sale of power therefrom.

4.13          Compliance with Legal Requirements; Material Project Documents.

(a)           Each of the Borrower Entities is in compliance in all material respects with (i) all Legal Requirements applicable to it and (ii) all of its obligations under all Material Project Documents to which it is a party.

(b)           To the Borrower’s Knowledge, no other party to any Material Project Document is in default of its material obligations thereunder.

(c)           True, correct and complete copies of all Material Project Documents in effect on the date this representation is made or deemed repeated have been Made Available to Lenders by the Borrower and, except for those written amendments and waivers provided to the Lenders, none of the Material Project Documents have been amended, modified, terminated or waived.

4.14          No Default. No Event of Default or Default has occurred and is continuing.

4.15          Permits.

(a)           There are no Permits issued to or required by any Project Company under any Governmental Rule, including Environmental Law, for the ownership, leasing, operation or maintenance of a Project, or for the generation or sale of electricity therefrom, as currently designed that are or will become Applicable Permits other than the Permits described in Schedule 4.15(a).

(b)               Each Applicable Permit described in Part I of Schedule 4.15(a), has been obtained, and is in full force and effect, and all statutory and administrative appeal periods related thereto have expired and no judicial, administrative or other proceedings are pending or, to the Borrower’s Knowledge, threatened in writing, seeking injunction, material modification or revocation of such Permits.

(c)               Each Applicable Permit described in Part II of Schedule 4.15(a) that has not yet been obtained has not been obtained because such Applicable Permit is not, in light of the current status and stage of operation of the Projects, required under any Governmental Rule to be obtained until a future date and, to the Borrower’s Knowledge, each such Applicable Permit is reasonably likely to be obtained on commercially reasonable terms before the date that such Applicable Permit is required for the ownership, leasing, operation or maintenance of the applicable Project, or for the generation or sale of electricity therefrom.

(d)               Except as set forth on Schedule 4.15(d), neither the Borrower nor any of the Subsidiaries has received written notice from any Governmental Authority of an actual or potential violation or revocation of any Applicable Permit and no such notification is reasonably to be expected.

4.16          Existing Defaults. No Borrower Entity is in default under any material term of any Operative Document or any agreement or instrument relating to any obligation of such Person for or with respect to borrowed money.

4.17          Insurance. All policies of insurance required to be obtained by the Borrower Entities under the Operative Documents have been obtained, are in full force and effect, all premiums due thereon have been paid (or will be paid at the Closing from proceeds of the Term Loans hereunder), and, except with respect to policies that have been replaced with other policies in compliance with this Agreement, no notice from any insurer or its representative as to any cancellation or reduction or other change in coverage has been received.

4.18          Environmental Matters.

(a)               (i) Neither the Borrower nor any Subsidiaries is in material violation of any Environmental Law; (ii) neither the Borrower nor any Subsidiaries has used, Released, discharged, generated, manufactured, produced, stored, or disposed of in, on or under the Project Sites, or transported thereto or therefrom, or arranged for or permitted the transfer thereto or therefrom, any Hazardous Substances in a manner that could reasonably be expected to subject the Borrower, the Subsidiaries, the Administrative Agent, the Collateral Agent, the Lenders or any other Secured Party to material liability under any Environmental Law or any Environmental Claim; (iii) to the Borrower’s Knowledge, except as otherwise disclosed in Schedule 4.18, there are no aboveground tanks (of such type as would require registration pursuant to Environmental Law) or underground tanks or surface impoundments, whether operative or temporarily or permanently closed, located on the Project Sites; and (iv) to the Borrower’s Knowledge, there are no Hazardous Substances used, stored or present at or on the Project Sites except in compliance with applicable Environmental Law.

(b)               There is no pending or, to the Borrower’s Knowledge, material Environmental Claim that has been threatened in writing with respect to any Project, including any Environmental Claim with respect to the presence or Release of any Hazardous Substances in, on, from or to the Project Sites or the violation of or liability pursuant to any Environmental Law, and, to the Borrower’s Knowledge, there is no condition, circumstance, action, activity or event pertaining to any Project that could reasonably be expected to form the basis of any material Environmental Claim with respect to such Project.

4.19          Title and Liens.

(a)               Each Project Company is lawfully possessed of a valid easement, leasehold estate, license or permit or a good and indefeasible fee simple estate, as applicable, in the real property comprising the applicable Project Site under the applicable Real Estate Documents, in each case, free and clear of all Liens other than Permitted Liens. No written notice has been given to the Borrower or any Subsidiary by any grantor under any of the Real Estate Documents as to any unrecorded rights of third parties that would adversely and materially affect the use of such Project Site by the Borrower or such Subsidiary. The Class B Member has good title to the Class B Membership Interest, free and clear of all Liens other than Permitted Liens. The Borrower owns no assets other than the Collateral pledged to the Collateral Agent. Each Subsidiary has good title to all of its assets and properties, including assets comprising the Projects held by the Project Companies, in each case, free and clear of all Liens other than Permitted Liens.

(b)               The security interests in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents (A) constitute, as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of any Equity Interests (that constitute “certificated securities” as defined in Article 8 of the UCC), by control or possession by or on behalf of the secured party; and (B) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except, in the case of Collateral not constituting Equity Interests, for Permitted Liens which have priority pursuant to Applicable Law. Except to the extent possession of portions of such Collateral is required for perfection, upon filing of UCC financing statements describing the Collateral and naming the Borrower as debtor and the Collateral Agent as secured party in the office of the Secretary of State of the State of Delaware, all such action as is necessary has been taken, or will be taken on the Closing Date, to establish and perfect, for the benefit of the Collateral Agent, the Collateral Agent’s security interest in and to such Collateral to the extent that such security interest can be perfected by recording or filing. Upon filing of UCC financing statements describing the Collateral and naming the Borrower and Member as debtors and the Collateral Agent as secured party in the office of the Secretary of State of the State of Delaware, all filings and recordings, re-filings or re-recordings necessary to perfect and maintain the perfection and priority of the interest, title or Liens of the Collateral Agent, for the benefit of the Secured Parties, have been made or will be made on the Closing Date, in each case, as required by the Financing Documents. The Collateral Agent has received on or prior to the Closing Date, all original certificates representing all issued and outstanding membership interests in the Subsidiaries owned by the Borrower and all issued and outstanding membership interests in the Borrower owned by the Member.

4.20          Utilities. All utility services necessary for the operation and maintenance of each Project for its intended purposes are available at the Project Sites or could reasonably be expected to be so available as and when required upon commercially reasonable terms.

4.21          Disclosure. All written information (other than projections, budgets, reports, forecasts and other forward-looking information prepared by third party consultants) provided directly or indirectly by or on behalf of the Borrower to each Lender in connection with the transactions contemplated hereby, when taken as a whole (including, without limitation, updated or supplemented documentation and information), is complete and correct in all material respects and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein (taken as a whole, including, without limitation, updated or supplemented documentation and information) not misleading in light of the circumstances under which such statements were made (giving effect to supplements and updates thereto). Each Base Case Model and, to the extent prepared by the Borrower, all other projections or forward looking statements provided to the Lenders by or on behalf of the Borrower, have been prepared by the Borrower in good faith based on reasonable assumptions that are consistent with the provisions of the Operative Documents. The information included in the Beneficial Ownership Certification from the Borrower is true and correct in all respects as of the date of such certification.

4.22          Sufficiency of Material Project Documents. The rights granted to each Project Company pursuant to the Material Project Documents and the Real Estate Documents are sufficient to enable the Projects to be located, developed, financed, constructed, operated and routinely maintained in accordance with the Applicable Permits and Applicable Laws and as currently contemplated by the Operative Documents and the applicable Budgets, including providing adequate ingress and egress for any reasonable purpose in connection with the operation and routine maintenance of each Project through the Term Loan Maturity Date.

4.23          Budget and Projections. To Borrower’s Knowledge, there are no material operating costs that are paid for by the Project Companies not included in the Operating Budget for the applicable Project in respect of which they will be incurred, or that have not otherwise been disclosed to the Lender in writing at least 5 Banking Days prior to the applicable date when this representation is made or repeated.

4.24          Intellectual Property. The Borrower and each of its Subsidiaries owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business. Neither the Borrower nor any Subsidiary has received written notice that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by such Person in connection with its business, including any computer monitoring system used in connection with the Project, will infringe in any manner any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (b) there is any pending or threatened claim or litigation against the Borrower or any Subsidiary contesting its right to sell or use any such product, process, method, substance, part or other material, or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code, which in each such case described in clauses (a) to (c), could reasonably be expected to have a Material Adverse Effect.

4.25          United States Person. The Borrower is, and has since its formation been, disregarded as an entity separate from its owner for U.S. federal income tax purposes. The regarded owner of the Borrower for U.S. federal income tax purposes is a United States Person.

4.26          Project Not in Flood Zone. No Project includes any improved real property that is or will be located in an area identified by the Federal Emergency Management Agency as a “special flood hazard area” with respect to which flood insurance has been made available under the National Flood Insurance Reform Act of 1968, as amended, unless flood insurance for such property has been obtained in accordance with Schedule 5.5.

4.27          OFAC; Sanctions, Anti-Terrorism.

(a)               None of any Borrower Entity or any Controlled Entity, is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), or (ii) otherwise the subject or target of United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Netherlands, or any other relevant sanctions authority (collectively, “Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”). None of any Borrower Entity or any Controlled Entity is owned or controlled by Persons that are: (i) the subject of any Economic Sanctions, or (ii) located, organized or resident in a region, country or territory that is, or whose government is, the subject of Economic Sanctions, including, without limitation, currently Region of Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(b)               No part of the proceeds from the Term Loans hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person. None of any Borrower Entity or any Controlled Entity will use, directly or indirectly, any part of the proceeds from the Term Loans hereunder, in connection with any investment in, or any transactions or dealings with, any Blocked Person or otherwise, in violation of Economic Sanctions.

(c)               None of any Borrower Entity or any Controlled Entity, (i) has been found in violation of, or charged with or convicted of money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under, the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Patriot Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”), (ii) has been found in violation of, or charged with or convicted of a violation of, any Economic Sanctions, (iii) is in violation of any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, United Kingdom, European Union, or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Patriot Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing (collectively, “Anti-Terrorism Laws”), (iv) to the Borrower’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws, any Economic Sanctions, (v) has been assessed civil penalties under any Anti-Money Laundering Laws or any Economic Sanctions, or (vi) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. An Affiliate of the Sponsor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with Applicable Law) to ensure that each Borrower Entity and each Controlled Entity have been and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and Economic Sanctions.

(d)

(i)                 None of any Borrower Entity or any Controlled Entity, (A) has been charged with, or convicted of bribery or any other corruption-related activity under any Applicable Law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (B) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (C) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (D) has violated, or has been or is the target of any sanctions imposed by the United Nations or the European Union;

(ii)              None of any Borrower Entity or any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (A) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (B) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (C) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any Applicable Law or regulation or which would cause any Lender to be in violation of any law or regulation applicable to such Lender; and

(iii)            Neither the Borrower nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds from the Term Loans hereunder for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. An Affiliate of the Sponsor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with Applicable Law) to ensure that each Borrower Entity and each Controlled Entity have been and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

4.28          No Material Adverse Effect; No Cash Diversion Event. Since October 31, 2022, to Borrower’s Knowledge, no event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred and is continuing. No Cash Diversion Event has occurred and is continuing and there are no facts, events or circumstances on the date this representation is made or deemed repeated that could reasonably be expected to give rise to a Cash Diversion Event.

4.29          Financial Statements. The financial statements (including related schedules and notes) Made Available under Section 3.1(l) have been prepared in accordance with GAAP, and are accurate in all material respects. The financial statements (including related schedules and notes) provided under Section 3.1(l) Made Available to the Administrative Agent and Lenders fairly present in all material respects the financial condition and results of operation of the Sponsor and Borrower.

4.30          Solvency. The Borrower, Member and the Project Companies taken as a whole, after giving effect to the contemplated under the Financing Documents, are Solvent.

Article 5
COVENANTS OF BORROWER

Borrower covenants and agrees that so long as this Agreement is in effect, unless Administrative Agent and the Required Lenders waive compliance in writing, that it shall perform, and shall cause each other Borrower Entity to perform the covenants set forth in this Article 5:

5.1              Reporting Requirements. The Borrower shall, at all times until the Scheduled Term Loan Maturity Date, Make Available:

(a)               as soon as available and in any event within sixty (60) days after the end of each quarterly fiscal period of each fiscal year of the Borrower (except for the fourth fiscal quarter of such fiscal year), unaudited statements of income, members’ equity and cash flows of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet as at the end of each such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the Borrower, signed by a Responsible Officer of the Borrower, which certificate shall state that such financial statements fairly present in all material respects the financial condition and (to the extent applicable) results of operations and cash flows of the Borrower, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b)           as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year (beginning for the period covering fiscal year 2023) of the Borrower (i) the audited statements of income, members’ equity and cash flows of such the Borrower for such year and the related balance sheets as at the end of such year, setting forth in each case (to the extent applicable) in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion of an independent certified public accountant of recognized national standing acceptable to the Required Lenders, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with GAAP (subject to normal year-end audit adjustments) and (ii) the unaudited statements of income, members’ equity and cash flows of the Borrower for such year and the related balance sheets as at the end of such year, setting forth in each case (to the extent applicable) in comparative form the corresponding figures for the preceding fiscal year;

(c)           at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of the Borrower signed by a Responsible Officer of the Borrower (i) to the effect that, to the Borrower’s Knowledge, no Event of Default or Default has occurred and is continuing and no notice is required to be Made Available pursuant to Section 5.1(f) and (ii) containing detailed calculations of the Debt Service Coverage Ratio calculated as of the most recent Quarterly Date;

(d)           (i) promptly, after Borrower’s Knowledge that any Event of Default or Default has occurred, a notice of such event (which should indicate that such notice is a “notice of default”) describing the same in reasonable detail, and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect to such Event of Default or Default and (ii) immediately upon receipt of a notice pursuant to Section 14.03 of the Yaphank Project Holdco LLC Agreement, a copy of such notice and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect to such notice;

(e)           promptly upon their becoming available, copies of any written notices of an event of default or material breach under any Material Project Document received by the Borrower;

(f)            promptly after, to Borrower’s Knowledge, any Applicable Permit related to any of the Projects is cancelled, suspended, terminated or materially impaired, which could reasonably be expected to result in a Material Adverse Effect, including a description of such event or circumstance and the action the applicable Project Company proposes to take with respect thereto, except that no such notice shall be required with respect to any Applicable Permit required for the construction phase of a Project that is no longer required for the operation of such Project, if such Applicable Permit is terminated by the Subsidiaries by notice or expires in the ordinary course of business at the stated expiration date;

(g)           as soon as possible after, to Borrower’s Knowledge, any event or circumstance has occurred that would reasonably be expected to result in material liability of the Borrower or the Subsidiaries under Title IV of ERISA, a notice of such event with copies of any correspondence with respect to such event or circumstance;

(h)           promptly after, to Borrower’s Knowledge, any dispute that exists between the Borrower or the Subsidiaries and any Governmental Authority that has resulted in (A) any claim against the Borrower or the Subsidiaries which exceeds $1,000,000, (B) material injunctive or declaratory relief, (C) revocation, suspension or material adverse modification of any Applicable Permit or the commencement of any action or proceeding that could reasonably be expected to result in revocation, suspension or material adverse modification of an Applicable Permit, in each case, the revocation, suspension or adverse modification thereof which could reasonably be expected to result in a Material Adverse Effect, or (D) any Liens (other than Permitted Liens) for Taxes due but not yet paid, a written notice of the same describing the particulars of such dispute and the action the Borrower or the Subsidiaries, as applicable, proposes to take with respect thereto;

(i)            promptly after, to Borrower’s Knowledge, any material Environmental Claim, any material Release of any Hazardous Substances or any material noncompliance with or a violation of any Environmental Law applicable to the Projects or the Project Companies, a written notice of the same describing the particulars of such Environmental Claim, dispute, Release, noncompliance or violation and the response or remedial action the Borrower proposes to take with respect thereto;

(j)            promptly, notice of any litigation that has been commenced against the Borrower or its Subsidiaries involving claims against the Borrower, Subsidiaries or the Projects in excess of $1,000,000 in the aggregate or involving any injunctive, declaratory or other equitable relief or the commencement of any condemnation proceeding with respect to a portion of the Projects;

(k)           promptly, notice of any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Borrower or a Subsidiary, or their respective officers, directors, employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects a Subsidiary or the Projects in excess of an aggregate of $1,000,000 in any fiscal year of such Person, and the Borrower shall keep the Lenders timely apprised of any insurance claim proceedings related to such casualty or loss, including any notice received from any insurance company indicating that it is not obligated to pay any named insured, or that it is withholding any amounts that the Borrower or a Project Company is claiming are due and payable under any insurance policy maintained by the Borrower or a Project Company;

(l)             promptly, notice of any cancellation or material adverse change in the terms, coverages or amounts of any insurance policies of the Borrower or the Subsidiaries;

(m)          promptly, notice of any matter or condition that could reasonably be expected to have a Material Adverse Effect or result in a Cash Diversion Event;

(n)           promptly, notice of initiation of any condemnation proceedings involving a Project or any material portion thereof;

(o)           promptly, notice of any act or agreement by the Borrower or the Subsidiaries to become a surety, guarantor, endorser or accommodation endorser for a third party (other than endorsement of negotiable instruments for collection purposes) which causes any such Person to incur, assume or suffer to exist any contingent liability;

(p)           promptly:

(i)            notice of any change in the direct ownership of the Member, the Borrower or the Subsidiaries;

(ii)           notice of any transfer in the direct or indirect ownership interest held by the Sponsor in the Member, the Borrower or the Subsidiaries;

(iii)          notice of a Permitted Owner ceasing to (x) Control the Borrower or (y) own, directly or indirectly, more than 50% on a fully diluted basis of (A) the aggregate ordinary voting power and (B) the aggregate equity value represented by the issued and outstanding membership interests in the Borrower and, where the occurrence of the event under (x) or (y) is as a result of a transfer of ownership to a Permitted Transferee, reasonable details of the qualification of such Person as a Permitted Transferee together with a notice, designating such Permitted Transferee as “Permitted Owner” for the purposes of the definition thereof, provided, however, that for the avoidance of doubt, any change in the direct ownership of a Permitted Owner or Persons owning an indirect ownership interest in a Permitted Owner shall not require any notice pursuant to this Section 5.1(p)(iii);

(q)           promptly, notice of any written communications received from the FERC, NERC, the CPUC, CEC, CAISO, the EPA or any other Governmental Authority, affecting the Projects, the Borrower, or the Subsidiaries that could be reasonably expected to constitute a Material Adverse Effect;

(r)            promptly when required to be delivered under the Tax Equity Documents, the updated Tax Equity Model certified by the Borrower as the applicable Tax Equity Model provided under the Tax Equity Documents;

(s)           promptly, notice of any unscheduled forced outage with respect to any of the Projects in their entirety for more than forty-eight (48) consecutive hours;

(t)             promptly, copies of any management letter or similar communication as to any deficiencies in the accounting practices of the Borrower from such Person’s auditors, or the resignation, discharge or change of such Person’s auditors;

(u)           promptly, copies of any default notices delivered to any Class A Equity Investor, the Borrower or the Sponsor Guarantor pursuant to the Yaphank Project Holdco, LLC Agreement or any other Tax Equity Document (including, without limitation, capital contributions, purchase or sale rights, transfer of membership interests, true-up requirements, adjustments to distributions percentages, any default or removal event, any indemnity or other claim and any dispute resolution or independent review or audit process);

(v)           [Intentionally Omitted];

(w)          promptly, notice of any contractual obligations incurred with respect to any of the Projects exceeding $500,000 in the aggregate in any fiscal year of the Borrower, not including any obligations incurred pursuant to the Operative Documents or any obligation contemplated in the Operating Budget;

(x)            promptly, notice of any claim of force majeure under any Material Project Documents;

(y)           no later than the thirtieth (30th) Banking Day after each Quarterly Date at occurs on and from the Closing Date, a Restricted Payment Certificate, together with the detailed calculations and summary contemplated therein, in the form of Exhibit F, which, in the event any condition(s) under Section 5.11 is unable to be satisfied, shall specify such condition(s) and amend the applicable certification to describe why such condition not satisfied;

(z)            as soon as available, and in any event no later than 60 days after the end of each fiscal quarter, a reasonably detailed operating report for the previous fiscal quarter, which shall include reasonably detailed information with respect to each Project including a (i) quarterly or monthly and (ii) year-to-date line item comparison of actual operating and financial results to the current budget, and shall be consistent with the sample operating report provided by the Borrower to the Lenders prior to the Closing Date; and

(aa)         with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or relating to the ability of the Borrower to perform its obligations hereunder and under the Financing Documents to which it is a party as from time to time may be reasonably requested by any Lender to the extent then available to Borrower.

5.2           Existence, Conduct of Business, Properties, Etc. The Borrower shall, and shall cause each Subsidiary, to (a) (i) maintain their existence as Delaware limited liability companies, and all material rights, privileges and franchises necessary in the normal conduct of their respective business; and (ii) perform all of its respective material contractual obligations under the Operative Documents to which it is a party; (b) obtain with respect to the Borrower, the Subsidiaries and the Projects, on a timely basis, all necessary Applicable Permits; and (c) engage only in the business contemplated by the applicable Operative Documents.

5.3              Maintenance of Title. The Borrower (a) shall cause each Subsidiary to maintain a valid easement, leasehold estate (including all rights of way and other rights), license, or permit, as applicable, pursuant to the Real Estate Documents, subject only to the Permitted Liens; and (b) shall, and shall cause each Subsidiary to, maintain good and indefeasible title to all of its and such Person’s other respective material personal properties and assets (other than properties and assets disposed of in the Ordinary Course of Business or as otherwise permitted by this Agreement) related to each Project, in each case, subject only to Permitted Liens.

5.4              Compliance with Legal Requirements; Etc.

(a)               The Borrower shall comply, and shall cause each Subsidiary to comply, in each case, in all material respects with all applicable Legal Requirements, including all applicable Environmental Laws, and any environmental management plan required pursuant to, or prepared in connection with, any Applicable Permit, and shall promptly obtain, maintain in full force and effect, renew, and comply in all material respects with, all Applicable Permits as are or in the future shall be necessary for the ownership, leasing, operation and maintenance of each Project under applicable Legal Requirements, including applicable Environmental Laws, and shall obtain all such Applicable Permits required in the future prior to when necessary for the ownership, leasing, operation and maintenance of each Project.

(b)               The Borrower shall, and shall cause each Subsidiary to, promptly respond to any (i) Environmental Claim relating to the Borrower, a Project Company, or the Projects, (ii) inquiry from any Governmental Authority relating to compliance with Environmental Laws or Applicable Permits, and (iii) Release of any Hazardous Substance at, on or from the Project Sites to the extent required of it under and in compliance with Environmental Laws, to the extent it has knowledge of such occurrence, including conducting all containment, investigatory, corrective or remedial actions required by Environmental Laws.

5.5              Insurance; Events of Loss.

(a)               Compliance with Insurance Requirements. The Borrower shall, and shall cause each Subsidiary to, comply with all insurance requirements applicable to it at all times as set forth in any Operative Documents to which it is a party.

(b)               Insurance Maintained by Borrower. The Borrower shall, and shall cause each Subsidiary to, in any event procure at its own expense and maintain in full force and effect at all times on and after the date of this Agreement, the insurance set forth in Schedule 5.5 to this Agreement.

(c)               Right to Procure Insurance. On and after the date of this Agreement, in the event that the Borrower or any Subsidiary fails to procure or maintain the full insurance coverage required by this Section 5.5, insurance may be procured by the Administrative Agent or the Required Lenders pursuant to Schedule 5.5 to this Agreement.

(d)               Notice of Event of Loss or Change in Insurance Coverage. The Borrower shall promptly notify the Lenders of any Event of Loss which the Borrower or the Subsidiaries believes will exceed $5,000,000 and of any cancellation of, material adverse change in, or default under, any insurance policy required to be maintained in accordance with this Section 5.5.

(e)               Loss Proceeds. The Borrower shall cause the Yaphank Project Holdco to apply all Loss Proceeds in accordance with the applicable Yaphank Project Holdco LLC Agreement. To the extent any such Loss Proceeds are distributed to the Class B Member then upon receipt, such Loss Proceeds shall be applied in accordance with Section 2.7.

(f)                No Duty to Verify. No provision of this Section 5.5 or any other provision of any Financing Document shall impose on any Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower or its Subsidiaries, nor shall any Lender be responsible for any representations or warranties made by or on behalf of the Borrower or the Subsidiaries to any insurance company or underwriter.

5.6              Taxes.

(a)               The Borrower shall, and shall cause each Subsidiary to file all Tax Returns when due (with permitted extensions). The Borrower shall, and shall cause each Subsidiary to, pay and discharge, as and when due and prior to delinquency, all U.S. federal and state Taxes and all material other Taxes of any kind, that may at any time imposed, assessed or levied against, on or with respect to it or on any of its Property; provided that, the Borrower and the Subsidiaries shall have the right to contest the validity or amount of any such Tax by appropriate proceedings so long as (i) cash reserves have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, which shall be reasonably satisfactory to the Required Lenders, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest. The Borrower shall, and shall cause each Subsidiary to, promptly pay any valid, final judgment rendered upon the conclusion of the relevant contest, if any, enforcing any such Tax and cause it to be satisfied of record.

(b)               The Borrower shall not, and shall cause each Subsidiary not to, file any election to be treated as an association taxable as a corporation for federal, state or local income tax purposes. The Borrower shall not, and shall cause each Subsidiary not to, allow any transfer of its interests that would cause it to be treated as a publicly traded partnership under Section 7704 of the Code (or any successor laws or regulations).

5.7              Books and Records. The Borrower shall, and shall cause each Subsidiary to, keep and maintain proper books of record in accordance with GAAP and permit the Lenders and representatives of the Lenders, at their own expense, to visit and inspect the properties of such Person, to examine, copy or make excerpts from such entity’s books, records and documents and to discuss such entity’s affairs, finances and accounts with Borrower’s principal officers, all at such times during normal business hours as such representatives may request upon reasonable prior notice. The Borrower shall cause the Subsidiaries at all times to, after the creation thereof in accordance with the applicable Material Project Documents, maintain and preserve a complete set of the Plans and Specifications relating to the design, engineering, construction and equipping of the applicable Project at the applicable Project Site and to make them available for inspection by the Independent Engineer and the Lenders with the other books, records and documents and on the same terms and conditions.

5.8           Use of Proceeds. The Borrower shall use the proceeds of the Loans on the Closing solely (a) to fully repay the certain Debt of the Borrower and its Subsidiaries (other than the Yaphank Project Company) on the Closing Date as set forth in Schedule 5.8(a), (b) for the payment of transaction fees and expenses incurred in connection with the Closing and the other transactions occurring on or prior to the Closing Date, (c) for the funding of the Capital Expenditure Reserve Account in the amounts required to be funded as set forth on Schedule 5.8(b) and (d) the remainder as a distribution to the Sponsor to be used as determined in Sponsor’s discretion.

5.9           Maintenance of Lien. The Borrower shall take, or cause to be taken, at any time after the creation of such Liens, all action reasonably required to maintain and preserve the Liens created by the Security Documents and the priority of such Liens. The Borrower shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) reasonably requested by any Lender for such purposes. The Borrower shall promptly discharge at the Borrower’s cost and expense, any Lien (other than Permitted Liens) on the Collateral.

5.10         Prohibition of Fundamental Changes; Sale of Assets, Etc.

(a)           Except as otherwise provided in Section 5.10(c), the Borrower shall not, and shall not permit any Subsidiary to, change its legal form, merge into or consolidate with, or acquire all or any substantial part of the assets or any class of stock of (or other equity interest in), any other Person and shall not liquidate or dissolve.

(b)           Except as otherwise provided in Section 5.10(c), the Borrower shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any assets other than the use of cash and cash equivalents in the Ordinary Course of Business.

(c)           The Borrower shall not permit any Subsidiary to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any assets other than (i) sales of electric energy, capacity and ancillary services and RECs or similar products pursuant to the Power Purchase Agreements, or to the extent not required to be sold pursuant to such agreements, otherwise in accordance with Prudent Industry Practices and Section 5.19, (ii) the transfer of any related environmental credits sold pursuant to the Power Purchase Agreements, or to the extent not required to be sold pursuant to such agreements, otherwise in in accordance with Prudent Industry Practices and Section 5.19, (iii) the transfer of an asset that is worn out, obsolete, or no longer necessary or useful for the then-current and subsequent stages of operation or maintenance of the Projects, (iv) transfers or other dispositions in connection with the replacement of assets with assets of at least the same functional capability and warranties, if any, (v) the use of cash and cash equivalents in the Ordinary Course of Business in accordance with the applicable Yaphank Project Holdco LLC Agreement and (vi) such other dispositions of assets with a value that does not in the aggregate exceed $250,000 during any twelve (12) month period to the extent approved by the Required Lenders. Notwithstanding the foregoing, (i) at any time Borrower may sell or transfer to any third party or to an Affiliate all of its interest in (A) any Project Company (including the Project Company’s interest in all assets comprising such Project) (B) in the Class B Member (or the Class B Member’s Class B Membership Interest in the Yaphank Project Holdco) provided that the net proceeds realized from any such sale or transfer is not less than the Stipulated Value then applicable to such Project and subject to the requirements of Section 2.4(h)(iv); and (ii) pursuant to the terms and conditions of the Yaphank Project Holdco LLC Agreement, the Class B Member has certain rights to acquire the Class A Member’s Membership Interest (any transaction pursuant to the foregoing subsections (i) or (ii) is referred to as a “Project Disposition”). In such case, in connection with the closing of any such Project Disposition (which may be affected by direct sale or transfer, merger or other structure), (i) all Liens shall be released by Lenders (A) with regard to the Project Company whose equity interests or assets being sold or transferred in the Project Disposition; or (B) in the case of a Project Disposition involving the Class B Member, all liens held by Lenders in the outstanding equity of the Class B Member and the Class B Member’s Class B Membership Interest; and (ii) all Reserves in any Account to the extent attributable to the Project to which the Project Disposition applies shall be released to Borrower.

(d)           Other than pursuant to the Security Documents, the Member shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of the economic or voting interests in the Borrower.

(e)           The Borrower shall not, and shall not permit any Subsidiary to, change (i) its legal name, (ii) its state of organization, (iii) its principal place of business, or (iv) its fiscal year.

(f)            The Borrower shall not, and shall not permit any Subsidiary to become a general or limited partner in any partnership, a joint venturer in any joint venture or a member in any limited liability company other than (i) the Borrower being a member of the Class B Member, and (ii) the Class B Member being a member of the Yaphank Project Holdco.

5.11          Restricted Payments.

(a)           Borrower will not declare or make, or agree to pay or make, any Restricted Payment, unless:

(i)            no Event of Default or Default has occurred and is continuing and such Restricted Payment will not result in an Event of Default;

(ii)              the Debt Service Coverage Ratio calculated on a quarterly basis (A) until the first year anniversary of the Closing Date, since the Closing Date; and (B) after the first year anniversary of the Closing Date, for the twelve (12) month period immediately preceding such Distribution Date is equal to or greater than 1.20:1.00;

(iii)            each Account is funded in accordance with pre-agreed schedules so that (i) the total amount on deposit in each such Account plus (ii) amounts available to be drawn under any issued acceptable Letter of Credit that is credited to such Account, is equal to the then-applicable Borrower Reserve Requirement for such Account;

(iv)             no Cash Diversion Event has occurred and is continuing;

(v)               no LC Loans or Unpaid Drawings are outstanding; and

(b)               the Borrower shall have delivered or Made Available to each Lender a Restricted Payment Certificate in the form of Exhibit F certifying to the effect that each of the applicable foregoing conditions shall have been satisfied and including the detailed calculations and assumptions for the applicable conditions.

5.12          Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its Property (including any Collateral) except Permitted Liens.

5.13          Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly create, incur, assume, suffer to exist or otherwise be or become liable with respect to any Debt except Permitted Debt. The Borrower shall, and shall cause each Project Company to, duly and punctually pay and discharge its obligations in respect of its Debt permitted by this Section 5.13, subject to the terms and conditions of this Agreement and the other Financing Documents.

5.14          Contingent Liabilities. Except as permitted under this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or otherwise create, incur, assume or suffer to exist any contingent obligation; provided, however, that this section shall not be deemed to prohibit (i) the acquisition of goods, supplies or merchandise in the normal course of business on normal trade credit; (ii) the endorsement of negotiable instruments received in the normal course of its business; (iii) the incurrence, creation, assumption or existence of Permitted Debt; or (iv) Permitted Guarantees.

5.15          Investments. The Borrower shall not make, and shall not permit any Subsidiary to, make, any Investments except (all of the following are collectively referred to as “Permitted Investments”):

(a)               any loan or capital contribution by the Borrower to a Project Company to cover working capital, maintenance and capital expenditure needs of such Project Company if such Project Company does not have sufficient cash to pay its obligations, including, without limitation, to the extent necessary to respond to an emergency; and

(b)               any capital contribution or loan made by the Class B Member pursuant to any of Sections 4.01, 4.02 or 4.03 of the Yaphank Project Holdco LLC Agreement and the option to purchase all of the membership interests of the Class A Equity Investor under Article 10 of the Yaphank Project Holdco LLC Agreement.

5.16          Payments. The Borrower shall, and shall cause each Subsidiary to, promptly pay all amounts due under this Agreement, the Financing Documents and (with the exceptions for any amounts which are subject to good faith dispute) the other Operative Documents to which it is a party according to the terms hereof and thereof.

5.17          Nature of Business.

(a)               The Borrower shall not engage in any business other than the ownership of the Project Companies and the exercise of its rights and performance of its obligations contemplated by the Operative Documents to which it is a party. The Borrower shall not permit the Subsidiaries to engage in any business other than the management, ownership, leasing, management, operation and maintenance of the Projects, as contemplated by the Operative Documents.

(b)               Neither the Borrower nor the Subsidiaries shall hire or maintain any employees.

5.18          Material Project Documents; Acquisition Documents; Etc.

(a)               The Borrower shall, and shall cause each Subsidiary and the Member to, (i) perform and observe all of its covenants and obligations contained in each of the Material Project Documents to which it is a party, (ii) take all reasonable and necessary action to prevent the termination or cancellation of any Material Project Documents to which it is a party (except for the expiration of any Material Project Document in accordance with their terms and not as a result of a breach or default thereunder) and (iii) prudently enforce against the relevant Major Project Participant each material covenant or obligation of such Material Project Document to which it is a party in accordance with its terms.

(b)               Subject to Section 5.25, the Borrower shall not, and shall not permit its Subsidiaries or the Member to, (i) cancel or terminate any Material Project Document to which it is a party or consent to or accept any cancellation or termination of any such Material Project Document, (ii) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Material Project Document to which it is a party, (iii) waive any material default under, or material breach of, any Material Project Document to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of, any such Material Project Document or in any way vary, or agree to the variation of, any material provision of such Material Project Document or of the performance of any material covenant or obligation by any other Person under any such Material Project Document, (iv) petition, request or take any other legal or administrative action that seeks, or may be expected, to impair or amend, modify or supplement any material provision of any Material Project Document to which it is a party (including with respect to purchase orders or the incurrence of additional costs or obligations thereunder), (v) amend, supplement or modify any Material Project Document (in each case as in effect when delivered to and accepted by the Purchasers on the date of this Agreement) to which it is a party (including pursuant to Section 6.03(e) of the Yaphank Project Holdco LLC Agreement or any similar mechanism), or (vi) enter into a new agreement or instrument materially supplementing any Material Project Document or enter into any Additional Project Document; in each case of clauses (i) through (vi) above, without (x) satisfactory confirmation to the Lenders that the Borrower and its Subsidiaries have obtained all requisite approvals required under the Yaphank Project Holdco LLC Agreement (in the case of any material Project Document relating to the Yaphank Project) and the other Transactions Documents, as applicable and (y) prior written approval of the Required Lenders; provided, however that no prior written approval of the Required Lenders under this Section 5.18 shall be required for any waivers to or amendments or modifications of the Material Project Documents (A) that are solely of a ministerial, technical or administrative nature or are effected to correct a clear and manifest error in a Material Project Document, (B) with respect to any gas supply agreement or gas transportation agreement, that has a term not in excess of three (3) years, (C) that do not have a value in excess of $500,000 in any fiscal year or $5,000,000 in the aggregate over the term of such agreement (in the case where the amendment, waiver or modification relates to any pricing, cost, expense or other numerical provision in a Material Project Document) or (D) that are otherwise not reasonably expected to have a Material Adverse Effect, including, without limitation, complying with the financial covenants set forth in Section 5.27.

5.19          Transactions With Affiliates. Except as expressly permitted by this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly enter into any other transaction with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate) or otherwise make any payment to an Affiliate, other than those entered into on an arm’s-length basis on terms no less favorable to the Borrower and the Subsidiaries than would be obtained in a comparable transaction with a Person that is not an Affiliate.

5.20          ERISA. The Borrower shall not, and shall not permit any Subsidiary to, sponsor, maintain or establish any ERISA Plan and shall not enter into any arrangements that would reasonably be expected to require the Borrower or any ERISA Affiliate to contribute to any Multiemployer Plan under any applicable Legal Requirements. The Borrower shall not permit any event to occur that would be reasonably expected to subject any of the Borrower or the Project Companies, either directly or by reason of its affiliation with any ERISA Affiliate, to any liability imposed by Title IV of ERISA that would result in a Material Adverse Effect.

5.21          Energy Regulation.

(a)               The Borrower shall, and shall cause each Subsidiary to, take or cause to be taken all necessary or appropriate actions so that each Project Company shall maintain its status as either (i) a QF exempt from PUHCA or (ii) an EWG until at least the Scheduled Term Loan Maturity Date.

(b)               The Borrower shall cause each Subsidiary to take or cause to be taken all necessary or appropriate actions so that each Project Company shall maintain its QF status or MBR Authority, as applicable, and shall be in material compliance with all requirements of FERC related to, or arising out of, such QF status or MBR Authority, as applicable, until the Scheduled Term Loan Maturity Date.

(c)               The Borrower shall not, and shall cause each Subsidiary not to, take any action, or cause any other party or person to take any action that reasonably would be expected to result in such Project Company losing its MBR Authority or its status as an EWG or a QF.

(d)               The Borrower shall not, and the shall cause each Subsidiary not to, take or cause to be taken any actions that could reasonably be expected to result in any Lender, the other Secured Parties or any “affiliate” (as that term is defined in Section 1262(1) of PUHCA) of any of them, solely as a result of a Project Company’s actions relating to the ownership, leasing, management, operation or maintenance of the Projects, the sale of electric energy, capacity, ancillary services or RECs therefrom by such Project Company, or the transmission of electricity therefrom by such Project Company, or the entering into any Operative Document or any transaction contemplated hereby or thereby, becoming subject to regulation (except as provided in Section 4.9 and Section 4.10 of this Agreement) under PUHCA, the FPA, or state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

5.22          No Distribution. Except as specifically contemplated in Section 5.11 of this Agreement or provided for in the Depositary Agreement, none of the Borrower nor any of its Affiliates shall be entitled to any distributions of funds or payments from the Collateral Accounts until and unless the Termination Date (as defined under the Depositary Agreement) has occurred.

5.23          Yaphank Gas Agreement. The Borrower shall cause the Yaphank Project Company to execute and deliver to the Administrative Agent and the Lenders, by no later than the date that is six (6) months prior to the termination date under the Yaphank Gas Agreement, a duly executed copy of an amendment to the Yaphank Gas Agreement (or a replacement agreement on substantially similar terms to the Yaphank Gas Agreement) extending the termination date therein for at least three (3) years; provided, however, in no event shall the Borrower be required to obtain any extension that would remain in place beyond the Term Loan Maturity Date.

5.24          Proposed Operating Budget. The Borrower shall provide or cause the Operator to provide the Lenders with copies of the proposed operating budget setting forth the anticipated revenues and expenses (both operating and capital) of the Subsidiaries and the Projects for each fiscal year, including, in the case of the Operating Budget for the Yaphank Project Company, each time it is provided to the Class A Equity Investors pursuant to the Yaphank Project Holdco LLC Agreement, but in any event not later than November 1 of the immediately prior fiscal year. In the event the aggregate budgeted amount of proposed expenses of Borrower and the Subsidiaries, as set forth in the proposed Operating Budget is greater than one hundred and fifteen percent (115%) of such aggregate budgeted amounts set forth in the Base Case Model for the applicable calendar year, then such proposed Operating Budget shall become the Operating Budget for purposes of this Agreement only after the Administrative Agent, acting at the direction of the Required Lenders (upon consultation with the Independent Engineer), has approved such draft (such approval or disapproval to be notified to the Borrower within thirty (30) days after the Administrative Agent’s receipt of such draft Operating Budget).

5.25         Certain Approvals under the Yaphank Project Holdco LLC Agreement. The Borrower shall not, and shall cause the Class B Member to not, (a) vote to take any of the actions described in Section 6.03 of the Yaphank Project Holdco LLC Agreement or (b) notwithstanding anything in Section 5.18 to the contrary, amend, modify or supplement the Yaphank Project Holdco LLC Agreement without the Required Lenders’ consent; provided, however that no prior written consent under this Section 5.25 shall be required for proposed actions under the Yaphank Project Holdco LLC Agreement or amendments or modifications of the Yaphank Project Holdco LLC Agreement that are solely of a ministerial, technical or administrative nature or are otherwise not reasonably expected to have a material adverse effect on the Borrower’s ability to satisfy its obligations under this Agreement including, without limitation, complying with the financial covenants set forth in Section 5.27. The Borrower shall cause Yaphank Project Holdco to Make Available promptly, but in no event later than thirty (30) days after the receipt thereof, copies of any amendments, supplements or other modifications to the Yaphank Project Holdco LLC Agreement after the date of this Agreement.

5.26         Separateness Provisions.

(a)           The Borrower shall, and shall cause each Subsidiary to, maintain separate bank accounts and separate books of account from the Member and any Affiliates of the Member. The Borrower shall, and shall cause each Subsidiary to, cause, the liabilities of the Borrower and each Subsidiary, as applicable, to be readily distinguishable from the liabilities of the Member and other Affiliates of the Member.

(b)           The Borrower shall, and shall cause each Subsidiary to, conduct its business solely in its own respective name in a manner not misleading to other Persons as to its identity, and correct, and cause the Borrower, the Subsidiaries, Member and any Affiliates of the Member to correct, any known misunderstanding regarding its separate identity. Without limiting the generality of the foregoing, all oral and written communications (if any), including letters, invoices, purchase orders, contracts, statements, and applications shall be made solely in the name of the Borrower.

5.27         Financial Covenant. The Borrower shall maintain as of each Semi-Annual Date, for the twelve-month period ending on such date, a Debt Service Coverage Ratio of not less than 1.20:1.00.

5.28         Periodic Inspections. The Borrower shall, if an Event of Default then exists, permit the representatives of each Lender (including the Independent Consultants or any other consultant engaged by the Lenders or the Agents), and pay the out-of-pocket expenses of each such Lender, to visit and inspect any of the offices or properties of the Borrower or the Project Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower, the Yaphank Project Holdco and each Project Company with the Borrower, the Project Holdco and each Project Company’s officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower, the Project Holdco and each Project Company), all at such times and as often as may be reasonably requested.

5.29         OFAC. If, upon the Borrower’s Knowledge thereof or receipt by the Borrower of written notice that a Borrower Entity or any affiliate, subsidiary or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Designation”), the Borrower shall immediately (x) give written notice to the Lenders of such OFAC Designation, and (y) comply with all Applicable Laws with respect to such OFAC Designation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Borrower hereby authorizes and consents to the Agents’ and Lenders’ taking any and all steps such Person deems necessary, in their sole discretion, to comply with all Applicable Laws with respect to any such OFAC Designation, including the requirements of the OFAC Laws (including the “freezing” or “blocking” of assets and reporting such action to OFAC).

5.30         Anti-Terrorism Laws. The Borrower shall not use the proceeds of any Loan in violation of Anti-Terrorism Laws or OFAC Laws.

5.31         Operation of Projects. The Borrower shall cause each Subsidiary to (a) operate and maintain each Project, or cause the same to be operated and maintained, consistent in all material respects with (i) Prudent Industry Practices, (ii) all Applicable Permits, (iii) Legal Requirements, (iv) all applicable requirements of the Operative Documents (including the warranties provided for thereunder) and (v) the applicable Budget, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) reasonably necessary to operate and maintain each Project in such condition (subject to the Borrower’s other rights hereunder) and (b) to replace the applicable O&M Agreement at the time of the scheduled expiry of such O&M Agreement with a replacement O&M Agreement and any associated guaranty in accordance with Section 5.19. Notwithstanding clause (v) of this Section 5.31, Borrower shall not be in breach of this Section 5.31 in the event that, in any calendar year, Borrower and the Subsidiaries incur expenditures in excess of the aggregate amounts set forth in such applicable Budget and Borrower may use funds from the Borrower Revenue Account to satisfy such expenditures provided that (X) the aggregate amount of such excess expenditures is not greater than one hundred and fifteen percent (115%) of such aggregate budgeted amounts set forth in the Base Case Model for the applicable calendar year, or (Y) in the event that such expenditures exceed one hundred and fifteen percent (115%) of such aggregate budgeted amounts in the Base Case Model for such calendar year, unless Borrower obtains the prior written approval of the Required Lenders, Borrower may not use funds from the Borrower Revenue Account for any expenditures that exceed one hundred and fifteen percent (115%) of the aggregate budgeted amounts set forth in the Base Case Model for the applicable calendar year.

5.32         Recapture. The Borrower shall not, and shall not permit any Subsidiary to, take any action that would cause the ITC applicable to a Project to be subject to recapture pursuant to Section 50 of the Code, including but not limited to, the issuance, sale, assignment or transfer of any direct or indirect ownership interest in the Borrower or any Subsidiary to any Disqualified Person or the Project being owned by a Disqualified Person or being treated as used by a Disqualified Person (within the meaning of Code Section 50(b)(3)).

5.33         Subsidiary Distribution.

(a)           The Borrower shall cause the Class B Member to, enforce its rights under the Tax Equity Documents to ensure that Yaphank Project Holdco shall make and apply the maximum distributions to the Class B Member in accordance with the Tax Equity Documents and, without limitation, shall not agree to the maintenance of any cash reserve within any Subsidiary without the consent of the Required Lenders, except to the extent a cash reserve is required to be established under the terms of the Tax Equity Documents.

(b)           The Borrower shall cause the Class B Member to deposit all distributions in respect of the Class B Membership Interest directly into the Borrower Revenue Account.

(c)           The Borrower shall cause each Project Company (other than the Yaphank Project Company) to distribute to the Borrower all cash available for distribution to the Borrower in accordance with the operating agreement of such Project Company.

5.34         Speculative Transactions. The Borrower shall not, and shall cause each subsidiary not to, engage in any speculative transactions or enter into any hedging agreement other than (i) any extension or amendment of the Yaphank Gas Agreement in accordance with Section 5.23, (ii) any RECs with respect to the Central Project and (iii) any hedging agreements required under this Agreement.

5.35         Class A Member Membership Interests. The Class B Member shall exercise its right to acquire the Class A Member’s Membership Interests pursuant to the terms and conditions of the Yaphank Project Holdco LLC Agreement during the six month period following the Flip Point (under and as defined in the Yaphank Project Holdco LLC Agreement).

5.36         Post-Closing. Within ninety (90) days after the Closing Date, Borrower shall deliver to the Administrative Agent the consents to collateral assignment in favor of the Collateral Agent with respect to the Power Purchase Agreement for the Riverside Project (substantially in the form of Exhibit E-1) and the Power Purchase Agreement for the Santa Rita Project (substantially in the form of Exhibit E-2) or otherwise in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

Article 6
[RESERVED]

Article 7
APPLICATION OF FUNDS

7.1           Project Accounts. On or prior to the Closing Date, Borrower and Administrative Agent shall establish at the Depositary the accounts specified in Section 2.2 of the Depositary Agreement, the Local Accounts and the Distribution Account.

7.2           Dominion and Control. Each of the Accounts and the amounts held thereunder (including Permitted Investments therein) shall be at all times under the exclusive dominion and control of the Collateral Agent, subject to the terms of the Depositary Agreement and the other Financing Documents.

Article 8
EVENTS OF DEFAULT; REMEDIES

Events of Default

The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default”, and collectively, “Events of Default”) hereunder:

8.1              Failure to Make Payments. (i) The Borrower shall fail to pay, in accordance with the terms of this Agreement, (x) any principal of any Loan or Reimbursement Obligation on the date that such sum is due whether at maturity, at a date fixed for prepayment or otherwise, (y) any interest on any Loan within three (3) Banking Days after the due date thereof, or (z) or any fees, cost, charge or other amount payable under any Financing Document (other than principal or interest on the Loans) within three (3) Banking Days after the due date thereof.

8.2              Judgments. A final judgment or judgments shall be entered against the Borrower, Member or any Subsidiary in the aggregate amount of $2,500,000 or more (other than (i) a judgment (A) which is fully covered by insurance as acknowledged in writing by the provider of such insurance, (B) for which a bond has been posted, or (C) which has been discharged or otherwise fully paid within thirty (30) days after its entry, or (ii) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires); or (iii) in the case of a judgment against a Subsidiary, if within the thirty (30) day period referenced above, Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that this clause (iii) shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) held by the Subsidiary to which such judgment relates, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s equity interest in the Class B Member in the case where the judgement relates to the Yaphank Project Holdco or Yaphank Project Company) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower).

8.3              Misstatements. Any (i) representation or warranty made by a Borrower Entity in any Financing Document, any amendment or modification thereof or waiver thereto, or (ii) certificate made by or on behalf of a Borrower Entity and furnished to an Agent or a Lender pursuant to any Financing Document, shall, in any case, contain in any material respect an untrue or misleading statement of fact as of the date made and, if such misrepresentation or certificate is susceptible of cure, the adverse effect of the misrepresentation is not remedied within thirty (30) days of the Borrower receiving notice or Borrower’s Knowledge thereof.

8.4              Bankruptcy; Insolvency. Any Borrower Entity, any Operator or any Power Purchaser shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law (or any successor statute), or shall consent to the institution of an involuntary case thereunder against it; or any Borrower Entity, any Operator or any Power Purchaser shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, state or other Applicable Law, or shall consent thereto; or any Borrower Entity, any Operator or any Power Purchaser shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or any Borrower Entity, any Operator or any Power Purchaser shall make an assignment for the benefit of creditors (except for the collateral assignment and grants of security interests to the Collateral Agent pursuant to the Operative Documents); or any Borrower Entity, any Operator or any Power Purchaser shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of any Borrower Entity, any Operator or any Power Purchaser under the Bankruptcy Law (or any successor statute) or any similar proceeding shall be commenced against any Borrower Entity, any Operator or any Power Purchaser under any other applicable federal, state or other Applicable Law and (a) the petition commencing the involuntary case is not timely controverted; (b) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (c) an interim trustee is appointed to take possession of all or a portion of the property, or to operate all or any part of the business of any Borrower Entity, any Operator or any Power Purchaser and such appointment is not vacated within sixty (60) days; or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of any Borrower Entity, any Operator or any Power Purchaser or of all or a material part of their property, shall have been entered; or any other similar relief shall be granted against any Borrower Entity, any Operator or any Power Purchaser under any federal, state or other Applicable Law, and such proceeding, claim, action or other relief is not dismissed within sixty (60) days of its institution; provided, however that any such Event of Default with respect to or any Power Purchaser shall not be deemed to have occurred if (i) such Power Purchaser has been replaced within sixty (60) days of the occurrence of an Event of Default under this Section 8.4 by any other Person reasonably acceptable to the Required Lenders or (ii) the Power Purchase Agreement to which such Power Purchaser is a party has been replaced within sixty (60) days of the occurrence of such Event of Default under this Section 8.4 by a replacement Power Purchase Agreement in form and substance (including the counterparty thereto) reasonably acceptable to the Required Lenders and, in either case, in the reasonable judgment of the Required Lenders, such event has not had, does not have prior to and could not reasonably be expected to have after so obtaining such replacement Person or replacement Power Purchase Agreement, a Material Adverse Effect; or (iii) within the sixty (60) day period referenced above, Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that this clause (iii) shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) to which such Power Purchaser relates, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s equity interest in the Class B Member in the case where the applicable Power Purchaser relates to the Yaphank Project) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower.

8.5              Cross Default. The Borrower, Member or any Subsidiary shall default for a period beyond any applicable grace period (i) in the payment of any principal or other amount due under any agreement (other than the Financing Documents) involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such defaulted agreements equals or exceeds $2,500,000 in the aggregate, or (ii) in the performance of any other monetary obligation due under any agreement (other than the Financing Documents) which equals or exceeds $2,500,000, unless, in the case of a default by any Subsidiary, within thirty (30) days of such default, the Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that such ability to cure the default by paying the Stipulated Value shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) held by such Project Company, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s equity interest in the Class B Member in the case where the default relates to the Yaphank Project Holdco or the Yaphank Project Company) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower

8.6              ERISA. An ERISA Event occurs that, in the reasonable opinion of the Administrative Agent and the Required Lenders, when taken together with all other ERISA Events that have occurred, has resulted or would reasonably be expected to result in the imposition of a Lien on the Borrower or any member of the Controlled Group, or in liability of Borrower or any Project Company in an aggregate amount that is reasonably expected to result in a Material Adverse Effect.

8.7              Breach of Project Documents. Any of the events described below and subject to the limitations set forth below shall be an Event of Default:

(i)                 A Borrower Entity shall be in material breach of, or materially default under, any Material Project Document, and such material breach or material default shall continue unremedied for the length of the cure period in the underlying Material Project Document and any Major Project Participant (other than an Borrower Entity) to such Material Project Document has either commenced any action against the Borrower Entity with respect to such material breach or material default or exercised any right to terminate such Material Project Document; provided, however, that an Event of Default shall not be deemed to have occurred, if within thirty (30) days following the Major Project Participant’s commencement of an action or provision of notice to terminate the applicable Material Project Document, Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that such ability to cure the default by paying the Stipulated Value shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) to which such Material Project Document relates, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s interest in the Class B Member, in the case where the applicable Material Project Document relates to the Yaphank Project) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower;

(ii)              any Major Project Participant (other than a Borrower Entity) shall be in material breach of, or material default under, any Material Project Document and such material breach or material default shall continue unremedied for the length of the cure period in the underlying Material Project Document (the “Cure Period”) and the Required Lenders shall have reasonably determined, and have sent a written notice to the Borrower (or have caused the Collateral Agent to send such notice) to that effect, that such material breach or material default could reasonably be expected to constitute a Material Adverse Effect; provided, however, that, if the foregoing breach or default (other than a default for the payment of amounts when due) cannot be remedied within such period despite the Major Project Participant’s reasonable commercial efforts to do so, the Required Lenders will not unreasonably withhold or delay their consent to an extension for sixty (60) days beyond the Cure Period, to cure such breach or default if remedial action (and if in the case of a breach or default of the Power Purchase Agreements or Interconnection Agreement, such remedial action to be provided in a written remedial plan submitted by the Borrower to the Lenders within five (5) Banking Days of the end of the applicable Cure Period) (x) could reasonably be expected to result in cure within such additional reasonable period of cure, (y) is promptly instituted within the Cure Period, and (z) is thereafter diligently pursued until the breach or default is corrected within such sixty (60)-day period; provided, further, however, that, no Event of Default shall be declared as a result of such breach or default if either (A) (X) the Borrower has undertaken commercially reasonable efforts to obtain a Replacement Obligor within the Cure Period after the breach or default by a Major Project Participant under a Material Project Document and obtains a Replacement Obligor for the affected party within seventy-five (75) days after the breach or default by such Major Project Participant and (Y) in the reasonable judgment of the Required Lenders, such breach or default has not constituted prior to, and could not reasonably be expected to constitute after so obtaining such Replacement Obligor, a Material Adverse Effect; or (B) within the seventy-five (75) day period reference above, Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that this sub-clause (B) shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) to which such Major Project Participant and Material Project Document relates, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s interest in the Class B Member in the case where the applicable Major Project Participant and Material Project Document relates to the Yaphank Project) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower;

(iii)            cause exists to remove the “Managing Member” (as defined in the Yaphank Project Holdco LLC Agreement) pursuant to Section 6.06 of the Yaphank Project Holdco LLC Agreement.

8.8              Breach of Terms of Agreement. The Borrower shall fail to, or shall fail to cause the Member or any Subsidiary, to perform or observe any covenant or agreement set forth in Sections 5.1(f) (Reporting Requirements), 5.2(a)(i) (Existence, Conduct of Business, Properties, Etc.), 5.5 (Insurance, Events of Loss), 5.6(b) (Taxes), 5.8 (Use of Proceeds), 5.10 (Prohibition of Fundamental Changes; Sale of Assets, Etc.), 5.11 (Restricted Payments), 5.12 (Liens), 5.13 (Indebtedness), 5.14 (Contingent Liabilities), 5.15 (Investments), 5.17 (Nature of Business), 5.18(b) (Material Project Documents; Etc.), 5.19 (Transactions with Affiliates), 5.20 (ERISA), 5.21(c and d) (Energy Regulation), 5.22 (No Distributions), 5.25 (Approvals under the Project Holdco LLC Agreement), 5.27 (Financial Covenant), 5.29 (OFAC), 5.30 (Anti-Terrorism Laws) or 5.32 (Recapture); provided, however, that in the case where any Project Subsidiary has not complied with the agreements and covenants set forth in Section 5.18(b), an Event of Default shall not be deemed to have occurred if within the thirty (30) day period following the act of noncompliance, Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that such ability to cure the default by paying the Stipulated Value shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) to which such noncompliance relates, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s interest in the Class B Member in the case where the noncompliance relates to the Yaphank Project) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower.

8.9              Breach of Financing Documents The Borrower, the Member of any Subsidiary, as applicable, shall fail to perform or observe any covenant or agreement to be performed or observed by it under any Financing Document other than this Agreement and not otherwise specifically provided for elsewhere in this Article 8, and such failure shall continue unremedied for a period of thirty (30) days after notice of such failure is provided to the Borrower and to such Person, as applicable; provided, however, that if the breach or default (other than a default for the payment of amounts when due) cannot be remedied within such period despite the Borrower’s or such other party’s, as the case may be, reasonable commercial efforts to do so, the such cure period shall be extended for an additional sixty (60)-day period beyond the initial cure period, to cure such breach or default if the breach or default could not reasonably be expected to have a Material Adverse Effect if not cured within such sixty (60)-day period and if remedial action (A) could reasonably be expected to result in cure within such additional sixty (60)-day period, (B) is promptly instituted within the initial cure period, and (C) is thereafter diligently pursued until the breach or default is corrected within such additional reasonable cure period granted by the Required Lenders.

8.10          Security. Any of the Security Documents shall fail to be in full force and effect or fail to provide the Collateral Agent (acting for the benefit of the Secured Parties) the first-priority Liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby, or the validity thereof or the applicability thereof to the Loans or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of the Borrower or any other party thereto or there shall occur a default or event of default (however defined) under any of the Security Documents and such default or event of default shall not have been cured within thirty (30) days of the Collateral Agent’s notice to the Borrower (unless such failure is caused by the Borrower’s intentional action, in which case such cure period shall commence as of the failure of such Security Documents as described above).

8.11          Loss of Applicable Permits. (i) Any Applicable Permit necessary for the ownership, leasing, operation or maintenance of a Project shall be modified in a materially adverse manner, revoked or cancelled by the issuing agency or other Governmental Authority having jurisdiction over the Project Company or the Project, as applicable, and the Project Company or the Project shall fail to obtain, renew, maintain any material Applicable Permit, unless (x) such Applicable Permit is reinstated within forty-five (45) days of such modification, revocation or cancellation, (y) such Applicable Permit expires by its terms and is no longer required for ownership, leasing, operation or maintenance of a Project, or (z) the foregoing modification, revocation, cancellation or failure to obtain or renew any such Applicable Permit will not reasonably be expect to have a Material Adverse Effect on such Project; or (ii) the Project Company shall lose its MBR Authority, unless a Project Company’s ability to perform its obligations under the Power Purchase Agreements is not materially impaired; provided, that as an alternative to maintaining MBR Authority, the Project Company may otherwise (x) file another tariff, and FERC shall accept such tariff, under the FPA and obtain regulatory exemptions and blanket authorizations from FERC similar to those granted under the Project Company’s MBR Authority under the FPA, or (y) obtain exemption from regulation as a “public utility” under the FPA; provided however, an Event of Default shall not be deemed to have occurred if within the sixty (60) day period following the occurrence of the event that constitutes an Event of Default, Borrower shall have made an aggregate prepayment to Lenders in an amount equal to the then Stipulated Value for the particular Project (except that such ability to cure the default by paying the Stipulated Value shall not apply to the Bridgeport Project, the Yaphank Project or the Pfizer Project) to which Applicable Permit or MBR Authority relates, and, in such case, the lien held by the Lenders on such Project Company (or on the Class B Member’s interest in the Yaphank Project Holdco and Borrower’s interest in the Class B Member in the case where the Applicable Permit or MBR Authority relates to the Yaphank Project) shall be released and all Reserves in any Account to the extent attributable to such Project shall be released to Borrower.

8.12          Change of Control. A Change of Control has occurred.

8.13          Remedies.  Acceleration

(i)            Upon the occurrence of an Event of Default with respect to the Borrower described in Section 8.4, all the Loans then outstanding shall automatically become immediately due and payable.

(ii)           If any other Event of Default has occurred and is continuing, the Required Lenders may at any time at its or their option, upon one (1) Banking Day’s prior notice or notices to the Borrower, (i) declare all the Loans then outstanding to be immediately due and payable and/or (ii) instruct the Collateral Agent to foreclose or otherwise take action in respect of the Collateral or exercise any and all rights available under the Security Documents or otherwise available to a secured creditor.

(iii)          If any Event of Default described in Section 8.1 has occurred and is continuing, any Lender at the time outstanding affected by such Event of Default may at any time, at its or their option, upon one (1) Banking Day’s prior notice or notices to the Borrower, declare all the Loans held by it or them to be immediately due and payable.

(iv)          Upon any Loans becoming due and payable under this Section 8.13(a), whether automatically or by declaration, such Loans will forthwith mature and the entire unpaid principal amount of such Loans, plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

(b)           Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Loans have become or have been declared immediately due and payable under Section 8.13(a), the Lender of any Loan at the time outstanding may terminate its Commitment and any obligation to fund any future Funding as set forth in Section 3.3, proceed to protect and enforce the rights of such Lender by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(c)           Rescission. At any time after any Loans have been declared due and payable pursuant to Section 8.13(a)(ii) or 8.13(a)(iii), the Required Lenders may rescind and annul any such declaration and its consequences if (a) the Borrower has paid all overdue interest on the Loans, all principal on any Loans that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, if any, and (to the extent permitted by Applicable Law) any overdue interest in respect of the Loans, at the Default Rate, (b) neither the Borrower nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 9.10, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Loans. No rescission and annulment under this Section 8.13(d) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

(d)           No Waivers or Election of Remedies; Expenses, Etc. No course of dealing and no delay on the part of any Lender of any Loan in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Financing Document upon any Lender thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Borrower under Section 2.6, the Borrower will pay to each Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such Lender incurred in any enforcement or collection under this Section 8.13, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Article 9
ADMINISTRATIVE AGENT; SUBSTITUTION

9.1              Appointment, Powers and Immunities.

(a)           Each Lender and each LC Issuing Bank hereby appoints and authorizes Investec Bank plc to act as its Administrative Agent hereunder and under the other Financing Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Financing Document, and shall not be a trustee for, or fiduciary of, any Lender. Notwithstanding anything to the contrary contained herein Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Financing Documents or any Legal Requirement or exposes Administrative Agent to any liability. Each of Administrative Agent, the LC Issuing Banks, the Lenders and any of their respective Affiliates shall not be responsible to any other Lender or LC Issuing Bank for any recitals, statements, representations or warranties made by any Borrower Entity or their respective Affiliates contained in this Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by Administrative Agent, or any Lender under this Agreement or any other Financing Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, any other Financing Document or any other document referred to or provided for herein or for any failure by any Borrower Entity, or their respective Affiliates to perform its respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           Administrative Agent and its directors, officers and employees shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Financing Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Administrative Agent (i) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form and substance satisfactory to Administrative Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender for any statements, warranties or representations made in or in connection with any Operative Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of any Borrower Entity or any other Person; and (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto or thereto. Except as otherwise provided under this Agreement, Administrative Agent shall take such action with respect to the Financing Documents as shall be directed by the Required Lenders and shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances).

(c)           In furtherance of the foregoing, Administrative Agent, each LC Issuing Bank, and each of the Lenders hereby irrevocably appoint and authorize Collateral Agent to act as the agent of (and to hold any security interest created by certain of the Collateral Documents for and on behalf of or as agent for) Administrative Agent, the LC Issuing Banks, the Lenders and the other Secured Parties for purposes of acquiring, holding, perfecting and enforcing any and all Liens on certain Collateral granted by any Borrower Entity (in each case to the extent directed by Administrative Agent) to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Collateral Agent, in such capacity (and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent or Collateral Agent for purposes of holding or enforcing any Lien on any Collateral granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent or Collateral Agent), shall be entitled to the benefits of all provisions of this Article 9 and Sections 11.3 and 11.12 (including, for avoidance of doubt, all of the rights, protections, privileges, immunities and exculpations provided for therein) to the same extent as “Administrative Agent” thereunder as if set forth in full herein with respect thereto (and such provisions shall, as the context may require, inure to the benefit thereof). Additionally, each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Financing Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to any applicable Collateral shall be exercisable by and vest in Collateral Agent to the extent, and only to the extent, necessary to enable Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Financing Documents and necessary to the exercise or performance thereof by Collateral Agent shall run to and be enforceable by any of Administrative Agent or Collateral Agent. Should any instrument in writing from any Borrower Entity be required by Collateral Agent or any such co-agents, sub-agents and attorneys-in-fact for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Borrower Entity shall execute, acknowledge (or shall cause to be executed and acknowledged) and deliver any and all such instruments promptly upon request by Administrative Agent or Collateral Agent, as applicable. Collateral Agent is an express third party beneficiary of this Section 9.1(c), entitled to enforce the provisions hereof as if a direct party hereto.

(d)           The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent appointed by the Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities under this Agreement as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.2              Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or Collateral Agent or any of their respective branches or Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an LC Issuing Bank.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.3           Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any telecopy or telex, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders or, where expressly provided, all Lenders (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, any other Financing Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Financing Document in accordance with the instructions of the Required Lenders (or, where so expressly stated, all Lenders), and such instructions of the Required Lenders (or all Lenders, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an LC Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or LC Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or LC Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.4           Non-Reliance. Each Lender and LC Issuing Bank represents that it has, independently and without reliance on Administrative Agent or any other Lender or LC Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower Entities and their respective Affiliates and such Lender’s or LC Issuing Bank’s decision to enter into this Agreement and agrees that such Lender or LC Issuing Bank will, independently and without reliance upon Administrative Agent, or any other Lender or LC Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Administrative Agent and any Lender or LCI Issuing Bank shall not be required to keep informed as to the performance or observance by any Borrower Entity or any of their respective Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Borrower Entity, or any of their respective Affiliates. Each Lender and each LC Issuing Bank represents and warrants that (i) the Financing Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or LC Issuing Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or LC Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each LC Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each LC Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such LC Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

9.5              Defaults. Administrative Agent (acting in its capacity as Administrative Agent and not in any other capacity) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent has received a written notice from a Lender or Borrower, referring to this Agreement, describing such Default or Event of Default and indicating that such notice is a “notice of default.” If Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall promptly give notice thereof to the Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as is provided in Article 8 or if not provided for in Article 8, as Administrative Agent shall be reasonably directed by the Required Lenders; provided, however, that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall promptly deem advisable in the best interest of the Lenders.

9.6              Indemnification. Without limiting the obligations of Borrower hereunder, each Lender agrees to indemnify each of Administrative Agent (or any sub-agent thereof), Collateral Agent and each LC Issuing Bank (or any Related Party of any of the foregoing), ratably in accordance with such Lender’s Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent (or any sub-agent thereof), Collateral Agent or any LC Issuing Bank, as applicable, in any way relating to or arising out of this Agreement, the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of Administrative Agent or Collateral Agent, as applicable, as determined by a final non-appealable judgment of a court of competent jurisdiction. Each of Administrative Agent and Collateral Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to any Agent (or any sub-agent thereof), any LC Issuing Bank, or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), such LC Issuing Bank, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), such LC Issuing Bank, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), in connection with such capacity. Without limitation of the foregoing, each Lender agrees to reimburse each of Administrative Agent or Collateral Agent, as applicable, promptly upon demand for such Lender’s ratable share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent or Collateral Agent, as applicable, in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Administrative Agent or Collateral Agent, as applicable, is not reimbursed promptly for such expenses by Borrower.

9.7              Successor Agents. Administrative Agent or Collateral Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Administrative Agent or Collateral Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Financing Documents or for gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with the performance of its duties hereunder or under the other Financing Documents and then only upon the affirmative vote of the Required Lenders (excluding such Agent from such vote and such Agent’s Proportionate Share of the Commitment from the amounts used to determine the portion of the Commitment necessary to constitute the required Proportionate Share of the remaining Lenders). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as applicable, with the consent of Borrower (unless an Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld. If no successor Administrative Agent or Collateral Agent, as applicable, shall have been so appointed by the Required Lenders, and such successor shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s or Collateral Agent’s, as applicable, giving of notice of resignation or the Lenders’ removal of the retiring Administrative Agent or retiring Collateral Agent, as applicable, the retiring Administrative Agent or the retiring Collateral Agent, as applicable, may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, which shall be a then-existing Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) and approved by Borrower (unless an Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, under the Operative Documents by a successor Administrative Agent or Collateral Agent, as applicable, such successor Administrative Agent or successor Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or the retiring Collateral Agent, as applicable, and the retiring Administrative Agent or the retiring Collateral Agent, as applicable, shall be discharged from its duties and obligations as Administrative Agent or Collateral Agent, as applicable, only under the Financing Documents. After any retiring Administrative Agent’s or retiring Collateral Agent’s resignation or removal hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Article 9 shall inure to its benefit (and its sub-agents and their respective Related Parties) as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under the Operative Documents.

9.8           Authorization. Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Financing Documents to which Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Administrative Agent contained in the Financing Documents. Administrative Agent is further authorized by the Lenders to enter into agreements supplemental hereto with any Person for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Financing Document to which it is a party (without any consent or approval by the Lenders).

9.9           Other Rights and Power of Administrative Agent. With respect to its Commitment, the Loans made by it and any Note issued to it, the Lender serving as Administrative Agent shall have the same rights and powers under the Operative Documents as any other Lender and may exercise the same as though it were not Administrative Agent. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Lenders.

9.10         Amendments. Subject to the provisions of this Section 9.10, no amendment or waiver of any provision of this Agreement or any Financing Document, and no consent to any departure by Borrower therefrom, shall be effective unless in writing signed by the Required Lenders (or Administrative Agent with the consent in writing of the Required Lenders) and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, without the consent of all of the Lenders:

(a)           Extend the maturity of any Loan or any of the Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan, Note, Commitment Fee or LC Fee; or

(b)           Extend the LC Facility Expiry Date or the Term Loan Maturity Date; or

(c)           Modify Section 2.1 (Term Credit Facility), 2.3 (Letter of Credit), 2.5 (Total Commitments), 2.6 (Fees), 2.7 (Other Payment Terms), 2.8 (Change of Circumstances), 5.8 (Use of Loan Proceeds), 5.22 (No Distributions), 5.10 (Fundamental Changes), 5.29 (Compliance with OFAC Laws), 9.1 (Appointment, Powers and Immunities), 9.13 (Participations) or 9.14 (Assignments; Transfer of Commitments) hereof, or modify Article III of the Depositary Agreement; or

(d)           Reduce the amount or extend the payment date for any amount due under Article 2; or

(e)           Increase the amount of the Commitment of any Lender hereunder; or

(f)            Reduce the amount of or change the time of payment of any fee (other than the Fees) due or payable hereunder or under any other Financing Document; or

(g)           Modify the percentage specified in the definition of Required Lenders; or

(h)           Permit Borrower to assign its rights under this Agreement; or

(i)            Amend this Section 9.10; or

(j)            Release all or substantially all of the Collateral from the Lien of any of the Collateral Documents, release any guaranties under any of the Collateral Documents other than in accordance with the terms hereof (including Section 5.10) and of the applicable Financing Documents.

No amendment of any provision of this Agreement relating to Administrative Agent shall be effective without the written consent of Administrative Agent. No amendment of any provision of this Agreement relating to Collateral Agent shall be effective without the written consent of Collateral Agent. No amendment of any provision of this Agreement relating to the Depositary shall be effective without the written consent of the Depositary. No amendment of any provision of this Agreement relating to any LC Issuing Bank shall be effective without the written consent of such LC Issuing Bank. No amendment of any of the Interest Rate Agreements or of provisions of this Agreement relating to the Interest Rate Agreements or to the Swap Counterparties shall be effective without the written consent of each Swap Counterparty affected thereby.

9.11          Withholding Tax.

(a)           Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.

(b)           If the IRS or any authority of the United States or other jurisdiction is successful in establishing a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall promptly indemnify Administrative Agent or Borrower, as applicable, fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.

(c)           If any Lender sells, assigns, grants participations in, or otherwise transfers its rights under this Agreement, the participant shall comply and be bound by the terms of Sections 2.7(f), 9.10(a) and 9.10(b) as though it were such Lender.

9.12          General Provision as to Payments. Administrative Agent shall promptly distribute to each Lender its pro rata share of each payment of principal and interest payable to the Lenders on the Loans or fees hereunder received by Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of its domestic or foreign Lending Office, as each Lender may designate in writing to Administrative Agent. Lenders shall have the right to alter designated Lending Offices upon written notice to Administrative Agent and Borrower.

9.13          Substitution of a Lender. Should any Lender fail to make a Loan, or provide the forms or other documentation required by Section 2.7(f) in violation of its obligations under this Agreement, or claim increased costs or capital adequacy requirements under Section 2.8(c), Section 2.8(d), or Section 2.8(e), or is a Non-Consenting Lender (such Lender being a “Substitutable Lender”), Administrative Agent (a) may in its sole discretion fund the Loan on behalf of the Substitutable Lender and (b) the Administrative Agent shall have the right, and the Administrative Agent shall, if requested by the Borrower, at the sole expense of the Borrower, upon notice to such Substitutable Lender and the Borrower, require such Substitutable Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 9.15 hereof) all of its interests, rights and obligations under this Agreement to an Eligible Assignee, approved by the Borrower (to the extent a Default or Event of Default has not occurred and is not continuing), that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Substitutable Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Substitutable Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to the terms hereof) and any termination payments under any Interest Rate Agreement to which such Substitutable Lender is a party resulting from the termination or novation of such Interest Rate Agreement as of the date of such substitution, from such Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any Liquidation Costs). Subject to the provisions of the following sentence, such Person shall be substituted for the Substitutable Lender hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Substitutable Lender’s obligations under this Agreement, and all interest and fees which would otherwise have been payable to the Substitutable Lender shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 9.13 shall relieve the Substitutable Lender from any liability it might have to Borrower or to the other Lenders as a result of Substitutable Lender’s failure to make such Loan or any other Loan. For the avoidance of doubt, the Substitutable Lender being substituted hereunder shall have received payment of an amount equal to the Obligations owing to it (to the extent of the outstanding principal, accrued fees and other amounts, as applicable, included in the Obligations) from either Borrower or the assignee of the Substitutable Lender, including any termination payments under the Interest Rate Agreement to which such Substitutable Lender is a party to the extent such Interest Rate Agreement is terminated in accordance with its terms or with the consent of the Substitutable Lender or is novated to another Swap Counterparty. For the avoidance of doubt, each Substitutable Lender and its Affiliates shall continue to qualify as a Swap Counterparty regardless of whether it or its Affiliates ceases to be a Lender. For the avoidance of doubt, the indemnity protections under this Agreement for each Substitutable Lender and its Related Parties shall continue to inure to its benefit following its substitution hereunder.

9.14          Participations.

(a)           Generally. The Lender Commitments as of the Closing Date are set forth in Schedule I. Nothing herein provided shall prevent any Lender from selling a participation in its Commitment (and Loans made thereunder); provided that (i) no such sale of a participation shall (A) alter such Lender’s obligations hereunder (B) cause an increase in any expense or cost to Borrower including pursuant to Section 2.7 or 2.8 or otherwise under this Agreement, or (C) cause illegality including pursuant to Section 2.8(b), and (ii) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Commitment (and Loans or other Obligations) shall provide that, with respect to such Commitment (and Loans or other Obligations), such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Commitment (and Loans or other Obligations), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document and the right to take action to have the Notes declared due and payable pursuant to Article 8 and that the participant agree for the benefit of Borrower and Administrative Agent to comply with provisions of Section 2.7(e) and Section 2.7(g) to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.7(e) and Section 2.7(g) shall be delivered to the participating Lender). In no event shall Borrower be responsible for any costs or expenses of any counsel engaged by a recipient of a participation in any Loans of a Lender hereunder.

(b)           Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is reflected in the documentation required under Section 2.7(e) and Section 2.7(g). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

9.15          Assignments; Transfer of Commitments. Notwithstanding anything else herein to the contrary, any Lender, after receiving (a) the prior written consent of Administrative Agent, (b) with respect to the assignment of any portion of such Lender’s LC Commitment or LC Exposure (including LC Loans), the prior written consent of the LC Issuing Bank, and, (c) so long as no Default or Event of Default has occurred and is continuing, Borrower’s prior written consent (each such consent not to be unreasonably withheld or delayed) (provided, however, (i) that Borrower’s consent shall not be required for a transfer or assignment by a Lender to another Lender, an Affiliate of a Lender or an Approved Fund and (ii) Borrower’s consent shall be deemed given if Borrower has not responded to a request for such consent within five (5) Banking Days of the date such consent is requested), in each such case, such consent not to be unreasonably withheld or delayed, may from time to time, at its option, sell, assign, transfer or otherwise dispose of (collectively, “assign,” and any such sale, assignment, transfer or other disposition being, for the purposes of this Section 9.15, an “assignment,” the Lender making such assignment being the “assigning Lender” and the assignee or transferee of such assignment being an “assignee” or a “new Lender”) all or a portion of its Commitments (and Loans made thereunder) (including such Lender’s interest in this Agreement and the other Financing Documents) to one or more assignees; provided, however, that no Lender (including any assignee of any Lender) may assign, unless agreed to by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (each such consent not to be unreasonably withheld or delayed), any portion of its Commitments (including Loans) of less than $5,000,000 (unless to another Lender, an Affiliate of a Lender or an Approved Fund) or which leaves the assigning Lender with Commitments (including Loans) of less than $5,000,000 after giving effect to such assignment and all previous assignments (except that a Lender may be left with no Commitments and Loans if it assigns its entire Commitments and Loans); provided, further that no natural person, no Borrower Entity or Sponsor, no other subsidiaries of Borrower, and no Affiliate of any Borrower Entity or Sponsor shall be an assignee or new Lender, and no Lender (including any assignee of a Lender) may assign any portion of its Commitments, Loans or other Obligations to any of the foregoing prohibited holders. No such assignment shall be made to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate thereof. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person). In the event of any permitted assignment: (a) the assigning Lender’s Proportionate Share shall be reduced by the amount of the Proportionate Share assigned to the new Lender; (b) the parties to such assignment shall execute and deliver an Assignment and Assumption to the Administrative Agent and shall pay or cause to be paid to Administrative Agent a processing fee in the amount of $5,000; and (c) at the assigning Lender’s option, Borrower shall execute and deliver to such new Lender new Notes substantially in the forms attached hereto as Exhibit B-1 or Exhibit B-2 (as appropriate) in a principal amount equal to such new Lender’s Proportionate Share of the applicable Commitments being assigned, and Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to the Proportionate Share of the applicable Commitments retained by the assigning Lender, if any. Thereafter, such new Lender shall be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article 9), in accordance with its Proportionate Share, under each of the Financing Documents. No Borrower Entity may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each LC Issuing Bank and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void). In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each LC Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, in accordance with its Proporationate Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of a Lender hereunder with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

9.16          Laws. Notwithstanding the foregoing provisions of this Article 9, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Financing Documents shall be allowed if it would require registration under the Securities Act, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments and take such further actions as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such disposition.

9.17          Assignability to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, or to any central bank, provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

9.18         Response to Borrower Requests. Administrative Agent and each Lender shall endeavor to act as diligently as practicable in the review of documents, the making of determinations or the consideration of requests for consents, approvals, waivers or amendments required to be reviewed, made or considered by Administrative Agent or the Lenders, as the case may be, as contemplated by and in accordance with the provisions of this Agreement and the other Operative Documents. Borrower shall provide Administrative Agent with reasonable advance written notice of the expected occurrence of any such requirements and, at the reasonable request of Borrower and to the extent required by this Agreement, Administrative Agent shall so advise the Lenders. Borrower shall provide such documents and information to any Lender (through Administrative Agent) as Administrative Agent may reasonably consider necessary or advisable, and shall otherwise cooperate with Administrative Agent and the Lenders to permit Administrative Agent and the Lenders effectively to review such documents, make such determinations or consider such requests for consents, approvals, waivers or amendments.

9.19         Flood Law Compliance Policies. Each Lender hereby acknowledges and agrees that, pursuant to the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”), each federally regulated lender is responsible for assuring its own compliance with the Flood Laws and any flood insurance requirements.

9.20         No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents.

9.21         Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and LC Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

9.22          Erroneous Payments.

(a)               If the Administrative Agent notifies a Lender, LC Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, LC Issuing Bank or Secured Party (any such Lender, LC Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, LC Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, LC Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Banking Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)               Without limiting immediately preceding clause (a), each Lender, LC Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, LC Issuing Bank or Secured Party (and each of their respective successors and assigns), hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, LC Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case, it acknowledges and agrees that:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender, LC Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Banking Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.22(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.22(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.22(a) or on whether or not an Erroneous Payment has been made.

(c)           Each Lender, LC Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, LC Issuing Bank or Secured Party under any Financing Document, or otherwise payable or distributable by the Administrative Agent to such Lender, LC Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under clause (a) hereof or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a) hereof, from any Lender or LC Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or LC Issuing Bank at any time, (i) such Lender or LC Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Lenders or LC Issuing Bank with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or LC Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or LC Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning LC Issuing Bank shall cease to be a Lender or LC Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning LC Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or LC Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or LC Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or LC Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, LC Issuing Bank or Secured Party under the Financing Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Borrower Entity, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Borrower Entity for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.22 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.

For avoidance of doubt, as used in this Section 9.22, the term Administrative Agent will include any paying agent or other sub-agent appointed by the Administrative Agent pursuant to Section 9.1.

Article 10
INDEPENDENT CONSULTANTS

10.1         Removal and Fees. Administrative Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and appoint replacements reasonably acceptable to Borrower for such limited purposes as the Administrative Agent shall reasonably require; provided that so long as no Default or Event of Default shall have occurred and be continuing, such Independent Consultant, the scope of each of their responsibilities and their individual compensation shall be reasonably acceptable to the Borrower. Notice of any replacement Independent Consultant shall be given by Administrative Agent to Borrower, the Lenders and the Independent Consultant being replaced. All reasonable and documented fees and expenses of the Independent Consultants (whether the original Independent Consultants or replacements) shall be paid by Borrower; provided, however, that unless a Default or Event of Default shall have occurred and be continuing, Administrative Agent shall request that each such Independent Consultant provide Borrower with its proposed scope of work and proposed budget therefor (prior to the commencement of its work), and shall consult with and seek the consent of Borrower (such consent not to be unreasonably withheld or delayed) with regard to the matters contained therein.

10.2         Duties. Each Independent Consultant shall be contractually obligated to Administrative Agent to carry out the activities required of it in this Agreement and as otherwise requested by Administrative Agent and shall be responsible solely to Administrative Agent. Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Administrative Agent hereunder.

10.3         Additional Documents. Borrower shall provide such documents and information to the Independent Engineer as they may reasonably consider necessary in order for the Independent Engineer to deliver to Administrative Agent, upon the reasonable request of the Administrative Agent, after notification to the Borrower, a certificate setting forth a full report on the status of each Project and such other information and certification as Administrative Agent may reasonably require from time to time. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events that would require certificates of Independent Consultants hereunder.

Article 11
MISCELLANEOUS

11.1          Addresses. Any communications hereunder between or among the parties hereto or notices provided herein to be given may be given to the following addresses (or with respect to the Lenders, as set forth in Exhibit I, or with respect to the Project Companies, Schedule II):

If to Administrative Agent or Collateral Agent:

Investec Bank plc

Attention: Global Lending Operations

30 Gresham Street

London, EC2V 7QP

United Kingdom

Telephone No.: +44 207 597 5747

E-mail: GLO-transactionmanagement-generallending@investec.co.uk and glo-agency@investec.co.uk with a copy to:

Investec USA Holdings Corp.

Attention: Sam Sloman / Robert Goodwin

10 East 53rd Street, 22nd Floor

New York, New York 10022

Telephone No. +1 212 259 5610

E-mail: Sam.Sloman@investec.com / Robert.Goodwin@investec.com

If to Borrower:

FuelCell Energy Opco Finance 1, LLC

c/o FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

Attention: General Counsel

Facsimile: 203-825-6069

3 Great Pasture Rd

Danbury, CT 06810

Attn: General Counsel

Email: jdolger@fce.com

With a copy to:

Foley & Lardner LLP

3000 K St, N.W. Suite 600

Washington, D.C. 20007

Attention: John Klusaritz

Facsimile: 202-672-5399

Phone: 202-672-5300

The above is Borrower’s legal address. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, ETA, Emery, DHL, Air Borne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid mail, email, other direct written electronic means. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by email shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above.

11.2          Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from Lenders, securities or other property of the Borrower in the possession of Administrative Agent may at all times be treated as collateral security for the payment of the Loans and the Notes and all other obligations of Borrower to the Lenders under this Agreement and the other Financing Documents, and Borrower hereby pledges to Administrative Agent for the benefit of the Secured Parties and grants Administrative Agent a security interest and Lien in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Administrative Agent and only Administrative Agent, may execute or realize on the Secured Parties’ security interest in any such deposits or other sums credited by or due from the Lenders to Borrower, and may apply any such deposits or other sums to or set them off against Borrower’s obligations to Lenders under the Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

11.3          Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to Administrative Agent or the Lenders upon the occurrence of any Event of Default or any breach or default of Borrower under this Agreement or of any Borrower Entity or Sponsor under any other Financing Document shall impair any such right, power or remedy of Administrative Agent, Collateral Agent or the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default or other breach or default be deemed a waiver of any other Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, indulgence, permit, consent or approval of any kind or character on the part of Administrative Agent and/or the Lenders of any Event of Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of Administrative Agent or the Lenders of any provision or condition of this Agreement or any other Financing Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to Administrative Agent and the Lenders, shall be cumulative and not alternative.

11.4          Costs, Expenses and Attorneys’ Fees; Syndication.

(a)           Borrower will pay to Administrative Agent all reasonable documented costs and expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery, closing and costs of administering this Agreement, the other Financing Documents and any other documents contemplated hereby (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable and documented fees, expenses and disbursements of Norton Rose Fulbright US LLP and, to the extent required, one firm of regulatory and one firm of local counsel in each relevant regulatory field and jurisdiction, as appropriate, in connection with the syndication of the credit facilities under this Agreement, the preparation of such documents and any amendments, modifications or waivers hereof or thereof, or the negotiation, execution, delivery, closing or administration of this Agreement, the other Financing Documents and any other documents contemplated hereby, and the reasonable and documented fees, expenses and disbursements of the Independent Consultants to Administrative Agent incurred in connection with this Agreement or the Loans, the Letters of Credit, or the Commitments, and the reasonable and documented travel, and out-of-pocket costs incurred by Administrative Agent. Borrower will pay all reasonable attorney’s fees incurred by any LC Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder. Borrower will reimburse Administrative Agent, the LC Issuing Banks and the Lenders for all costs and expenses, including attorneys’ fees, charges and disbursements, third-party consultant fees, and expert witness fees expended or incurred by Administrative Agent, each LC Issuing Bank and each Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement or the other Financing Documents, including its rights under this Section and in connection with an Event of Default, in actions for declaratory relief in any way related to this Agreement or the other Financing Documents, in collecting any sum which becomes due Administrative Agent or any Lender on the Notes or under any of the other Financing Documents or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           [Intentionally Deleted.]

(c)           The Borrower shall indemnify each Agent (and any sub-agent thereof), each Lender and each LC Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any LC Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Borrower Entity, or any Environmental Claim related in any way to any Borrower Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including, without limitation, relating to any wire fraud or data or systems intrusions in relation to the foregoing), whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower Entity, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower or any of its Subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or any Agent in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit such as an issuing bank as opposed to an advising bank, confirming bank, negotiating bank or transferring bank).

11.5          Entire Agreement. This Agreement, any confidentiality agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. This Agreement and the other Financing Documents may only be amended or modified by an instrument in writing signed by Borrower (to the extent party thereto), Administrative Agent and any other parties to be charged and in accordance with the terms of this Agreement.

11.6          Governing Law. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.7          Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8         Headings. Article, Section and paragraph headings and a table of contents have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

11.9         Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

11.10       No Partnership, Etc. Administrative Agent, Collateral Agent, the Swap Counterparties, the Lenders, the LC Issuing Bank and Borrower intend that the relationship between or among them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among Administrative Agent, Collateral Agent, the Swap Counterparties, the Lenders, the LC Issuing Banks and Borrower or any other Person. None of Administrative Agent, Collateral Agent, the Swap Counterparties, the LC Issuing Banks or the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of any Borrower Entity, Sponsor or any other Person with respect to the Project Documents, any Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from any Project Document or the ownership, operation or occupancy of any Project and to perform all obligations under the Project Documents, the Real Property Documents and any other agreements and contracts relating to any Project shall be the sole responsibility of Borrower and its Subsidiaries, as applicable.

11.11       Collateral Documents. The Loans and the other Obligations are secured in part by the Collateral Documents. Reference is hereby made to the Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of Administrative Agent, Collateral Agent, the LC Issuing Banks, the Lenders and the other Secured Parties with respect to such security.

11.12       Limitation on Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

11.13       Waiver of Jury Trial. ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE LC ISSUING BANKS, THE LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ADMINISTRATIVE AGENT, ANY LC ISSUING BANK, ANY LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE LC ISSUING BANKS, THE BORROWER AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

11.14       Consent to Jurisdiction. Administrative Agent, Collateral Agent, the LC Issuing Banks, the Lenders and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Financing Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, Administrative Agent, Collateral Agent, the LC Issuing Banks, the Lenders and Borrower accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Administrative Agent, Collateral Agent, the LC Issuing Bank, the Lenders and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Administrative Agent, Collateral Agent, the LC Issuing Bank, the Lenders or Borrower, as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Banking Days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of Administrative Agent or any Lender to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosures or sales of any Collateral. Administrative Agent, Collateral Agent, the LC Issuing Banks, the Lenders and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by Administrative Agent or the Lenders on or under this Agreement, the Loans or the other Financing Documents is usurious. Administrative Agent, the Lenders, the LC Issuing Banks, Collateral Agent and Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with any Project, this Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non-conveniens.

11.15       Usury. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the Lenders may lawfully charge under any applicable usury laws. In the event that the Lenders shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of such Lenders be returned to Borrower or credited against the principal balance of the Loans then outstanding. Nothing contained in this Section 11.15 shall be construed as waiving any usury exemption any Lender has under law, and, to the extent any such exemption applies, this Section 11.15 shall be inapplicable.

11.16       Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and, as expressly provided herein, the Depositary and all Persons entitled to indemnification hereunder. Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Administrative Agent and the Lenders.

11.17       Counterparts. This Agreement may be executed in one or more duplicate counterparts and delivered by a portable document format (pdf) via electronic mail, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A portable document format (pdf) signature page shall constitute an original for all purposes. The parties to this Agreement agree that, except as expressly provided above, any deliverable required to be provided pursuant to Article 3 may be delivered by facsimile or electronic mail in a portable document format, or other electronic transmission.

11.18        USA PATRIOT Act Compliance. Administrative Agent hereby notifies Borrower that, pursuant to the requirements of the PATRIOT Act, it and any Lender shall be required to obtain, verify and record information that identifies Borrower, which information includes, without limitation, the name and addresses and other information that will allow it or any Lender to identify Borrower in accordance with the requirements of the PATRIOT Act.

11.19       Confidentiality. Each party hereto (a “Recipient”) agrees to use commercially reasonable efforts to maintain the confidential nature of, and shall not use or disclose, the financial information or other confidential information related to any other party or any other party’s Affiliates (a “Disclosing Party”) without first obtaining such Disclosing Party’s prior written consent; provided that nothing in this Section 11.19 shall require any Recipient to obtain any consent of any Disclosing Party in connection with (and each Disclosing Party hereby authorizes each Recipient to freely disclose any financial information or confidential information with respect to such Disclosing Party or any Financing Document without such Disclosing Party’s consent, to the extent otherwise required, in connection with): (a) exercising any of a Recipient’s rights or remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, such as those exercisable upon the occurrence of an Event of Default; (b) providing information about Borrower or any Financing Document or the parties thereto to the Recipient’s branches and Affiliates and to its Related Parties or any Lender or prospective Lender or any Person acquiring, or potentially acquiring, any interest of the Lenders under the Agreement and any such Person’s directors, officers, employees, agents and consultants in connection with their credit evaluation of Borrower or otherwise (if, in the case of any such Person potentially acquiring such an interest from any Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 11.19); (c) any situation in which any Recipient (i) is required by law or by any subpoena or similar legal process or required by any Governmental Authority or, in the case of the Agents and Lenders, any self-regulatory authority, such as the National Association of Insurance Commissioners, to disclose information or (ii) is requested by bank examiners to disclose information (provided that in each instance under immediately preceding clauses (i) and (ii) such Person uses commercially reasonable efforts to maintain confidentiality of the information disclosed); (d) providing information to legal counsel to any Recipient in connection with the transactions contemplated by any of the Financing Documents (if such Recipient informs such counsel of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (e) providing information to independent accountants, auditors or other expert consultants retained by any Recipient (if such Recipient informs such auditors or consultants of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (f) providing information to such Recipient’s officers, directors, members, managers and employees (if such Recipient informs such officers, directors, members, managers and employees of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (g) Borrower providing information to Affiliates of Borrower and the respective officers, directors, members, managers, employees, investors and lenders of such Affiliates (if Borrower informs such Affiliates and such other Persons of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (h) any information that is in or becomes part of the public domain otherwise than through a wrongful act of any Recipient or any employees or agents thereof or other Persons to whom confidential information is disclosed under any of clauses (b), (c), (d), (e), (f) and (g) of this Section 11.19; (i) any information that is in the possession of any Recipient prior to receipt thereof from the Disclosing Party or any other Person known to any Recipient to be acting on behalf of the Disclosing Party; (j) any information that is independently developed by any Recipient; (k) providing information to any other party hereto; (l) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (m) with the prior written consent of the Borrower; (n) any information that (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any LC Issuing Bank or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower that is not known to be subject to a confidentiality obligation to the Borrower or any of its Affiliates or (z) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or violating the terms of this Section; or (o) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. In addition, the Administrative Agent, the Collateral Agent, the LC Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any LC Issuing Bank or Lender in connection with the administration of this Agreement, the other Financing Documents, and the Commitments and may circulate promotional materials in the form of “tombstone”, for league table purposes or otherwise describing the names of the Borrower and its Affiliates, the amount, type and closing date of the credit facilities and any other non-confidential information. Notwithstanding anything to the contrary set forth in this Section 11.19, after notice to the applicable Disclosing Party, any Recipient shall be free to disclose any information regarding the tax structure of the transactions contemplated in this Agreement and the other Financing Documents to any relevant Governmental Authority requiring such information.

11.20       Acknowledgement Regarding Any Supported QFCs. To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Interest Rate Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States.

As used in this Section 11.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Financing Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

FUELCELL ENERGY OPCO FINANCE 1, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member

By:	FuelCell Energy, Inc.
Its:	Sole Member

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Executive Vice President, Chief Financial Officer

SIGNATURE PAGE TO FINANCING AGREEMENT

INVESTEC BANK PLC,
as Administrative Agent

By:	/s/ Steven Cowland
Name:	Steven Cowland
Title:	Authorised Signatory

By:	/s/ Shelagh Kirkland
Name:	Shelagh Kirkland
Title:	Authorised Signatory

INVESTEC BANK PLC,
as Collateral Agent

By:	/s/ Steven Cowland
Name:	Steven Cowland
Title:	Authorised Signatory

By:	/s/ Shelagh Kirkland
Name:	Shelagh Kirkland
Title:	Authorised Signatory

INVESTEC BANK PLC,
as a Lender and an LC Issuing Bank

By:	/s/ Steven Cowland
Name:	Steven Cowland
Title:	Authorised Signatory

By:	/s/ Shelagh Kirkland
Name:	Shelagh Kirkland
Title:	Authorised Signatory

SIGNATURE PAGE TO FINANCING AGREEMENT

LIBERTY BANK,
as a Lender

By:	/s/ Daniel Longo
Name:	Daniel Longo
Title:	First Vice President

BANK OF MONTREAL,
as a Lender

By:	/s/ Timothy Chin
Name:	Timothy Chin
Title:	Managing Director

AMALGAMATED BANK,
as a Lender

By:	/s/ Collin Hooper
Name:	Collin Hooper
Title:	First Vice President

SIGNATURE PAGE TO FINANCING AGREEMENT

CONNECTICUT GREEN BANK,
as a Lender

By:	/s/ Bryan T. Garcia
Name:	Bryan T. Garcia
Title:	President CEO

SIGNATURE PAGE TO FINANCING AGREEMENT

EXHIBIT A
TO FINANCING AGREEMENT

DEFINITIONS

“Accounts” means the means the Capital Expenditure Reserve Account and the Debt Service Reserve Account.

“Additional Project Documents” means, collectively, any contract or agreement entered into by the Borrower or the Project Companies subsequent to the date of this Agreement (a) that replaces or is entered into in substitution of an existing Material Project Document (in which case the contract which is so replaced will cease to be a Material Project Document and references to the replaced contract in the Financing Documents shall be deemed to be references to such replacement or substitute contract); (b) (i) that has a term in excess of one (1) year and obligates such Project Company to make payments, or entitles such Project Company to receive payments, in each case, in an amount exceeding $1,000,000 (in the case of the Bridgeport Project, the Yaphank Project or the Pfizer Project) or $500,000 (in the case of the Riverside Project, the Central Project or the Santa Rita Project), individually or in the aggregate, over the term of such agreement or (ii) obligates such Project Company to make payments, or entitles such Project Company to receive payments, in an aggregate amount exceeding $1,000,000 (in the case of the Bridgeport Project, the Yaphank Project or the Pfizer Project) or $500,000 (in the case of the Riverside Project, the Central Project or the Santa Rita Project), individually or in the aggregate, over the term of such agreement; or (c) an early termination of which could reasonably be expected to result in a Material Adverse Effect; provided that, notwithstanding any of the foregoing, Additional Project Documents shall not in any case include third-party arrangements entered into on an arm’s-length basis on commercially reasonable terms for legal, accounting, environmental, consulting or other professional or similar services, the costs of which are reflected in the Base Case Model or the Budget, as the case may be and including any amendments permitted by the terms of this Agreement.

“Adjusted Daily Compounded SOFR” means, for purposes of any calculation, the rate per annum equal to (a) the Daily Compounded SOFR for such calculation plus (b) the Daily Compounded SOFR Adjustment.

“Administrative Agency Fee Letter” means the fee letter dated as of the Closing Date between the Borrower and the Administrative Agent.

“Administrative Agent” means Investec Bank plc, in its capacity as administrative agent for the Lenders under this Agreement and any of the other Financing Documents, or any successor administrative agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified. Without limiting the foregoing, the term “Affiliate” shall include, in the case of Investec Bank plc, Investec plc, Investec Limited and any subsidiary of any of the foregoing.

Exhibit A-1	Financing Agreement

“Agents” shall mean Administrative Agent, Collateral Agent and Depositary.

“Agreement” shall have the meaning given in the preamble.

“Amortization Period” shall mean, for any Project from the Term Loan Funding Date to December 31, 2039.

“Amortization Schedule” means the amortization schedule set forth as Exhibit J of the Agreement, as the same may be amended or replaced pursuant to the Agreement.

“Anti-Corruption Laws” is defined in Section 4.27(d)(i).

“Anti-Money Laundering Laws” is defined in Section 4.27(c).

“Anti-Terrorism Laws” is defined in Section 4.27(c).

“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, authorization, approval, concession, grant, franchise, license, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date of this Agreement, the Closing Date or thereafter and in each case as amended (including any of the foregoing pertaining to land use or zoning restrictions).

“Applicable Margin” means as follows:

Facility	SOFR Rate	Base Rate
From the Closing Date until (but excluding) the fourth anniversary of the Closing Date	2.500%	1.500%
From (and including) the fourth anniversary of the Closing Date until the Term Loan Maturity Date	3.000%	2.000%

“Applicable Permit” means any material Permit required for the ownership, leasing, operation or maintenance of a Project, including any such Permit relating to land use, zoning, the protection or preservation of the environment, or natural resource, biological, wildlife or cultural or archeological resource protection, pollution, sanitation, ERO, NERC, FERC, PUHCA, CAISO, CPUC or other state utilities commission, safety, siting or building, importation of technology, equipment and materials that is (a) necessary at any given time in light of the stage of development, construction, operation or maintenance of the Project to develop, construct, own, lease, manage, operate, or maintain the Project as contemplated by the Operative Documents, to sell electricity or RECs, “green tags” or other like environmental credits or benefits therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby; or (b) necessary so that (i) none of the Secured Parties, or any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation, or not exempted from, under the FPA or PUHCA (except as set forth in Section 4.10) or under any state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities solely as a result of the operation of the Project or the sale of electricity or RECs, “green tags” or other like environmental credits or benefits therefrom, or (ii) none of the Borrower nor any Affiliate of the Borrower that is a party to an Operative Document may be deemed by any Governmental Authority to be subject to, or not exempt from, regulation under PUHCA (other than (x) as an EWG, (y) as an “electric utility company” or a “public-utility company,” as those terms are defined in the PUHCA, that is an EWG, or (z) as a “holding company” as that term is defined in PUHCA that is a holding company of EWGs or QFs), or regulation under any state law with respect to the rates of electric utilities or the financial or organizational regulation of electric utilities.

Exhibit A-2	Financing Agreement

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Investec Inc. in its capacity as lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and its assignee (with the consent of any party whose consent is required by Section 9.15), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Available LC Commitment” means, with respect to any Letter of Credit (a) as of the Closing Date and prior to the LC Facility Expiry Date, the Total LC Commitment applicable to such Letter of Credit minus the LC Exposure applicable to such Letter of Credit; and (b) at any time after the LC Facility Expiry Date, zero. For the avoidance of doubt, the Total LC Commitment applicable during the Term Loan Period shall be as set forth in Section 2.3(b) of the Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(a)(v).

“Available Term Loan Commitment” means, as of the date of calculation, the Total Term Loan Commitment less the total amount of Term Loans funded under this Agreement, provided that, the Available Term Loan Commitment shall be reduced to $0.00 upon the Funding of the final Project under this Agreement.

Exhibit A-3	Financing Agreement

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or London, England, or is a day on which banking institutions in either such jurisdiction are authorized or required by Law to close.

“Bankruptcy Law” means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

“Base Case Model” means the financial model utilized to create the base case projections and delivered to the Administrative Agent on the Closing Date.

“Base Equity Requirement” means cash equity funds equal to $20,125,000.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Adjusted Daily Compounded SOFR in effect on such day (or, if such day is not a Banking Day, the immediately preceding Banking Day) for a deposit in dollars with a maturity of one month plus one percent (1.0%). Any change in the Base Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Daily Compounded SOFR, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.4 hereof.

“Basel III” shall mean the capital regulations promulgated by relevant Governmental Authorities implementing the Basel III Global Regulatory Framework for more Resilient Bank and Banking Systems, including transition rules, and any amendments to such regulations adopted.

“Benchmark” means, initially, Adjusted Daily Compounded SOFR; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.8(a)(i).

Exhibit A-4	Financing Agreement

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)       the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b)       the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, if such Benchmark Replacement would be less than the Floor, such Benchmark Replacement will be deemed to be equal to the Floor for the purposes of this Agreement and the other Financing Documents.

“Benchmark Replacement Adjustment” means with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

Exhibit A-5	Financing Agreement

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.8(a) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.8(a).

Exhibit A-6	Financing Agreement

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefited Bank” shall have the meaning given in Section 2.7(h) of the Agreement.

“Blocked Person” is defined in Section 4.27(a).

“Borrower” shall have the meaning given in the preamble of the Agreement.

“Borrower Entity” or “Borrower Entities” means, collectively, Borrower, Member, and each Project Company.

“Borrower Reserve Requirement” means (a) the Capital Expenditure Reserve Requirement, in respect of the Capital Expenditure Reserve Account and (b) the Debt Service Reserve Requirement, in respect of the Debt Service Reserve Account.

“Borrower Revenue Account” shall have the meaning given to the term “Revenue Account” in the Depositary Agreement.

“Borrowing” means a borrowing by Borrower of the Term Loan upon the satisfaction (or waiver in accordance with the terms of the Agreement) of each of the applicable conditions precedent listed in Section 3.2 of the Agreement.

“Bridgeport Project” means the 14.8 MW fuel cell generating facility located in Bridgeport, Connecticut and owned by the Bridgeport Project Company.

“Bridgeport Project Company” means Bridgeport Fuel Cell, LLC.

“Budget” means each Operating Budget.

“CAISO” means the California Independent System Operator, and any successor to its function.

“Capital Adequacy Requirement” shall have the meaning given in Section 2.8(d) of the Agreement.

“Capital Expenditure Reserve Account” has the meaning assigned to such term in the Depositary Agreement.

“Capital Expenditure Reserve Requirement” means an amount equal to Twenty-Nine Million Dollars ($29,000,000) consisting of (i) Fourteen Million Five-Hundred Thousand Dollars ($14,500,000) to be funded on the Closing Date from the Term Loans pursuant to this Agreement and (ii) the remainder to be funded as set forth on Schedule 5.8(b).

Exhibit A-7	Financing Agreement

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the LC Issuing Banks, as collateral for Letter of Credit Exposure or obligations of Lenders to fund participations in respect of Letter of Credit Exposure, cash or deposit account balances or, if the applicable LC Issuing Banks shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the applicable LC Issuing Banks.

“Cash Collateral” has a correlative meaning.

“Cash Diversion Event” means any of the following events:

a.                   Distributable Cash (as defined in the Yaphank Project Holdco LLC Agreement) that otherwise would be distributable to the Class B Member is paid to any Class A Equity Investor) or deposited into the Escrow (as defined in the Yaphank Project Holdco LLC Agreement);

b.                  any General Indemnity Claim or Purchaser Claim (each as defined in the Yaphank Project Holdco LLC Agreement) has arisen or been notified to the Class B Member and such claim has not been finally determined and satisfied, or reserved for in the Escrow (as defined in the Yaphank Project Holdco LLC Agreement), in full;

c.                   Yaphank Project Holdo or a Class A Equity Investor has made a claim on the Seller Guarantee (as defined in the Yaphank Project Holdco LLC Agreement) and such claim has not been paid in full; and

d.                  any other event which results in a diversion of cash, cash equivalents and liquid investments held by the Yaphank Project Company to the Class A Equity Investors (including for the payment to any third party in respect of any damages or losses incurred by the Class A Equity Investors) or to a reserve or escrow account.

“CEC” means the California Energy Commission, and any successor to its function.

“Central Project” means the 1.4 MW fuel cell generating facility located in New Britain, Connecticut and owned by the Central Project Company.

“Central Project Company” means New Britain Renewable Energy, LLC.

“Change of Control” means:

(a)       Sponsor or another Permitted Owner ceases to own, directly or indirectly, more than 50% on a fully diluted basis of the aggregate ordinary voting power and, the aggregate equity value represented by issued and outstanding membership interests, in the Member or the Borrower, other than in the case of this clause (a) as a result of a transfer of ownership to a Permitted Transferee;

(b)       Sponsor or another Permitted Owner ceases to control the Member; or

Exhibit A-8	Financing Agreement

(c)       the Member ceases to directly own and control 100% of the economic and voting interests in the Borrower.

provided, that for the avoidance of doubt, a change in the direct ownership of a Permitted Owner or the indirect ownership of a Permitted Owner or any Person owning an indirect ownership interest in a Permitted Owner shall not be deemed a Change of Control.

“Change of Law” shall have the meaning given in Section 2.8(b) of the Agreement.

“Class A Equity Investors” means Renewable Energy Investors, LLC or any other entity admitted as a “Class A Member” pursuant to the Yaphank Holdco LLC Agreement.

“Class B Member” means FuelCell YT Holdco LLC.

“Class B Membership Interests” has the meaning assigned to such term in the Yaphank Project Holdco LLC Agreement.

“Closing” means the satisfaction (or waiver in accordance with the terms of the Agreement) of each of the conditions precedent listed in Section 3.1 of the Agreement.

“Closing Date” means the date upon which Closing occurs.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time, including any applicable U.S. Treasury regulations.

“Collateral” means all personal property which is subject, from time to time, to the security interests or liens granted in or purported or intended to have been granted by any of the Collateral Documents.

“Collateral Accounts” means the “Accounts” under and as defined in the Depositary Agreement.

“Collateral Agency Fee Letter” means the fee letter dated the Closing Date between the Borrower and the Collateral Agent.

“Collateral Agent” means Investec Bank plc, acting in its capacity as Collateral Agent for the Secured Parties under the Agreement, or its successor appointed pursuant to the terms of the Agreement.

“Collateral Documents” means, collectively, the Collateral Documents listed in Section 2.13(a) and all other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Commitment Fee” has the meaning assigned to such term in Section 2.6(b).

“Commitment Fee Rate” means 0.625% per annum.

Exhibit A-9	Financing Agreement

“Commitments” means, with respect to each Lender, without duplication, such Lender’s Term Loan Commitment, LC Commitment and, with respect to all Lenders, without duplication, the Total Term Loan Commitment and the Total LC Commitment.

“Conforming Changes” means, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Banking Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).

“Consents” means the consents to the collateral assignment of each Power Purchase Agreement and each O&M Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the possession of supermajority voting rights or other negative control rights shall not be deemed to be “Control.”

“Controlled Entity” means any of the Subsidiaries of the Borrower and any of their, or the Borrower’s, respective controlled Affiliates;

“Controlled Group” means (a) a corporation which is a member of a controlled group of corporations with Borrower within the meaning of Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Borrower within the meaning of Section 414(c) of the Code or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with Borrower within the meaning of Section 414(m) of the Code, or (d) an entity deemed affiliated with Borrower under Section 414(o) of the Code.

“CPUC” means the California Public Utilities Commission, and any successor to its function.

“Credit Event” means (i) the Closing; (ii) each Borrowing; (iii) each issuance, amendment or reinstatement of a Letter of Credit; and (iv) the Borrower’s entry into an Interest Rate Agreement.

“Credit Facilities” means each of the Term Loan Facility and LC Facilities, as applicable.

Exhibit A-10	Financing Agreement

“Daily Compounded SOFR” has the meaning specified in Exhibit K of this Agreement.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of SOFR for the day (such day a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Compounded SOFR Adjustment” means for any calculation with respect to a SOFR Rate Loan, a percentage equal to 0.10% per annum for one (1) month interest period, 0.15% per annum for three (3) months interest period or 0.25% per annum for six (6) months.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the Ordinary Course of Business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, and (h) all debt of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty.

“Debt Service” means for Borrower and for any period all obligations for principal, interest payments and any fees, expenses or other charges, including net obligations in respect of the Interest Rate Agreements, due in respect of all Debt payable by Borrower in such period.

“Debt Service Coverage Ratio” or “DSCR” means, for any period, the ratio of (a) Operating Cash Flow Available for Debt Service for such period to (b) Debt Service for such period.

Exhibit A-11	Financing Agreement

“Debt Service Reserve Account” shall have the meaning given to such term in the Depositary Agreement.

“Debt Service Reserve Requirement” means an amount equal to the next consecutive six (6) months of Debt Service within the Term Loan Period, or, if as of any such date, less than six (6) months of Debt Service remain within the Term Loan Period, the period of time remaining within the Term Loan Period.

“Debt Sizing Parameters” means that the applicable Base Case Model shall yield a minimum Debt Service Coverage Ratio (before giving effect to any module replacement expenses or drawdowns in respect of Permitted Replacement Expenditures (as defined in the Depositary Agreement)) of 1.30:1.00, calculated as of each Quarterly Date from the Closing Date until the Scheduled Term Loan Maturity Date; provided that with respect to the Yaphank Project, for the period commencing on January 1, 2029, a minimum Debt Service Coverage Ratio of 1.50:1.00 shall apply.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event or condition the occurrence means any occurrence, circumstance, condition or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

“Default Rate” means with respect to all amounts, expenses, costs and fees, the interest rate per annum equal to the Adjusted Daily Compounded SOFR applicable to such Loan plus two percent (2%) plus the Applicable Margin.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Banking Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Banking Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any LC Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Banking Days after written request by the Administrative Agent, the Borrower, or, to the extent an LC Issuing Bank has outstanding LC Exposure at such time, such LC Issuing Bank, to confirm in writing to the Administrative Agent, such LC Issuing Bank and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, such LC Issuing Bank and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, each LC Issuing Bank, and each Lender.

Exhibit A-12	Financing Agreement

“Depositary” means Liberty Bank, in its capacity as the Depositary under the Depositary Agreement, or its successor appointed pursuant to the terms of the Depositary Agreement.

“Depositary Agreement” means that certain Depositary Agreement, dated as of the Closing Date, by and among Borrower, Administrative Agent, Collateral Agent, and Depositary.

“Depositary Fee Letter” means the fee letter dated the Closing Date between the Borrower and the Depositary.

“Discharge Date” shall mean the date on which the Commitments shall have been terminated or fully utilized, all Letters of Credit shall have been fully cash collateralized or returned to the LC Issuing Bank for cancellation or otherwise terminated in accordance therewith, and the principal of and interest on the Loans, all fees and all other expenses, amounts or Obligations payable under any Financing Document shall have been paid in full in cash (other than contingent indemnification and reimbursement obligations for which no claim has been asserted), and all Interest Rate Agreements shall have been terminated and all termination payments and unwinding costs thereunder shall have been paid in full in cash.

“Disclosing Party” shall have the meaning given in Section 11.19.

“Disqualified Person” means (a) the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing; (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code and any tax-exempt controlled entity within the meaning of Section 168(h)(6)(F)(iii) of the Code if such entity has not made the election provided in Section 168(h)(6)(F)(ii) of the Code); (c) any Person who is not a “United States person” as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity); (d) any mutual savings bank, cooperative bank or domestic building and loan association to which section 593 of the Code applies; (e) any regulated investment company or real estate investment trust subject to taxation under subchapter M, chapter 1 of the Code; (f) any cooperative organization described in Section 1381(a) of the Code; (g) any tax-exempt entity described in Section 168(h)(2) of the Code; (h) any Indian tribal government described in Section 7701(a)(40) of the Code; (i) a Person described in Section 50(b)(3) of the Code (unless such Person would be subject to tax under Section 511 of the Code on all income from the applicable Projects) or Section 50(b)(4) of the Code; (j) a Person whose ownership of a membership interest would result in a disallowance or reduction of ITCs to an Tax Equity Investor pursuant to Section 50(d) of the Code; and (k) any partnership or other pass-through entity (including a single-member disregarded entity) of which any direct or indirect partner or other equity owner is a Disqualified Person (as set forth in in clauses (a) through (j)); provided, however, that any such Person described in clauses (a) through (j) shall not be considered a Disqualified Person to the extent that (i) the Person is described within clause (a), clause (b), or clause (h) of this definition and the exception under Section 168(h)(1)(D) of the Code applies with respect to the income from the Projects for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under Section 168(h)(2)(B)(i) of the Code applies with, respect to the income from the Projects for that Person, (iii) another exception to the “tax-exempt use property” rules under Section 168(h) of the Code is applicable under the Code and/or Treasury Regulations; or (iv) the Person owns its interest indirectly through a taxable C corporation (as defined in the Code) that is not described in clauses (a) through (j) provided that a Person that owns its interest indirectly through a taxable C corporation (as defined in the Code) that is described in any of clauses (a) through (j) shall be included in this clause (iv) if such ownership would not result in a disallowance or reduction of ITCs to a Tax Equity Investor or cause any asset of the Company or any asset of any subsidiary of the Company to be treated (wholly or partly) as “tax-exempt use property” under Section 168(h) of the Code. For the avoidance of doubt, any Person whose direct or indirect ownership of Units would cause any asset of the Company or any asset of any subsidiary of the Company to be treated (wholly or partly) as “tax-exempt use property” under Section 168(h) of the Code shall be a Disqualified Person.

Exhibit A-13	Financing Agreement

“Distribution Reserve Account” shall have the meaning given to such term in the Depositary Agreement.

“Distribution Date” means a date occurring no later than ten (10) Banking Days after each Quarterly Payment Date (as defined in the Depositary Agreement).

“Dodd-Frank Wall Street Reform and Consumer Protection Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203 (signed into law July 21, 2010)).

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Drawing” means a drawing on a Letter of Credit.

“Drawing Payment” means a payment by any LC Issuing Bank or any Lender of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.

Exhibit A-14	Financing Agreement

“DSR Letter of Credit” shall have the meaning given in Section 2.3(a) of the Agreement.

“Economic Sanctions” is defined in Section 4.27(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) a depository institution as defined under the Federal Deposit Insurance Act or (ii) a branch of a foreign bank as defined under the International Banking Act of 1978, in each case with the minimum capital base of $1,000,000,000 and having the following ratings of its long-term indebtedness from at least two of the following Rating Agencies: (1) “A-” or higher from S&P; (2) “A3” or higher from Moody’s; (3) “A-” or higher by Fitch; provided that such standards shall be applied to the foreign bank and not such branch.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, written demands, decrees, written claims, liens, judgments, warning notices, notices of noncompliance or violation, governmental investigations, governmental proceedings, removal or remedial actions or orders, penalties or damages (foreseeable and unforeseeable, including consequential and punitive penalties or damages) relating to the Project or the Project Site and arising under or relating in any way to any Environmental Law or any Permit issued under any Environmental Law, including those (a) by any Governmental Authority for enforcement, investigation, cleanup, removal, response, remedial or other actions or fines, penalties or damages pursuant to any applicable Environmental Law, (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances (including exposure thereto or Release thereof), or (c) arising from alleged injury or threat of injury to health, safety (with respect to Hazardous Substances), the environment, cultural or archeological resources, wildlife or natural or biological resources.

“Environmental Consultant” means The Vertex Companies, LLC or its successor appointed pursuant to Section 10.1 of the Agreement.

“Environmental Law” means any and all applicable federal, state and local Governmental Rules or agreements with Governmental Authorities that impose liability or standards of conduct for or otherwise regulate, concern or relate to: (a) land use and zoning, cultural or archeological resources, wildlife, wildlife habitat, endangered, threatened, listed or protected species, or natural or biological resources, (b) pollution or protection of the environment, human health and safety, (c) the Release, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of, or exposure to, Hazardous Substances, including, without limitation, the Federal Water Pollution Control Act, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environment Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Endangered Species Act, the Migratory Bird Treaty Act, the Bald and Golden Eagle Protection Act, the Occupational Safety and Health Act of 1970, the Solid Waste Disposal Act, the Emergency Planning and Community Right to Know Act, the National Environmental Policy Act, Section 106 of the National Historic Preservation Act of 1966, the Federal Land Policy and Management Act, Section 10 of the Rivers and Harbors Appropriation Act of 1899, Title 14 of the Code of Federal Regulations § 77.13, and Title 49 of the United States Code § 44718, each as amended and in effect from time to time.

Exhibit A-15	Financing Agreement

“Environmental Reports” means, collectively those certain environmental reports listed on Exhibit H-1 of the Agreement.

“EPC Contracts” means collectively those Engineering, Procurement and Construction Agreements for the applicable Project.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) that is, or at any relevant time was part of the same controlled group with the Borrower, within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA.

“ERISA Plan” means any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“ERO” means the Electric Reliability Organization, within the meaning of Section 215(a)(2) of the FPA.

“Erroneous Payment” has the meaning given in Section 9.20(a).

“Erroneous Payment Deficiency Assignment” has the meaning given in Section 9.20(d).

“Erroneous Payment Impacted Class” has the meaning given in Section 9.20(d).

“Erroneous Payment Return Deficiency” has the meaning given in Section 9.20(d).

“Erroneous Payment Subrogation Rights” has the meaning given in Section 9.20(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Exhibit A-16	Financing Agreement

“Event of Default” and “Events of Default” shall have the meanings given in Article 8 of the Agreement.

“Event of Loss” means a single insured event or a related series of events causing any loss of, destruction of or damage to, or any condemnation or other taking of (including by eminent domain), all or any portion of the Project or all or any portion of the property or assets of the Project Company.

“Excess Proceeds” shall have the meaning given in Section 2.4(h)(iv)(A)b) of the Agreement.

“Excluded Taxes” shall have the meaning given in Section 2.7(d)(i) of the Agreement.

“Exempt Wholesale Generator” or “EWG” means an “exempt wholesale generator,” as such term is defined in Section 1262(6) of PUHCA and the FERC’s rules at 18 C.F.R. § 366.1.

“Expiration Date” means, with respect to any Letter of Credit, the date of expiration set forth therein, which date shall be subject to Section 2.3(e)(iii) of the Agreement.

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into in connection with the foregoing, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average of the rates quoted by three federal funds brokers to Administrative Agent on such day on such transactions).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means, collectively, the Administrative Agency Fee Letter, the Collateral Agency Fee Letter, the Depositary Fee Letter and each Lender Fee Letter.

“Fees” shall have the meaning given in Section 2.6 of the Agreement.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Financing Documents” means, collectively, the Agreement, the Collateral Documents, the Letters of Credit, the Interest Rate Agreements (including all Hedge Transactions hereunder), each Fee Letter and any other loan or security agreements or letter agreements or similar documents, agreements or instruments entered into in connection with any of the foregoing or with the transactions contemplated by the Financing Documents.

Exhibit A-17	Financing Agreement

“Fitch” means Fitch Investor’s Service, Inc., or its successors.

“Flood Laws” shall have the meaning given in Section 9.19 of the Agreement.

“Floor” means a rate of interest equal to 0.00%.

“FPA” means the Federal Power Act, as amended, and all rules and regulations adopted thereunder.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding” means the satisfaction (or waiver in accordance with the terms of the Agreement) of each of the conditions precedent listed in Section 3.2 of the Agreement.

“Funds Flow Memorandum” means the Funds Flow Memorandum dated the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Rule” means, with respect to any Person, any statute, law, rule, regulation, ordinance, order or binding interpretation, code, treaty, judgment, decree, directive, protocol, guideline or similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by any Governmental Authority, which is applicable to or binding upon any Person or any of its properties, or to which such Person or any of its properties is subject.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien).

Exhibit A-18	Financing Agreement

“Hazardous Substances” means any chemical, material, substance, waste, pollutant or contaminant as defined or regulated as a contaminant or pollutant or as hazardous or toxic or words of similar import or meaning or with respect to which liability or standards of conduct may be imposed under applicable Environmental Laws, including petroleum products, asbestos, polychlorinated biphenyls, and radioactive materials.

“Hedge Transactions” shall have the meaning given in Section 2.12(a) of the Agreement.

“Holdings” shall have the meaning given in the Preamble.

“Indemnified Taxes” shall have the meaning given in Section 2.7(d)(i) of the Agreement.

“Independent Consultants” means, collectively, the Insurance Consultant, the Environmental Consultant, and the Independent Engineer, or their successors appointed pursuant to Section 10.1 of the Agreement.

“Independent Engineer” means DAI Management Consultants, Inc., or its successors appointed pursuant to Section 10.1.

“Initial Principal Repayment Date” means the first Principal Repayment Date following the Term Loan Funding Date.

“Insurance Consultant” means Moore-McNeil.

“Insurance Consultant’s Report” means that certain Insurance Report prepared by Moore-McNeil report dated April 27, 2023.

“Interconnection Agreement” or “Interconnection Agreements” means collectively: those Interconnection Agreements listed in Exhibit H-2 of the Agreement.

“Interest Fix Fees” shall have the meaning given in Section 2.12(b) of the Agreement.

“Interest Period” shall have the meaning given in Section 2.4(b) of the Agreement.

“Interest Rate Agreements” shall have the meaning given in Section 2.12(a) of the Agreement.

“Interest Rate Type” means a SOFR Rate Loan.

Exhibit A-19	Financing Agreement

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding thirty (30) days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course of Business; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the United States Internal Revenue Service, or any successor agency.

“ITC” means investment tax credit under Section 48 of the Code.

“Knowledge” means the actual knowledge, after reasonable inquiry, of the Persons listed on Schedule III hereto.

“LC Commitment” means, at any time with respect to each LC Issuing Bank, such LC Issuing Bank’s Proportionate Share of the Total LC Commitment.

“LC Exposure” means, for any Letter of Credit, at any time, the sum of (a) the Stated Amount of such Letter of Credit issued and outstanding at such time, plus (b) the aggregate amount of all Unpaid Drawings on any such Letter of Credit, if any.

“LC Facility Expiry Date” means the earlier to occur of the following: (a) the Scheduled Term Loan Maturity Date, and (b) such earlier date on which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under the Agreement.

“LC Fees” means, collectively, the Commitment Fees and the Letter of Credit Fees.

“LC Issuing Bank” means Investec Bank plc.

“LC Loan Note” or “LC Loan Notes” shall have the meaning given in Section 2.4(f) of the Agreement.

“LC Loans” shall have the meaning given in Section 2.3(d)(ii)(B) of the Agreement.

“Legal Requirements” means, collectively, as to any Person, any law, treaty, rule or regulation, including any Governmental Rule, any requirement under a Permit, and any determination of any Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

Exhibit A-20	Financing Agreement

“Lender” or “Lenders” means the banks or other financial institutions listed as such on Schedule I of the Agreement, including the LC Issuing Banks, or as otherwise from time to time party to the Agreement and their successors and assigns.

“Lender Fee Letters” means each fee letter dated as of the Closing Date between the Borrower and the applicable Lender.

“Lending Office” means with respect to any Lender, the office designated as such beneath the name of such Lender on Exhibit I of the Agreement or such other office of such Lender as such Lender may specify in writing from time to time to Administrative Agent and Borrower.

“Letter of Credit Exposure” means, with respect to each Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit issued and outstanding at such time, plus (b) the aggregate amount of the unreimbursed amount of all Reimbursement Obligations at such time in respect of all Drawings made under such Letter of Credit.

“Letter of Credit Fee” has the meaning assigned to that term in Section 2.6(c).

“Letters of Credit” means the DSR Letters of Credit.

“Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement or encumbrance of any kind in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loans” means, collectively, the LC Loans and the Term Loan (including all subsets of such Loans as delineated in the Agreement).

“Loss Proceeds” means, collectively, net available insurance proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Loss.

“Made Available” or “Make Available” means the posting of the applicable communications, reports, notices and other materials to the Data Room with reasonable notice provided to the Lenders of such posting.

“Major Project Participants” means any of a Power Purchaser, the transmission provider pursuant to any interconnection agreement relating to a Project, the Operator, the Sponsor, the Class A Equity Investors or any replacement for such Persons under the Material Project Documents; provided, however, that any Person shall cease to be a Major Project Participant when all obligations (other than unasserted contingent obligations) of such Person under Material Project Documents to which it is a party have been indefeasibly performed and paid in full.

“Mandatory Prepayment” means a prepayment of Obligations required of Borrower pursuant to the Agreement.

Exhibit A-21	Financing Agreement

“Material Adverse Effect” means any event, condition or occurrence of whatever nature that would likely result in a material and adverse change on (a) the assets, liabilities, status of the business, property, results of operations or financial condition of a Borrower Entity or a Project, (b) the ability of any Borrower Entity to meet its financial obligations under the Financing Documents to which it is a party in a timely manner during the term of this Agreement, taking into consideration the required minimum amortization of the Term Loans and payment of other Obligations under the Financing Documents, (c) the ability of any Borrower Entity to perform its obligations under the Operative Documents to which it is a party, (d) with respect to the Financing Documents, the creation, validity, perfection or priority of the Collateral Agent’s security interests in, and Liens on, the Collateral and the continued effectiveness and enforceability of the Security Documents, or (e) the rights and remedies of any Secured Party under any Financing Documents.

“Material Project Documents” means, for each Project, to the extent in existence, the Power Purchase Agreements, the O&M Agreements, the Real Estate Documents, the interconnection agreement, the Tax Equity Documents, Yaphank gas transportation agreement with LIPA and gas supply agreement with Direct Energy, and any Additional Project Document.

“Maturity” or “maturity” means with respect to any Loan, Borrowing, interest, fee or other amount payable by Borrower under the Agreement or the other Financing Documents, the date such Loan, Borrowing, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maximum DSR Letter of Credit Commitment” means Six Million Five Hundred Thousand Dollars ($6,500,000).

“MBR Authority” means authority conferred by FERC under Section 205 of the FPA to make wholesale sales of electric energy, capacity and certain ancillary services at negotiated or market-based rates, acceptance by FERC of a tariff under Section 205 of the FPA providing for such sales, and granting such waivers of FERC regulations and accounting requirements and granting blanket authorizations under the FPA as are customarily held by holders of market-based rate authority, including blanket authorization under Section 204 of the FPA and Part 34 of FERC’s regulations for future issuances of securities or assumptions of liabilities.

“Member” shall mean FuelCell Energy Finance, LLC, a Connecticut limited liability company.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NERC” means the North American Electric Reliability Corporation, any regional entity exercising delegated authority therefrom, or any successor thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) in the case where there are only two Lenders, requires the approval of all Required Lenders in accordance with the terms of Section 9.10 and has been approved by the other Required Lender in accordance with Section 9.10, (b) requires the approval of all Lenders in accordance with the terms of Section 9.10 and has been approved by the Required Lenders in accordance with Section 9.10 or (c) requires the approval of all affected Lenders in accordance with Section 9.10 and has been approved by the Required Lenders.

Exhibit A-22	Financing Agreement

“Note” and “Notes” shall have the meanings given in Section 2.4(f) of the Agreement.

“Notice of Borrowing” shall have the meaning given in Section 2.1(b) of the Agreement.

“Notice of Conversion or Continuation of Loan” shall have the meaning given in Section 2.4(c) of the Agreement.

“Notice of LC Activity” shall have the meaning given in Section 2.3(c) of the Agreement.

“O&M Agreement” or “O&M Agreements” means in the case of each Project, the long term service agreement in effect between the Sponsor and the applicable Project Company.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Financing Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any other Borrower Entity of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Financing Document, including Erroneous Payment Subrogation Rights, and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any LC Issuing Bank, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Designation” is defined in Section 5.29.

“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC Listed Person” is defined in Section 4.27(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

Exhibit A-23	Financing Agreement

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“Operating Budget” means the operating budget prepared or caused to be prepared by the Borrower setting forth the anticipated revenues and expenses (both operating and capital) of the Subsidiaries and the Projects in accordance with Section 5.24.

“Operating Cash Available for Debt Service” means, for any applicable period, cash that is distributable to the Borrower from each of the Project Companies and to the Class B Member from the Yaphank Project Holdco pursuant to the Yaphank Project Holdco LLC Agreement.

“Operative Documents” means, collectively, the Financing Documents and the Material Project Documents (including the Tax Equity Documents).

“Operator” means the Sponsor or any assignee of Sponsor’s rights and obligations under an O&M Agreement.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past or otherwise ordinary custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means, as to any Person, the articles of incorporation, bylaws, operating agreement, partnership agreement, or other organizational or governing documents of such Person, including, the limited liability company agreements and certificates of formation.

“Other Fees” shall have the meaning given in Section 2.6(a) of the Agreement.

“Other Taxes” shall have the meaning given in Section 2.7(d)(i) of the Agreement.

“Participant Register” shall have the meaning given in Section 9.14(b) of the Agreement.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), Pub. L. 107-56 and all other laws and regulations relating to money-laundering and terrorist activities.

“Payment Recipient” shall have the meaning given in Section 9.20.

“Permit” means (a) any action, approval, consent, waiver, exemption, variance, franchise, order, judgment, decree, permit, authorization, determination, right, registration, filing, submission, tariff, rate, certification, plan or license of, with or from a Governmental Authority or (b) any required notice to, any declaration of, or with, or any registration by any Governmental Authority.

“Permitted Debt” means:

(a)       with respect to the Subsidiaries, (i) Debt (other than for the repayment of borrowed money) secured by the Permitted Liens, (ii) Debt under any loans or advances made or deemed made by any Class A Equity Investors or the Class B Member pursuant to Section 4.03 of the Yaphank Project Holdco LLC Agreement or in connection with any other loans or advances required to be made by the Class B Member under the Yaphank Project Holdco LLC Agreement, (iii) Debt consisting of obligations arising in the Ordinary Course of Business of the Subsidiaries and not for borrowed money, (iv) Debt consisting of obligations of the Project Companies to make payments under the Material Project Documents or Permits, including without limitation performance bonds and indemnitee obligations, (v) other unsecured Debt of the Subsidiaries in principal amount not in excess of $2,500,000 at any time outstanding in the aggregate; and

Exhibit A-24	Financing Agreement

(b)       with respect to the Borrower, (i) the Term Loans and (ii) the other Secured Obligations.

“Permitted Investments” are defined in Section 5.15.

“Permitted Guarantees” means any guarantee or any other credit support instrument that any Project Company is required to issue, cause to be issued, maintain or obtain under the Material Project Documents.

“Permitted Liens” means:

(a)       with respect to each Subsidiary and its assets, (i) other than with respect to the Project Companies, Liens for mechanics’, materialmen’s and other similar liens for construction in progress and workmen’s, repairmen’s, warehousemen’s, carriers’ and similar liens arising in the ordinary course of business, that are either for amounts that are not due or for amounts that are due but are being contested in good faith and are covered by (A) bonds, or (B) other security reasonably acceptable to the Secured Parties, (ii) Liens for Taxes not yet due and payable and delinquent or that are being contested in good faith by appropriate proceedings so long as (X) such proceedings shall not involve substantial danger of the sale, forfeiture or loss of any Project, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of any Project, or (Y) the payment of which is covered by (A) bonds, (B) insurance or (C) other security, in each case, reasonably acceptable to the Secured Parties and in an amount as is reasonably expected to be due, (iii) trade contracts, bids, statutory obligations, surety and appeal bonds, performance bonds or other similar obligations incurred in the ordinary course of business of the Subsidiaries, (iv) Liens created by or pursuant to the Material Project Documents, (v) Permitted Real Estate Exceptions, (vi) deposits or pledges to secure mandatory statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money), rights of way or leases, or for purposes of like general nature in the ordinary course of business, (vii) any other minor non-monetary Liens that do not materially interfere with the construction, operation or maintenance of any Project and that individually and in the aggregate could not reasonably be expected to result in a Material Adverse Effect on any Subsidiary, (viii) Liens arising under or created by any Permits, (ix) Liens securing payment of premiums on insurance and related expenses provided that the amount of such Lien shall not exceed the amount of the premium being financed and the fees related to the placement of such insurance and any recourse with respect to such Lien shall be limited to the insurance proceeds that are payable in respect of such insurance premium which is being financed, and (x) any Liens that are approved by the Secured Parties in writing; and

Exhibit A-25	Financing Agreement

(b)       with respect to the Borrower, (i) the Liens on the Collateral in favor of the Secured Parties; (ii) Liens created by or pursuant to the Operative Documents to which the Borrower is a party, (iii) Liens arising out of judgments, so long as an appeal or proceeding for review is being pursued in good faith and such judgments or awards and the payment of which (A) is covered by adequate reserves in accordance with GAAP, bonds or insurance or (B) is covered by other security reasonably satisfactory to the Secured Parties; and (iv) Liens securing payment of premiums on insurance and related expenses; provided, however, that the amount of such Lien shall not exceed the amount of the premium being financed and the fees related to the placement of such insurance and any recourse with respect to such Lien shall be limited to the insurance proceeds that are payable in respect of such insurance premium which is being financed.

“Permitted Real Estate Exceptions” means (a) the matters disclosed on Schedule B of any title policy held by any Project Company or shown on any title survey relating to any Project, and any Liens created thereby or pursuant thereto, and (b) any Applicable Laws that are Liens.

“Permitted Owner” means (a) the Sponsor or (b) such Permitted Transferee designated by the Borrower in a written notice as the “Permitted Owner” in accordance with Section 5.1(p).

“Permitted Transferee” means a Person (a) who (i) has owned or operated, directly or indirectly through its affiliates, for a period of at least two (2) years within the last five (5) years, at least 250 MW of fuel cell facilities, or (ii) has contracted with an entity, which has owned or operated, directly or indirectly through its subsidiaries, for a period of at least two (2) years within the last five (5) years, at least 250 MW of full cell facilities, to serve as the operations and maintenance provider for the Project and (b) who either (i) has long-term unsecured credit ratings of at least BBB- by S&P or Baa3 by Moody’s or (ii) a Consolidated Net Worth of not less than $500,000,000.

“Person” means any natural person, corporation, limited liability company, partnership, trust, joint venture, company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Pfizer Project” means the 5.6 MW fuel cell generating facility located in Groton, Connecticut and owned by the Pfizer Project Company.

“Pfizer Project Company” means Groton Fuel Cell 1, LLC.

“Plans and Specifications” means, collectively, the plans and specifications for the construction and design of the Project, including any document describing the scope of work performed by any contractor under the EPC Contracts, and any feeder lines and interconnections, all work drawings, engineering and construction schedules, Project schedules, Project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and Project procedures documents, Project design criteria, and any other document referred to in the relevant Material Project Documents or any of the documents referred to in this definition, as the same may be amended to the extent permitted hereunder.

“Power Purchase Agreements” means that certain Standard Electricity Purchase Agreement by and between The Connecticut Light and Power Company and the Bridgeport Project Company dated July 10, 2009, that certain Energy Purchase Agreement by and between FuelCell Energy, Inc., as assigned to the Central Project Company, and Central Connecticut State University dated October 5, 2011 and amended by that certain Amendment #1 dated May 25, 2022, that certain Power Purchase Agreement by and between FuelCell Energy, Inc., the Pfizer Project Company and Pfizer Inc. dated December 23, 2015 as supplemented by that Supplemental Agreement dated July 22, 2016 and amended by that First Amendment dated October 31, 2016, that certain Power Purchase Agreement by and between the Riverside Project Company and the City of Riverside dated May 7, 2015, that certain Power Purchase Agreement by and between the Santa Rita Project Company and the County of Alameda dated October 13, 2015 and that certain Power Purchase Agreement by and between the Yaphank Project Company and Long Island Lighting Company dated December 19, 2018.

Exhibit A-26	Financing Agreement

“Power Purchasers” means The Connecticut Light and Power Company for the Bridgeport Project, Central Connecticut State University for the Central Project, Pfizer, Inc. for the Pfizer Project, City of Riverside, California for the Riverside Project, the County of Alameda for the Santa Rita Project and Long Island Lighting Company for the Yaphank Project.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Principal Repayment Dates” means the dates set forth in Amortization Schedule.

“Project” or “Projects” means any or all of the Bridgeport Project, the Central Project, the Pfizer Project, the Riverside Project, the Santa Rita Project and the Yaphank Project.

“Project Company” and “Project Companies” means the Bridgeport Project Company, the Central Project Company, the Pfizer Project Company, the Riverside Project Company, the Santa Rita Project Company and the Yaphank Project Company.

“Project Disposition” has the meaning assigned to it under Section 5.10(c).

“Project Documents” means the Material Project Documents and any other agreement relating to the ownership or operation of any Project.

“Project Site” means, with respect to each Project, the site on which the Project is physically located.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proportionate Share” means with respect to each Lender, the percentages set forth opposite such Lender’s name on Schedule I of the Agreement, as such Schedule I may be amended from time to time by Administrative Agent upon notice to Borrower, as such percentages may be modified from time to time as a result of transfers of Commitments or Loans by a Lender.

Exhibit A-27	Financing Agreement

“Prudent Industry Practices” means, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the solar energy generating industry operating in the United States at such time with respect to solar energy generation projects of similar scope and nature as the Project, or (b) with respect to any matter to which the practices referred to in clause (a) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good solar energy generation business practices, reliability, safety, efficiency and expedition, with respect to solar energy generation projects of similar scope and nature as the Project. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties, generally accepted national standards of professional care, contractual obligations, the requirements of insurance policies and the terms of the Material Project Documents and the requirements of governmental bodies of competent jurisdiction.

“PUHCA” means the Public Utility Holding Company Act of 2005, and all rules and regulations adopted thereunder.

“QF” means a “qualifying facility,” as such term is defined in FERC’s regulations at 18 C.F.R. § 292.101(b)(1), that is eligible for (i) the exemption from certain sections (including but not limited to sections 203, 205, and 206) of the FPA set for at 18 C.F.R. § 292.601(c), (ii) the exemption from regulation under PUHCA set forth at 18 C.F.R. § 292.602(b), and (iii) the exemption from state laws or regulations respecting the rates and the financial and organizational regulation of electric utilities set forth at 18 C.F.R. § 292.602(c)

“Quarterly Date” means the the last Banking Day in March, June, September and December; provided that the first Quarterly Date shall be the last Banking Day in June 2023.

“Real Estate Documents” means (i) with respect to any Project where the Project Site is leased by the Project Company from a third party, such real property lease; and (ii) with respect to any Project where the power purchase agreement grants a license to the Project Company to use the Project Site, those provisions of the power purchase agreement relating to such license.

“RECs” or “Renewable Energy Credits” means all renewable energy credits, offsets, or other environmental benefits allocated, assigned or otherwise awarded or certified to the Project Companies or any Power Purchaser by any Governmental Authority, program administrator or other certification board or other Person generally recognized in the solar photovoltaic generation industry in connection with the Project.

“Recipient” shall have the meaning given in Section 11.19.

“Register” shall have the meaning given in Section 2.3(e)(i) of the Agreement.

Exhibit A-28	Financing Agreement

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Regulatory Change” means any change after the date of the Agreement in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Laws, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under Applicable Laws (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Reimbursement Obligation” means Borrower’s obligation to repay any Drawing Payments or LC Loans under any Letter of Credit as provided in Section 2.3(d) of the Agreement.

“Reimbursement Payment” means a payment made by or on behalf of Borrower in partial or complete satisfaction of a Reimbursement Obligation.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives, including accountants, auditors and legal counsel of such Person and of such Person’s Affiliates.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, migrating, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon the environment.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.

“Replacement Obligor” means, with respect to any Person that is party to a Material Project Document, any Person reasonably satisfactory to the Secured Parties who, pursuant to any definitive agreement or definitive guaranty reasonably satisfactory to the Secured Parties assumes the obligation of providing the services or products on terms and conditions, in the aggregate, no less favorable to the Borrower or the Project Companies, as applicable, than those which such Person being replaced is obligated to provide pursuant to the applicable Material Project Document.

“Required Lenders” means, (a) all Lenders at any time when only two Lenders have Proportionate Shares, and (b) a combination of Lenders having Proportionate Shares which, in the aggregate, exceed 50% of the Proportionate Shares of all Lenders at any time when more than two Lenders have Proportionate Shares; provided that the Proportionate Shares held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserve Requirement” means, with respect to any Lender, the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by such Lender. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lender, by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Adjusted Daily Compounded SOFR or Loans is to be determined, (b) any category of liabilities or extensions of credit or other assets which include Loans or (c) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend, unless such Loans are exempt from this foregoing list.

Exhibit A-29	Financing Agreement

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means, as to any Person, its president, chief executive officer, treasurer or secretary (or assistant secretary), any of its vice presidents, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person) or such other representatives of such Person that have been named as an authorized signatory on a written consent, resolution or certificate of incumbency delivered by or on behalf of such Person on or after the date hereof.

“Restricted Payment” means (a) any dividend payment or other distribution of assets, properties, cash rights, obligations or securities on account of any shares of any class of Equity Interests of the Borrower, or (b) any purchase, redemption or any other acquisition for value of any shares of any class of Equity Interests of the Borrower or of any warrants, rights or options to acquire any such shares, in each case now or hereafter outstanding.

“Restricted Payment Certificate” means a certificate substantially in the form of Exhibit F.

“Riverside Project” means the 1.4 MW fuel cell generating facility located in Riverside, California and owned by the Riverside Project Company.

“Riverside Project Company” means Riverside Fuel Cell, LLC.

“S&P” means Standard & Poor’s Corporation.

“Santa Rita Project” means the 1.4 MW fuel cell generating facility located at the Santa Rita jail and owned by the Santa Rita Project Company.

“Santa Rita Project Company” means SRJFC, LLC.

“Scheduled Term Loan Maturity Date” means seven (7) years from the Closing Date.

“Secured Parties” means, collectively, Administrative Agent, Collateral Agent, the LC Issuing Banks, the Lenders, the Depository and the Swap Counterparties.

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

Exhibit A-30	Financing Agreement

“Security Agreement” means that certain Omnibus Pledge and Security Agreement, dated as of the Closing Date, by and among the Borrower, the Member, each of the subsidiary grantors thereunder and the Collateral Agent.

“Semi-Annual Date” means the last Banking Day of each June and December; provided that the first Semi-Annual Date shall be the last Banking Day of June 2023.

“Senior Indebtedness” means the Debt of the Borrower that is not expressed to be subordinate or junior in rank to any other Debt of the Borrower, including any Debt under this Agreement or any Debt issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any existing Senior Indebtedness.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning given in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning given in the definition of “Daily Simple SOFR”.

“SOFR Rate Loan” means a Loan that bears interest at a rate based on Adjusted Daily Compounded SOFR.

“Solvent” means, with respect to any Person on a particular date, the condition that on such date (a) the sum of the “fair value” of the assets of such Person and its subsidiaries, if any, on a consolidated basis, at a fair valuation, exceed the sum of all debts (including contingent liabilities) of such Person and its subsidiaries, if any, on a consolidated basis, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the sum of the debt (including contingent liabilities) of such Person and its subsidiaries, if any, on a consolidated basis does not exceed the present fair saleable value of the assets of such Person and its subsidiaries, if any, on a consolidated basis and (c) such Person and its subsidiaries, if any, on a consolidated basis do not intend to incur, or believe that that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” shall mean FuelCell Energy, Inc., a Delaware corporation.

Exhibit A-31	Financing Agreement

“State” shall mean (a) any state of the United States of America or (b) the District of Columbia.

“Stated Amount” means, with regard to any Letter of Credit, the total amount available to be drawn under such Letter of Credit at the time in question in accordance with the terms of such Letter of Credit.

“Stipulated Value” means, with respect to any Project (other than the Bridgeport Project, the Yaphank Project and the Pfizer Project), as of any date of determination, the amount that would, upon the application of such proceeds as a mandatory prepayment of the Loans pursuant to Section 2.4(h)(iv)(A)b), result in a prepayment of the Loans in an amount equal to the product of (i) 1.05 times (ii) the greater of (A) the percentage of the initial debt balance attributed to such Project on the Closing Date as set forth in Schedule IV and (B) the percentage of the outstanding debt balance attributed to such Project at the time of the proposed disposition of such Project (based on the cash flow contribution of such Project to the portfolio of Projects at such time, in accordance with the Debt Sizing Parameters) times (iii) the aggregate outstanding debt balance at the time of the proposed disposition of such Project.

“Subsidiary” means Yaphank Project Holdco and the Project Companies.

“Substitutable Lender” shall have the meaning given in Section 9.13 of the Agreement.

“Swap Counterparty” or “Swap Counterparties” shall have the meaning given in Section 2.12(a) of the Agreement.

“Tax Equity Documents” means the Yaphank Project Holdco LLC Agreement and each other “Transaction Document” under and as defined in the Yaphank Project Holdco LLC Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties or other additions to tax with respect thereto.

“Tax Return” means any return, report, information return, attachment, declaration, election, claim for refund or other document (including any schedule or related or supporting information) filed or supplied or required to be filed or supplied to any taxing authority with respect to Taxes including amendments thereto.

“Term Loan” shall have the meanings given in Section 2.1(a) of the Agreement.

“Term Loan Commitment” means, at any time with respect to each Lender, such Lender’s Proportionate Share of the Total Term Loan Commitment at such time.

“Term Loan Facility” shall have the meaning given in Section 2.1(a) of the Agreement.

Exhibit A-32	Financing Agreement

“Term Loan Funding Date” means the date on which the satisfaction by the Borrower or waiver by the Administrative Agent (with the consent of the Lenders) of the conditions set forth in Section 3.1 and Section 3.2 of the Financing Agreement occurs.

“Term Loan Maturity Date” means the earliest to occur of (a) the Scheduled Term Loan Maturity Date, or (b) such earlier date on which the entire outstanding principal balance of the Loans, together with all unpaid interest, fees, charges and costs, become due and payable under the Agreement.

“Term Loan Note” and “Term Loan Notes” shall have the meanings given in Section 2.4(f) of the Agreement.

“Term Loan Period” means the period from the Closing Date to the Term Loan Maturity Date.

“Title Policies” means the title policy for the Bridgeport Project.

“Title Surveys” means the title survey for the Yaphank Project.

“Total LC Commitment” shall have the meaning given in Section 2.3(b) of the Agreement.

“Total Term Loan Commitment” shall have the meaning given in Section 2.5(a) of the Agreement.

“Treasury” means the United States Department of the Treasury.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S.” or “United States” means United States of America.

Exhibit A-33	Financing Agreement

“U.S. Government Securities Business Day” means any Banking Day except for a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unpaid Drawing” shall have the meaning given in Section 2.3(e)(ii)(B) of the Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yaphank Project” means the 7.4 MW fuel cell generating facility located in Yaphank, NY and owned by the Yaphank Project Company.

“Yaphank Project Company” means Yaphank Fuel Cell Park, LLC.

“Yaphank Project Holdco” means YTBFC Holdco, LLC.

“Yaphank Project Holdco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of YTBFC Holdco, LLC dated November 5, 2021.

Exhibit A-34	Financing Agreement

RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular.

2.	The word “or” is not exclusive.

3.	A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.	A reference to a Person includes its successors and permitted assigns.

5.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include,” “includes” and “including” are not limiting.

7.	A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

8.	References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time (to the extent permitted under the Financing Documents) and in effect at any given time.

9.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10.	References to “days” shall mean calendar days, unless the term “Banking Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

11.	The Financing Documents are the result of negotiations between, and have been reviewed by Borrower, Administrative Agent, Collateral Agent, each Lender, and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, Administrative Agent, Collateral Agent, or any Lender.

12.	The words “will” and “shall” shall be construed to have the same meaning and effect.

Exhibit A-35	Financing Agreement

Exhibit B-1
Exhibit B-2

Form of Note

FORM OF [TERM] [L/C] LOAN NOTE

$[ ]	New York, New York
No. [__]	[____], 20[_]

For value received, the undersigned, FUELCELL ENERGY OPCO FINANCE 1, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay [to the order of] [___] (“Lender”) [or its registered assigns], the principal amount of __________________ DOLLARS ($__________), or if less, the aggregate unpaid and outstanding principal amount of this [Term][L/C] Loan Note in respect of the corresponding [Term][L/C] Loans advanced by the Lender to Borrower pursuant to that certain Financing Agreement, dated as of May 19, 2023 (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”) among, inter alia, the Borrower, Investec Bank plc, as administrative agent and as collateral agent, and each other lender and issuing bank from time to time party thereto, and each other party thereto, and all other amounts owed by Borrower to the Lender hereunder. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Financing Agreement.

Payments of principal of, and interest on, this [Term][L/C] Loan Note are to be made at the office of the Administrative Agent as provided in the Financing Agreement or at such other place as the Administrative Agent shall designate to Borrower in writing, in lawful money of the United States of America and in immediately available funds for the account of the Lender.

This is a [Term][L/C] Loan Note issued pursuant to Section 2.4(f) of the Financing Agreement and is a Financing Document entitled to the benefits of the Financing Agreement and is subject to all terms, provisions and conditions of the Financing Agreement.

This [Term][L/C] Loan Note is made in connection with and is secured and guaranteed by, among other instruments, the provisions of the Financing Documents. Reference is hereby made to the Financing Agreement and the Financing Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this [Term][L/C] Loan Note.

The principal amount hereof is payable in accordance with the Financing Agreement, and such principal amount may be prepaid solely in accordance with the Financing Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this [Term][L/C] Loan Note the date and amount of each [Term][L/C] Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this [Term][L/C] Loan Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the [Term][L/C] Loans or the other obligations of Borrower hereunder or under the Financing Agreement.

Exhibit B

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Financing Agreement; and Borrower agrees to pay all other fees and costs owed to the Lender under the Financing Agreement at the times specified in, and otherwise in accordance with, the Financing Agreement.

If any payment on this [Term][L/C] Loan Note becomes due and payable on a date that is not a Business Day, such payment shall be made on the preceding or next succeeding Business Day, in either case in accordance with the terms of the Financing Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this [Term][L/C] Loan Note may become or be declared to be immediately due and payable as provided in the Financing Agreement and other Financing Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses of the Secured Parties, including without limitation reasonable and documented attorneys’ fees, incurred in connection with the interpretation or enforcement of this [Term][L/C] Loan Note, at the times specified in, and otherwise in accordance with, the Financing Agreement. This [Term][L/C] Loan Note may not be assigned, except in accordance with the terms of the Financing Agreement.

THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B

FUELCELL ENERGY OPCO FINANCE 1, LLC

By:
Name:
Title:

Exhibit B

Date	Advance	Prepayment or Repayment	Outstanding Balance

Exhibit B

EXHIBIT B-3

Form of DSR Letter of Credit

[Investec Bank plc Letterhead]

IRREVOCABLE STANDBY LETTER OF CREDIT NO. [01]

Dated: May 19, 2023

APPLICANT:
FuelCell Energy Opco Finance 1, LLC

3 Great Pasture Rd,

Danbury, CT 06810

Attn: General Counsel

Email: jdolger@fce.com

BENEFICIARY

Investec Bank plc, as Collateral Agent

30 Gresham Street,

London, EC2V 7QP United Kingdom

Attention of Group Lending Operations

Transaction Management Team & Agency Team

Facsimile No. +44 20 7597 4913

Telephone No. + 44 20 7597 3770

Email:GLO-TransactionManagement-GeneralLending@investec.co.uk; GLOAgency@investec.co.uk)

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4951

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

Dear Sir / Madam:

At the request of and for the account of FuelCell Energy Opco Finance 1, LLC, a Delaware limited liability company (the “Applicant”), Investec Bank plc (“we,” “us” or the “Issuing Bank”), as LC Issuing Bank pursuant to that certain Financing Agreement, dated as of May 19, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among the Applicant, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank plc, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”) and Investec Bank plc, as LC Issuing Bank, hereby establishes in favor of the Collateral Agent (the “Beneficiary” or “you”), our Irrevocable Standby Letter of Credit No. [01] (this “Letter of Credit”) whereby, subject to the terms and conditions contained herein, you are hereby irrevocably authorized to draw on us, by your draft or drafts at sight, an aggregate amount not to exceed Six Million Five Hundred Thousand Dollars and Zero Cents (US$6,500,000) (such amount, as it may be reduced or increased in accordance with the terms hereof, the “Stated Amount” hereof). We are informed by the Applicant that this Letter of Credit is being issued in your favor as beneficiary and in your capacity as Collateral Agent, on behalf of the Secured Parties. Capitalized terms that are used but not otherwise defined herein have the respective meanings assigned to such terms, directly or by reference, in the Credit Agreement.

This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined). Partial and multiple drawings on this Letter of Credit are permitted.

You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by presenting to us (a) a sight draft in the form of Exhibit A (a “Sight Draft”) attached hereto, completed in accordance with the instructions contained in such Exhibit A and purportedly executed by an authorized officer, (b) a drawing certificate in the form of Exhibit B (a “Drawing Certificate”) attached hereto, completed in accordance with the instructions contained in such Exhibit B and purportedly executed by an authorized officer and (c) the original Letter of Credit, including all amendments, if any (other than partial draws for which a photocopy of this Letter of Credit, and all amendments, if any may be presented), at our office located at Investec Bank plc, 30 Gresham Street, London, EC2V 7QP, United Kingdom, Attn: Global Lending Operations – Transaction Management. Drawings may also be presented to us by PDF transmission to GLO-TransactionManagement-GeneralLending@investec.co.uk with a copy to GLO-Agency@investec.co.uk and Shelagh.Kirkland@investec.co.uk. To the extent a presentation is made by PDF transmission, you shall (i) provide us with telephone notification at +44 (0) 20 7597 4000 prior to or simultaneously with the sending of such PDF transmission and (ii) send the original of such drawing document(s) (or a photocopy, in the case of a partial draw) to Investec Bank plc, 30 Gresham Street, London, EC2V 7QP, United Kingdom, Attn: Global Lending Operations – Transaction Management by overnight courier, at the same address provided above for presentation of documents; provided, however, that our receipt of original document(s) shall not be a condition to payment hereunder.

This Letter of Credit is transferable one or more times, only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Such transfer may be effected only with the written consent of the Applicant, upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit C (a “Transfer Request”), with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendment thereto and payment of our transfer fee. Transfer Requests may also be presented to us by PDF transmission to GLO-TransactionManagement-GeneralLending@investec.co.uk with a copy to GLO-Agency@investec.co.uk and Shelagh.Kirkland@investec.co.uk. To the extent a Transfer Request is made by PDF transmission, you shall (i) provide us with telephone notification at +44 (0) 20 7597 4000 prior to or simultaneously with the sending of such PDF transmission and (ii) send the original of such Transfer Request to Investec Bank plc, 30 Gresham Street, London, EC2V 7QP, United Kingdom, Attn: Global Lending Operations – Transaction Management by overnight courier, at the same address provided above for presentation of documents; provided, however, that our receipt of original document(s) shall not be a condition to transfer hereunder.

2

Upon receipt of such Transfer Request, the original Letter of Credit and any amendment(s) thereto, we shall forthwith transfer the rights and obligations of the beneficiary to the transferee specified in the Transfer Request.

All charges in connection with the transfer of this Letter of Credit are for the Applicant’s account.

This Letter of Credit is not transferable to any person or any entity with which U.S. persons are prohibited from doing business under applicable U.S. law or regulation.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT) THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

The Stated Amount shall be reduced (i) by the amount of any drawing hereunder or (ii) upon our receipt of a notice from you, in the form of Exhibit D attached hereto (a “Reduction Notice”) by an amount in Dollars equal to the amount of Dollars stated in each such notice (each such amount being a “Reduction Amount”) and the Stated Amount on any date shall be automatically and permanently decreased by the sum of any Reduction Amounts as evidenced by such Reduction Notice.

We hereby agree that any Sight Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified documents, if presented on or before our close of business on the Expiration Date.

Provided that a drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified in the applicable Sight Draft, not to exceed the Stated Amount, in immediately available funds, on or before the third (3rd) business day after presentation of the Sight Draft, Drawing Certificate and original Letter of Credit and all amendments, if any (or electronic transmission of such documents as provided herein).

As used herein, “business day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in New York, New York or London, England are authorized or required by law to close.

If any drawings presented in connection therewith does not conform to the terms and conditions hereof, we will advise you of the same within three (3) business days and give the reasons for such non-compliance and that the Issuing Bank is holding the documents at your disposal or return the same to you, as the Issuing Bank may elect. Upon being notified that the purported demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment if, and to the extent that you are entitled and able to do so on or before the Expiration Date.

3

This Letter of Credit shall expire on May 19, 2024; provided that this Letter of Credit shall be deemed automatically extended without amendment for one year from the current Expiration Date hereof and each successive expiration date (such date of expiration, as extended, the “Expiration Date”), unless at least thirty (30) days prior to any Expiration Date we shall send you written notice by overnight courier at your above address that we elect not to consider this Letter of Credit extended for any such additional period; provided, further, that this Letter of Credit shall not be automatically extended beyond May 17, 2030. In the event you are so notified, you shall have the right to draw upon the full available amount of this Letter of Credit on or prior to such stated Expiration Date, upon presentation of a Sight Draft in the form of Exhibit A.

We shall terminate this Letter of Credit, prior to the Expiration Date, upon receipt of written certification from you in the form of Exhibit E attached hereto, along with the original Letter of Credit and all amendments, if any.

All banking charges are for the account of the Applicant.

This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify, amend, amplify, limit or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

This Letter of Credit is subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 as amended or revised from time to time (the “ISP 98”) and shall be deemed to be made under the laws of the State of New York. In the event of any inconsistency between the provisions of the ISP 98 and this Letter of Credit, the terms of this Letter of Credit shall govern. In the event of any inconsistency between the provisions of the ISP 98 and laws of the State of New York, the ISP 98 shall govern.

By acceptance of this Letter of Credit, you irrevocably agree with us that any legal action or proceeding with respect to this Letter of Credit shall be brought exclusively in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. You and we irrevocably submit to the exclusive jurisdiction of such courts solely for the purposes of this Letter of Credit. You and we hereby waive to the fullest extent permitted by law any objection either of us may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

Only you may draw upon this Letter of Credit. Upon the payment to you or your account of the full aggregate Stated Amount specified herein or upon the occurrence of the Expiration Date or earlier termination hereof, we shall be fully discharged of our obligations under this Letter of Credit.

Notwithstanding anything to the contrary contained herein or in any other agreement, arrangement or understanding among the parties hereto, each of the parties hereto hereby acknowledges and agrees that the terms of Section 2.14 of the Financing Agreement are hereby incorporated by reference, mutatis mutandis, to the same extent and with the same force and effect as if they were fully set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4

Very truly yours,

INVESTEC BANK PLC

By:
Name:
Title:

By:
Name:
Title:

Exhibit A
to Letter of Credit
No. ___________

SIGHT DRAFT

[Date]

Investec Bank plc

30 Gresham Street

London

EC2V 7QP

United Kingdom

Attention: Global Lending Operations Transaction Management

Telephone: + 44 (0) 207 597 4000;

E-mail: GLO-TransactionManagement-GeneralLending@investec.co.uk; GLOAgency@investec.co.uk; Shelagh.Kirkland@investec.co.uk

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4951

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

Re:	Irrevocable Standby Letter of Credit Number No. [01]

For the value received, pay to the order of Investec Bank plc by wire transfer of immediately available funds to the following account:

[Name of Account]

[Account Number]

[Name and address of bank at which account is maintained]

[ABA Number]

[Reference]

THE FOLLOWING AMOUNT:

[Insert number of dollars in writing] United States Dollars (US$ [insert number of dollars in figures])

Drawn upon [●] Irrevocable Standby Letter of Credit No. [01] dated May 19, 2023.

Investec Bank plc, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit B
to Letter of Credit
No. _____________

[Letterhead of Beneficiary]

DRAWING CERTIFICATE

[Date]

Investec Bank plc

30 Gresham Street

London, EC2V 7QP

United Kingdom

Attention: Global Lending Operations – Transaction Management

Telephone: +44 (0) 207 597 4000

E-mail: GLO-TransactionManagement-GeneralLending@investec.co.uk; GLO-Agency@investec.co.uk; Shelagh.Kirkland@investec.co.uk

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4951

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

Re:	Irrevocable Standby Letter of Credit No.[01]

Ladies and Gentlemen:

This is a certificate presented in accordance with your Irrevocable Standby Letter of Credit No. [01] held by us (the “Letter of Credit”).

We hereby certify that (a) we are entitled to draw under the Irrevocable Standby Letter of Credit No. [01] pursuant to Section 3.3 of the Depositary Agreement, dated as of May 19, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”), among the Applicant, as borrower, Investec Bank plc, as Administrative Agent, Investec Bank plc, as Collateral Agent and Liberty Bank, as Depositary and (b) the amount drawn pursuant to the Sight Draft delivered in connection with this certificate does not exceed the current Stated Amount of the Letter of Credit. We agree to apply the proceeds of the Letter of Credit draw to be made pursuant to the accompanying Sight Draft in accordance with the Depositary Agreement.

This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Drawing Certificate as of the [__] day of [                        ], 20[__].

Investec Bank plc, as Collateral Agent

By:
Name:
Title:

Exhibit C
to Letter of Credit
No.

TRANSFER REQUEST

[insert date]

[Letterhead of Beneficiary]

Investec Bank plc

30 Gresham Street

London, EC2V 7QP

United Kingdom

Attention: Global Lending Operations – Transaction Management

Telephone: +44 (0) 207 597 4000

E-mail: GLO-TransactionManagement-GeneralLending@investec.co.uk; GLO-Agency@investec.co.uk; Shelagh.Kirkland@investec.co.uk

Re:	Irrevocable Standby Letter of Credit No. 01

Ladies and Gentlemen:

This is a transfer certificate presented in accordance with your Irrevocable Standby Letter of Credit No. [01] dated as of May 19, 2023 held by us (the “Letter of Credit”).

The undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to [insert name and address of transferee] (herein called the “Transferee”) all rights of the undersigned beneficiary to draw under the Letter of Credit.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

The Letter of Credit is returned herewith, and we ask you to issue a substitute Letter of Credit to the transferee, and forward it directly to the Transferee with your customary notice of transfer.

We certify that this transfer request is not in violation of any federal or state laws and further confirm our understanding that the execution of this transfer request by you is subject to compliance with all legal requirements and related procedures implemented by your bank under applicable laws of the United States of America.

This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

INVESTEC BANK PLC, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit D
to Letter of Credit
No.[01]

REDUCTION NOTICE

[Date]

Investec Bank plc

30 Gresham Street

London, EC2V 7QP

United Kingdom

Attention: Global Lending Operations – Transaction Management

Telephone: +44 (0) 207 597 4000

E-mail: GLO-TransactionManagement-GeneralLending@investec.co.uk; GLO-Agency@investec.co.uk; Shelagh.Kirkland@investec.co.uk

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4951

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

Ladies and Gentlemen:

Investec Bank plc, as Beneficiary and as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”), under and in connection with the Financing Agreement, dated as of May 19, 2023 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Financing Agreement”), among FuelCell Energy Opco Finance 1, LLC, a Delaware limited liability company, as the Borrower (the “Borrower”), Investec Bank plc, as Administrative Agent, the Collateral Agent, the lenders party thereto from time to time and the issuing banks party thereto from time to time, hereby certifies to Investec Bank plc, with reference to the Irrevocable Standby Letter of Credit No. [01] (the “Letter of Credit”) that:

(a)       The Collateral Agent is the “Collateral Agent” under and as defined in the Financing Agreement.

(b)       The undersigned is duly authorized to execute and deliver this certificate on behalf of the Beneficiary.

(c)       The Beneficiary is authorizing a reduction to the amount of the Letter of Credit pursuant to Section 3.3 of the Depositary Agreement (as defined in and referred to in the Financing Agreement).

(d)       [As of the date of this certificate and prior to giving effect to any reduction in the Stated Amount (as defined in the Letter of Credit) pursuant to this certificate, the balance on deposit in or credited to the Debt Service Reserve Account (as defined in the Depositary Agreement) exceeds the Debt Service Reserve Requirement (as defined in the Depositary Agreement) for such date by an amount equal to $[_____].]

(e)       With effect from the date of this certificate, the Stated Amount of this Letter of Credit is authorized to be reduced USD [ ] to the new Stated Amount of USD [________].

Very truly yours,

INVESTEC BANK PLC, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit E
to Letter of Credit
No.

FORM OF CONSENT TO TERMINATION

[Letterhead of Beneficiary]

[Date]

Investec Bank plc

30 Gresham Street

London, EC2V 7QP

United Kingdom

Attention: Global Lending Operations – Transaction Management

Telephone: +44 (0) 207 597 4000

E-mail: GLO-TransactionManagement-GeneralLending@investec.co.uk; GLO-Agency@investec.co.uk; Shelagh.Kirkland@investec.co.uk

With a copy to:

[Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4951

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com]

Irrevocable Standby Letter of Credit Number: [__]

Ladies and Gentlemen:

The undersigned, the duly elected and acting [_________] of Investec Bank plc (the “Beneficiary”), hereby certifies to Investec Bank plc (the “Issuer”), with reference to the Irrevocable Standby Letter of Credit No. [01] (the “Letter of Credit”) issued in our favor by you, as follows as of the date hereof:

(a)	The Beneficiary hereby consents to the termination of the Letter of Credit on [insert date].

(b)	The original Letter of Credit and all amendments thereto are attached hereto.

Very truly yours,

Investec Bank Plc, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Financing Agreement identified below (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Financing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Financing Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit and guarantees, included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Financing Agreement, any other Financing Documents, or any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

EXHIBIT C-1

1.	Assignor[s]:

[Assignor is a Specified Initial Lender. [Assignment constitutes an Increase Event][Assignment constitutes a Pro Rata Event.]]

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	FUELCELL ENERGY OPCO FINANCE 1, LLC

4.	Administrative Agent: Investec Bank plc, as the administrative agent under the Financing Agreement

5.	Financing Agreement: Financing Agreement dated as of May [__], 2023 among FUELCELL ENERGY OPCO FINANCE 1, LLC, as Borrower, the Lenders parties thereto, the LC Issuing Banks parties thereto, Investec Bank plc, as Administrative Agent, Investec Bank plc, as Collateral Agent, and the other parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[For an Increase Event:

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Fill in the appropriate terminology for the types of facilities under the Financing Agreement that are being assigned under this Assignment and Assumption.

8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

EXHIBIT C-2

Assignor[s][10]	Assignee[s][11]	Facility Assigned[12]	Aggregate Amount of Available Commitment/ Loans for all Lenders[13]	Amount of Available Commitment/ Loans Assigned[8]	Percentage Assigned of Available Commitment/ Loans[14]
			$	$		%
			$	$		%
			$	$		%

]

[For a Pro Rata Event:

Assignor[s][15]	Assignee[s][16]	Facility Assigned[17]	Aggregate Amount of Available Commitment/ Loans for all Lenders[18]	Amount of Available Commitment/ Loans Assigned[8]	Percentage Assigned of Available Commitment[19]
			$	$		%
			$	$		%
			$	$		%

]

[7.	Trade Date:	][20]

[Page break]

10 List each Assignor, as appropriate.

11 List each Assignee, as appropriate.

12 Fill in the appropriate terminology for the types of facilities under the Financing Agreement that are being assigned under this Assignment and Assumption.

13 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

14 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

15 List each Assignor, as appropriate.

16 List each Assignee, as appropriate.

17 Fill in the appropriate terminology for the types of facilities under the Financing Agreement that are being assigned under this Assignment and Assumption.

18 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

19 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

20 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

EXHIBIT C-3

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][21]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][22]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

INVESTEC BANK PLC, as Administrative Agent

By:
Title:

21 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

22 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

EXHIBIT C-4

Consented to:

FUELCELL ENERGY OPCO FINANCE 1, LLC

By:
Title:

[Consented to:

[ISSUING BANK]

By:
Title:]

EXHIBIT C-5

Annex 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

a. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) it assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Financing Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

b. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Financing Agreement, (ii) it meets all the requirements to be an assignee under Section 9.15 of the Financing Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Financing Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Financing Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Financing Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C-6

EXHIBIT D-1

Form of Notice of Borrowing

BORROWING REQUEST

Investec Bank plc, as Administrative Agent

30 Gresham Street,

London, EC2V 7QP

United Kingdom

Attention: Group Lending Operations Transaction Management Team & Agency Team Telephone No: + 44 20 7597 3770

Email: GLO-TransactionManagement-GeneralLending@investec.co.uk;

GLO-Agency@investec.co.uk

[__], 20[__]

Reference is made to that certain Financing Agreement, dated as of May 19, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among FUELCELL ENERGY OPCO FINANCE 1, LLC (the “Borrower”), Investec Bank plc, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and the financial institutions signatory thereto as Lenders and LC Issuing Banks. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Financing Agreement.

This Borrowing Request (this “Borrowing Request”) is delivered to the Administrative Agent at least [three (3)][one (1)] Business Day[s] prior to the date of the proposed Borrowing (the “Proposed Borrowing”) hereunder, pursuant to and in accordance with Section 2.1(b) of the Financing Agreement.

The Borrower hereby irrevocably requests a borrowing under the Financing Agreement, as follows:

(a)	The borrowing date of the Proposed Borrowing is [__], 20[__].

(b)	The Proposed Borrowing is a [__].

(c)	The aggregate principal amount of the Proposed Borrowing is $[__].

(d)	The Proposed Borrowing shall be a [Base Rate borrowing] [SOFR borrowing with an Interest Period of [1/3/6] months].

(e)	The Proposed Borrowing will be used for [insert description of use of proceeds].

(f)	The account(s) into which the Proposed Borrowing should be paid into is the following:

Bank Routing Number: [____]

SWIFT Code: [_____]

Bank Reference Address: [_____]

Account Number: [_____]

Account Name: [_____]

The Borrower hereby represents and warrants as follows:

(a)	The representations and warranties of the Borrower set forth in the Financing Agreement and in any other Financing Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of hereof; and

(b)	No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of proceeds thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Borrowing Request as of the date first written above.

FUELCELL ENERGY OPCO FINANCE 1, LLC,
as Borrower

By:
Title:

EXHIBIT D-3

Form of Notice of Conversion or Continuation

INTEREST ELECTION REQUEST

Date: _____________, 20[_]

Investec Bank plc,

as Administrative Agent

30 Gresham Street

London

EC2V 7QP

United Kingdom

Attention of Group Lending Operations Transaction Management Team & Agency Team

Facsimile No. +44 20 7597 4913;

Telephone No. + 44 20 7597 3770;

Email: GLO-TransactionManagement-GeneralLending@investec.co.uk;

GLO-Agency@investec.co.uk

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor

New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4952

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

Re:                  FUELCELL ENERGY OPCO FINANCE 1, LLC

The undersigned FUELCELL ENERGY OPCO FINANCE 1, LLC, a Delaware limited liability company (the “Borrower”), refers to that certain Financing Agreement, dated as of May 19, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among, inter alia, FUELCELL ENERGY OPCO FINANCE 1, LLC (the “Borrower”), the financial institutions from time to time party thereto as lenders and issuing banks, Investec Bank plc, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties, and the other parties thereto. All capitalized terms used herein shall have the respective meanings specified in the Financing Agreement unless otherwise defined herein or unless the context requires otherwise. The Borrower hereby gives you notice pursuant to Section 2.4(c) of the Financing Agreement that it requests to [convert][continue] an existing Borrowing under the Financing Agreement, and in that connection the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List date, Type, Class, principal amount and Interest Period (if applicable) of existing Borrowing:

2.	Aggregate principal amount of resulting Borrowing:

3.	Effective date of interest election (which shall be a Business Day):

4.	Type of Borrowing (Base Rate or Adjusted Daily Compounded SOFR):

5.	Interest Period after giving effect to such election (if a SOFR Borrowing):

FUELCELL ENERGY OPCO FINANCE 1, LLC,
as Borrower

By:
Name:
Title:

EXHIBIT D-4

Form of Notice of LC Activity

REQUEST FOR L/C CREDIT EXTENSION

Date: _____________, 20[_][1]

Investec Bank plc,

as Administrative Agent

30 Gresham Street

London

EC2V 7QP

United Kingdom

Attention of Group Lending Operations Transaction Management Team & Agency Team

Facsimile No. +44 20 7597 4913;

Telephone No. + 44 20 7597 3770;

Email: GLO-TransactionManagement-GeneralLending@investec.co.uk;

GLO-Agency@investec.co.uk

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4952

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

[Insert applicable Issuing Bank]

(the “Issuing Bank”)

Re:       FUELCELL ENERGY OPCO FINANCE 1, LLC

This Request for L/C Credit Extension is delivered to you pursuant to Section 2.3(c) of that certain Financing Agreement dated as of May 19, 2023 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), among FUELCELL ENERGY OPCO FINANCE 1, LLC (the “Borrower”), Investec Bank plc, as administrative agent (in such capacity, the “Administrative Agent”), Investec Bank plc, as collateral agent (in such capacity, the “Collateral Agent”), and each lender and issuing bank from time to time party thereto. All capitalized terms used herein shall have the respective meanings specified in the Financing Agreement unless otherwise defined herein or unless the context requires otherwise.

1        To be delivered at least 5 Business Days’ in advance of the requested date of issuance, extension, reinstatement or other amendment

1.       We request that a Letter of Credit be [issued][reinstated][amended][extended] on behalf of [Borrower] as provided herein for [purpose]. The Stated Amount of the requested Letter of Credit [is $ [______]] [[is to be [reinstated][amended]] to equal $ [________]], which Stated Amount does not exceed the Available LC Commitment.

2.       The proposed date of the [issuance][reinstatement][amendment][extension] of the Letter of Credit is [_________].

3.       The expiration date of the Letter of Credit is [_______].

4.       Issuing Bank is instructed to deliver the Letter of Credit in the form attached as Annex A to [Insert address of beneficiary of the Letter of Credit].

5.       Issuing Bank is instructed to deliver [a physical][an electronic format] Letter of Credit.

The Borrower hereby represents and warrants, as of the date hereof, and as of the proposed date of the requested issuance of the Letter of Credit, as follows:

1.       The representations and warranties of the Borrower set forth in the Financing Agreement and in any other Financing Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of hereof; and

2.       No Default or Event of Default has occurred and is continuing or would result from the proposed L/C Credit Extension or from the application of proceeds thereof.

FUELCELL ENERGY OPCO FINANCE 1, LLC,
as Borrower

By:
Name:
Title:

Annex A

LETTER OF CREDIT

Exhibit F

Form of Restricted Payment Certificate

FORM OF RESTRICTED PAYMENT CERTIFICATE

Date of this Restricted Payment Certificate: [________]
Distribution Date: [________]

INVESTEC BANK PLC, as Administrative Agent

30 Gresham Street,

London, EC2V 7QP United Kingdom

Attention of Group Lending Operations

Transaction Management Team & Agency Team

Facsimile No. +44 20 7597 4913

Telephone No. + 44 20 7597 3770

Email:GLO-TransactionManagement-GeneralLending@investec.co.uk; GLOAgency@investec.co.uk)

With a copy to:

Fred Petit / Sam Sloman

Investec USA Holdings Corp.

10 East 53rd Street, 22nd Floor New York, New York 10022

Telephone: +1 (646) 557 4989 / +1 (646) 557 4951

Email: Fred.Petit@investec.com / Sam.Sloman@investec.com

Re: FuelCell Energy Opco Finance 1, LLC

Ladies and Gentlemen:

This Restricted Payment Certificate is delivered to you pursuant to Section 5.11 of the Financing Agreement, dated as of May [18], 2023 (as amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among FuelCell Energy Opco Finance 1, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), Investec Bank plc, as administrative agent for the Lenders. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in Section 1.1 of the Financing Agreement.

The Borrower hereby requests that the sum of [insert amount requested] be paid from the Distribution Reserve Account to the following Person (at the following account) as a Restricted Payment which the Borrower is entitled to make (the “Requested Restricted Payment”) pursuant to the terms of the Financing Agreement on the following Distribution Date: [__________].

The Borrower hereby certifies to the Administrative Agent in connection with the distribution requested herein in the amount of [$__________] reflected in the Withdrawal/Transfer Certificate attached hereto as follows:

1.	With respect to the Requested Restricted Payment pursuant to Section 5.11 of the Financing Agreement, each of the following conditions has been satisfied (or waived in accordance with the Secured Obligation Documents):

(a)	no Event of Default or Default has occurred and is continuing and such Restricted Payment will not result in an Event of Default;

(b)	the Debt Service Coverage Ratio calculated on a quarterly basis (A) until the first year anniversary of the Closing Date, since the Closing Date; and (B) after the first year anniversary of the Closing Date for the twelve (12) month period immediately preceding such Distribution Date is equal to or greater than 1.20:1.00 as shown in such calculations attached hereto as Exhibit A;

(c)	each Account is funded in accordance with pre-agreed schedules so that (i) the total amount on deposit in each such Account plus (ii) amounts available to be drawn under any issued acceptable Letter of Credit that is credited to Reserve Account, is equal to the then-applicable Borrower Reserve Requirement for such Account as shown in such calculations attached hereto as Exhibit B;

(e)	no Cash Diversion Event has occurred and is continuing; and

(f)	no LC Loan or Unpaid Drawings are outstanding.

[SIGNATURE PAGES FOLLOW]

Faithfully yours,

FUELCELL ENERGY OPCO FINANCE 1, LLC
a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Approved by:

Investec Bank plc,
as Administrative Agent under the Financing Agreement

By:
Name:
Title:

Exhibit A to Restricted Payment Certificate

Debt Service Coverage Ratio Calculation

Exhibit B to Restricted Payment Certificate

Reserve Requirement Calculation

Exhibit J

Amortization Schedule

Payable on	Amortization Payable	Cash Sweep	Ending Balance
30-Jun-23	1,193,307.06		79,306,692.94
30-Sep-23	1,796,327.57		77,510,365.37
31-Dec-23	1,779,127.13		75,731,238.24
31-Mar-24	1,840,264.89		73,890,973.35
30-Jun-24	1,898,931.45		71,992,041.90
30-Sep-24	1,925,308.60		70,066,733.30
31-Dec-24	1,871,282.35		68,195,450.95
31-Mar-25	1,956,159.76		66,239,291.19
30-Jun-25	2,000,881.65	675,000.00	63,563,409.54
30-Sep-25	2,019,915.18	675,000.00	60,868,494.36
31-Dec-25	1,962,804.35	675,000.00	58,230,690.01
31-Mar-26	1,912,976.14	675,000.00	55,642,713.87
30-Jun-26	1,959,175.54		53,683,538.33
30-Sep-26	1,957,664.71		51,725,873.62
31-Dec-26	1,902,706.58		49,823,167.04
31-Mar-27	2,190,183.38		47,632,983.66
30-Jun-27	1,025,377.35		46,607,606.31
30-Sep-27	-		46,607,606.31
31-Dec-27	-		46,607,606.31
31-Mar-28	2,115,995.39		44,491,610.92
30-Jun-28	2,164,136.87		42,327,474.05
30-Sep-28	2,204,956.81		40,122,517.24
31-Dec-28	2,293,193.39		37,829,323.85
31-Mar-29	863,605.50		36,965,718.35
30-Jun-29	888,683.56		36,077,034.79
30-Sep-29	890,705.83		35,186,328.96
31-Dec-29	817,891.87		34,368,437.09
31-Mar-30	930,404.38		33,438,032.71
Total	44,361,967.29	2,700,000.00

Exhibit K

Daily Compounded SOFR Rate Formula

EXHIBIT K

TO

FINANCING AGREEMENT

Cumulative Compounded Rate Formula

“Daily Compounded SOFR” means, for any U.S. Government Securities Business Day during an Interest Period, the rate per annum (rounded to the nearest one hundred thousandth of a percentage point) calculated as follows:

For purposes of calculating the rate in the above formula:

“CERm” is the Compounded Effective Rate for that U.S. Government Securities Business Day “m”;

“CERm-1” is, in relation to that U.S. Government Securities Business Day “m”, the Compounded Effective Rate for the immediately preceding U.S. Government Securities Business Day (if any) during such Interest Period;

“nm” is, the number of calendar days from, and including, that U.S. Government Securities Business Day “m” up to, but excluding, the following U.S. Government Securities Business Day;

“N” is 360; and

“Compounded Effective Rate” is, for any U.S. Government Securities Business Day during an Interest Period (the “Calculation Business Day”), the percentage rate per annum calculated as set out below

For purposes of calculating the rate in the above formula:

“do” is the number of U.S. Government Securities Business Days in the Calculation Period;

“i” is a series of whole numbers from one to do, each representing the U.S. Government Securities Business Day in chronological order in the Calculation Period;

“FlooredSOFRi – 5 Business Days” is, for any U.S. Government Securities Business Day “i” during the Calculation Period, the greater of: (a) SOFR for the U.S. Government Securities Business Days (such day, the “SOFR Determination Day”) which is five (5) U.S. Government Securities Business Days prior to that U.S. Government Securities Business Day “i” as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, the SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Compounded SOFR has not occurred, then the SOFR for such SOFR Determination Day will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compunded SOFR for no more than three (3) consecutive U.S. Government Securities Business Days “i”;

“ni” is, for any U.S. Government Securities Business Day “i”, the number of calendar days from, and including, that U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“N” is 360; and

“d” is the number of calendar days in the Calculation Period.

“Calculation Period” means, with respect to any U.S. Government Securities Business Day during an Interest Period, the period from the first U.S. Government Securities Business Day of that Interest Period to, and including, such U.S. Government Securities Business Day.

Exhibit K	FINANCING AGREEMENT

Schedule I

Schedule of Lender Proportionate Shares

Lender	Term Loan	Letter of Credit	Total Allocation
Investec Bank plc	$23,500,000	$6,500,000	$30,000,000
Bank of Montreal	$20,000,000	$0	$20,000,000
Liberty Bank	$17,000,000	$0	$17,000,000
Amalgamated Bank	$10,000,000	$0	$10,000,000
Connecticut Green Bank	$10,000,000	$0	$10,000,000
Total	$80,500,000	$6,500,000	$87,000,000

Schedule 5.8(a)

Use of Proceeds – Debt

1.	PNC Sale Lease Bank (Pfizer, Santa Rita Jail, & Riverside)

2.	Bridgeport Debt (Liberty Bank, Fifth Third Bank, & CT Green Bank)

3.	CT Green Bank Parent-Level Debt

Schedule 5.8(b)

Use of Proceeds – Capital Expenditure Reserve Account

Twenty-Nine Million Dollars ($29,000,000) consisting of

(i)	Fourteen Million Five-Hundred Thousand Dollars ($14,500,000) to be funded on the Closing Date from the Term Loans; and

(ii)	The remainder to be funded from operating cash flows as set forth in Annex I to this Schedule 5.8(b).

Annex I to Schedule 5.8(b)

Capital Expenditure Reserve Account Funding Amounts

[See attached.]

Period Ending	Required Funding to Capital Expenditure Account from Cash Flows after Payment of Debt Service
30-Jun-23	644,245.32
30-Sep-23	964,132.52
31-Dec-23	677,336.45
31-Mar-24	-
30-Jun-24	-
30-Sep-24	-
31-Dec-24	-
31-Mar-25	-
30-Jun-25	-
30-Sep-25	-
31-Dec-25	-
31-Mar-26	-
30-Jun-26	866,730.19
30-Sep-26	856,997.47
31-Dec-26	832,830.77
31-Mar-27	906,832.39
30-Jun-27	560,973.83
30-Sep-27	3,155,188.83
31-Dec-27	2,958,527.17
31-Mar-28	893,592.67
30-Jun-28	894,357.68
30-Sep-28	892,922.23
31-Dec-28	907,812.19
31-Mar-29	651,838.46
30-Jun-29	652,529.50
30-Sep-29	646,726.23
31-Dec-29	613,521.03
31-Mar-30	-
Total	18,577,094.93